                                                                    EXHIBIT 99.1



Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996 among the Registrant, Loral Corporation, Loral Telecommunications Acquisition, Inc. and certain other wholly-owned subsidiaries of Wings Corporation.

                                                                  Execution Copy





                           RESTRUCTURING, FINANCING
                          AND DISTRIBUTION AGREEMENT


                          dated as of January 7, 1996


                                 by and among


                              LORAL CORPORATION,


                        LORAL AEROSPACE HOLDINGS, INC.,


                            LORAL AEROSPACE CORP.,


                         LORAL GENERAL PARTNER, INC.,


                            LORAL GLOBALSTAR, L.P.,


                           LORAL GLOBALSTAR LIMITED,


                  LORAL TELECOMMUNICATIONS ACQUISITION, INC.
          (TO BE RENAMED "LORAL SPACE & COMMUNICATIONS CORPORATION")


                                      and


                          LOCKHEED MARTIN CORPORATION

                               TABLE OF CONTENTS

                                                                                Page
     RECITALS...................................................................   1

ARTICLE I      DEFINITIONS......................................................   2
     Section 1.1.   General.....................................................   2
     Section 1.2.   References to Time..........................................  19

ARTICLE II     THE RESTRUCTURING AND RELATED TRANSACTIONS.......................  19
     Section 2.1.   Transfers of Assets.........................................  19
     Section 2.2.   Methods of Transfer and Assumption..........................  23
     Section 2.3.   Company Approval of Certain Spinco
                     Actions; Formation of Spinco...............................  24
     Section 2.4.   Issuance of Spinco Stock to the Company.....................  25
     Section 2.5.   Treatment of Globalstar Bank Guarantee......................  25
     Section 2.6.   Transfers of Spinco Capital Stock
                     Subject to Rights of First Offer, Etc......................  29
     Section 2.7.   Exchange of Lehman Preferred Stock..........................  32

ARTICLE III    THE DISTRIBUTION.................................................  32
     Section 3.1.   Cooperation Prior to the Distribution.......................  32
     Section 3.2.   The Distribution............................................  35
     Section 3.3.   Termination of Certain Claims...............................  38

ARTICLE IV     INTERCOMPANY BUSINESS RELATIONSHIPS..............................  39
     Section 4.1.   Settlement of Intercompany Accounts.........................  39
     Section 4.2.   Settlements for Cash Collections and
                     Disbursements After the Distribution Date..................  40
     Section 4.3.   Transition Services.........................................  41
     Section 4.4.   Termination of Intercompany Arrangements....................  42

ARTICLE V      SURVIVAL AND INDEMNIFICATION.....................................  43
     Section 5.1.   Survival of Agreements......................................  43
     Section 5.2.   Spinco's Agreement to Indemnify.............................  43
     Section 5.3.   The Company's Agreement to Indemnify........................  45
     Section 5.4.   Procedure for Indemnification...............................  47
     Section 5.5.   Miscellaneous Indemnification Provisions....................  50
     Section 5.6.   Pending Litigation..........................................  53
     Section 5.7.   Construction of Agreements..................................  54

ARTICLE VI     CERTAIN ADDITIONAL MATTERS.......................................  54
     Section 6.1.   Representations or Warranties; Disclaimers..................  54

                                                                                Page
                                                                                ----
     Section 6.2.   Further Assurances; Subsequent Transfers....................  56
     Section 6.3.   The Spinco Board............................................  59
     Section 6.4.   Use of Names................................................  59
     Section 6.5.   Litigation Relating to Transaction..........................  60
     Section 6.6.   Spinco Equity Arrangements..................................  61
     Section 6.7.   Post-Closing Business Relationships.........................  61
     Section 6.8.   No Restrictions on Post-Closing
                     Competitive Activities.....................................  64
     Section 6.9.   CCD Lawsuit.................................................  65

ARTICLE VII    ACCESS TO INFORMATION AND SERVICES...............................  66
     Section 7.1.   Provision of Corporate Records..............................  66
     Section 7.2.   Access to Information.......................................  66
     Section 7.3.   Production of Witnesses.....................................  67
     Section 7.4.   Retention of Records........................................  67
     Section 7.5.   Confidentiality.............................................  68

ARTICLE VIII   EMPLOYEE MATTERS.................................................  69
     Section 8.1.   Officers and Employees......................................  69
     Section 8.2.   Employee Benefits...........................................  69
     Section 8.3.   Other Liabilities and Obligations...........................  75
     Section 8.4.   Preservation of Rights to Amend or Terminate Plans..........  76
     Section 8.5.   Reimbursement; Indemnification..............................  76
     Section 8.6.   Actions By Spinco...........................................  76

ARTICLE IX     INSURANCE........................................................  77
     Section 9.1.   General.....................................................  77
     Section 9.2.   Certain Insured Claims......................................  77

ARTICLE X      CONDITIONS; TERMINATION; AMENDMENTS; WAIVERS.....................  78
     Section 10.1.  Condition to Restructuring and Distribution.................  78
     Section 10.2.  Termination.................................................  80
     Section 10.3.  Amendments; Waivers.........................................  80

ARTICLE XI     MISCELLANEOUS....................................................  80
     Section 11.1.  Survival of Indemnities; Release............................  80
     Section 11.2.  Entire Agreement............................................  81
     Section 11.3.  Fees and Expenses...........................................  82
     Section 11.4.  Governing Law...............................................  82
     Section 11.5.  Notices.....................................................  82
     Section 11.6.  Successors and Assigns; No Third Party Beneficiaries........  84
     Section 11.7.  Counterparts................................................  85
     Section 11.8.  Interpretation..............................................  85


                                                                                Page
                                                                                ----
     Section 11.9.  Schedules...................................................  85
     Section 11.10. Legal Enforceability........................................  85
     Section 11.11. Consent to Jurisdiction.....................................  85
     Section 11.12. Specific Performance........................................  86

Exhibits
--------

Exhibit A      Form of Spinco Stockholders Agreement
Exhibit A-1    Globalstar Warrant Term Sheet
Exhibit B      Form of Spinco Preferred Stock Certificate of Designation
Exhibit C      Form of Spinco By-Laws
Exhibit D      Spinco Shareholder Rights Plan
Exhibit E      Spinco Employment Arrangements

                            RESTRUCTURING, FINANCING
                           AND DISTRIBUTION AGREEMENT
                           --------------------------


               RESTRUCTURING, FINANCING AND DISTRIBUTION AGREEMENT, dated as of January 7, 1996, by and among Loral Corporation, a New York corporation (the "Company"), Loral Aerospace Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Holdings"), Loral Aerospace Corp., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Aerospace"), Loral General Partner, Inc., a Delaware corporation and a wholly-owned subsidiary of Aerospace ("LGP"), Loral Globalstar, L.P., a Delaware limited partnership and a wholly-owned, indirect subsidiary of LGP ("LG"), Loral Globalstar Limited, a Cayman Islands corporation and a wholly-owned subsidiary of LGP ("Cayman"), Loral Telecommunications Acquisition, Inc. (to be renamed "Loral Space & Communications Corporation"), a Delaware corporation and a wholly-owned subsidiary of the Company ("Spinco"), and Lockheed Martin Corporation, a Maryland corporation ("Parent").

                                   RECITALS:
                                   --------

               WHEREAS, each of the Boards of Directors of the Company, Holdings, Aerospace, LGP and Cayman, and the general partner of LG have determined to cause certain of the transfers and other transactions contemplated in connection with the Restructuring (as hereafter defined);

               WHEREAS, the Board of Directors of the Company has also determined to cause the distribution of shares of Spinco Common Stock (as hereafter defined) to the holders as of the Record Date (as hereafter defined) of the Company Common Stock (as hereafter defined) and to the holders of certain Cancelled Company Options (as hereafter defined);

               WHEREAS, the Company and Spinco and the other parties hereto have determined that it is desirable to set forth the principal corporate transactions required to effect such transfers, share issuances and distribution and to set forth certain other agreements that will govern certain other matters prior to or following such distribution;

               WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with Parent and LAC Acquisition Corporation, a New York corporation and a wholly-owned subsidiary of Parent (the "Purchaser"), providing for the Offer and the Merger (each as hereafter defined), as a result of which the Company, as the corporation surviving the Merger, will become a wholly-owned subsidiary of Parent; and

               WHEREAS, in order to induce the parties to enter into this Agreement and in consideration of the Company's willingness to enter into the Merger Agreement, the parties hereto and certain other parties are entering or will enter into the Tax Sharing Agreement and the Stockholders Agreement (such capitalized terms, as hereafter defined) providing for certain ongoing relationships among the parties;

               NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

               Section 1.1. General. For convenience and brevity, certain terms used in various parts of this Agreement (including the Schedules) are listed in alphabetical order and defined or referred to below (such terms to be equally applicable to both singular and plural forms of the terms defined or referred to):

               "Action" means any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

               "Adjusted GAAP" means, except as otherwise set forth in Section 1.1(a) of the Disclosure Schedule, U.S. generally accepted accounting principles as in effect on the date hereof, applied on a basis consistent with the Company Financial Statements.

               "Aerospace" shall have the meaning set forth in the recitals to this Agreement.

               "Affiliate" of any specified person or entity means (x) any director or officer of, or any person or entity that beneficially owns at least 50% of the capital stock or other equity interests of, such specified person or entity, or (y) any other person or entity directly or indirectly controlling, controlled by, or under common control with, such specified person or entity, at any time during the period for which the determination of affiliation is being made; provided that the Company and the Retained Subsidiaries, on the one hand, and Spinco and the Spinco Companies, on the other hand, shall not, after giving effect to the Restructuring, be deemed to be Affiliates of each other for purposes of this Agreement.

               "Agent" means the distribution agent appointed by the Company (subject to the prior written consent of Parent, which may not be unreasonably withheld) to distribute shares of Spinco Common Stock pursuant to the Distribution.

               "Agreement" means this Restructuring, Financing and Distribution Agreement, together with all exhibits and schedules hereto, as the same may be amended from time to time in accordance with the terms hereof.

               "Asset" means, with respect to any party, except as otherwise provided herein, any and all of such party's right, title and interest in and to all of the rights, properties, assets, claims, contracts and businesses of every kind, character and description, whether real, personal or mixed, whether accrued, contingent or otherwise, and wherever located, owned or used primarily by such party and its subsidiaries, including, without limitation, the following: (i) all cash, cash equivalents, notes and accounts receivable (whether current or non-current); (ii) all certificates of deposit, banker's acceptances and other investment securities; (iii) all registered and unregistered trademarks, service marks, service names, trade styles and trade names (including, without limitation, trade dress and other names, marks and slogans) and all associated goodwill; all statutory, common law and registered copyrights; all patents; all applications for any of the foregoing together with all rights to use all of the foregoing and all other rights in, to, and under the foregoing; all know-how, inventions, discoveries, improvements, processes, formulae (secret or otherwise), specifications, trade secrets, whether patentable or not, licenses and other similar agreements, confidential information, and all drawings, records, books or other indicia, however evidenced, of the foregoing; (iv) all rights existing under all Contracts and other business arrangements; (v) all real estate and all plants, buildings and other improvements thereon; (vi) all leasehold improvements and all machinery, equipment (including all transportation and office equipment), fixtures, trade fixtures and furniture; (vii) all office supplies, production supplies, spare parts, other miscellaneous supplies and other tangible property of any kind;
     (viii) all raw materials, work-in-process, finished goods, consigned goods and other inventories; (ix) all computer hardware, software, computer programs and systems and documentation relating thereto; all databases and reference and resource materials; (x) all prepayments or prepaid expenses;
     (xi) all claims, causes of action, choices in action, rights of recovery and rights of set-off of any kind; (xii) the right to receive mail, accounts receivable payments and other communications; (xiii) all customer lists and records pertaining to customers and accounts, personnel records, all lists and records pertaining to suppliers and agents, and all books, ledgers, files and business records of every kind; (xiv) all advertising materials and all other printed or written materials; (xv) all permits, licenses, approvals and authorizations of governmental authorities or third parties relating to the ownership, possession or operation of the Assets;
     (xvi) all capital stock, partnership interests and other equity or ownership interests or rights, directly or indirectly, in any subsidiary or other entity; (xvii) all goodwill as a going concern and all other intangible properties; and (xviii) all employee contracts, including, without limitation, the right thereunder to restrict the employee from competing in certain respects.

               "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the Laws of New York.

               "Cancelled Company Option" means any option or other right to acquire shares of Company Common Stock which (i) has been granted by the Company to any employee or director of the Company or any of its Subsidiaries, (ii) is outstanding immediately prior to, and remains unexercised as of, the Record Date, and
     (iii) will be cancelled pursuant to Section 2.10 of the Merger Agreement.

               "Capital Contribution" shall mean any capital or other investment in the Spinco Business, Spinco or any Spinco Company (including, without limitation, (x) the acquisition of any equity or other interests in Spinco or any Spinco Company during such time period (except as otherwise expressly contemplated pursuant to the provisions of Article II hereof),
     (y) any contribution of cash, cash equivalents, marketable securities, receivables, inventory, prepaid expenses, real or personal property or any other assets to the Spinco Business, Spinco or any Spinco Company (except as otherwise expressly contemplated pursuant to the provisions of Article II hereof) and (z) the assumption of or payment by the Company or any Company Subsidiary of any Spinco Liabilities, and any prepayment, redemption, purchase or defeasance of Spinco Indebtedness (if any) or any other Spinco Liabilities) by the Company or any Company Subsidiary; provided that the term "Capital Contribution" shall not include (1) any amounts which are transferred following the date hereof and prior to the Offer Purchase Date and which are either (i) in connection with administrative and other similar services which are provided to any of the Spinco Companies in the ordinary course of the Company's business and which are consistent with the past practices of the Company (provided that the cost of any such services may only be allocated in a manner consistent with the past practices of the Company), or (ii) (A) pursuant to the express terms and conditions of any Existing Intercompany Agreement and (B) in the ordinary course of business and in a manner consistent with past practice,
     (2) the Spinco Guarantee Warrants, or (3) the DBS Investment (as defined in the definition of Spinco Liabilities).

               "Casualty Program" means collectively, the series of programs pursuant to which various insurance carriers provide insurance coverage to the Company and its subsidiaries in respect of claims or occurrences relating to workers' compensation liability, general liability, products liability, automobile liability and employer's liability for all periods up to the Distribution Date.

               "Cayman" shall have the meaning set forth in the recitals to this Agreement.

               "CCD Lawsuit" means the litigation entitled Loral Fairchild Corp. vs. Sony Corporation, et al.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Company" shall have the meaning set forth in the recitals to this Agreement.

               "Company Common Stock" means the common stock of the Company, par value $0.25 per share.

               "Company Financial Statements" means the audited consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 1995 (a copy of which is set forth in the Company's Annual Report on Form 10K for the year ended March 31, 1995).

               "Confidentiality Agreement" means the confidentiality agreement dated as of December 4, 1995 between Parent and the Company.

               "Continental" means Continental Satellite Corporation, a California corporation.

               "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any person or entity or any part of its property under applicable Law.

               "Court Order" means any judgment, decree, injunction, order or ruling of any Governmental Entity that is binding on any person or its property under applicable Law.

               "Disclosure Schedule" means the disclosure schedule dated as of the date hereof and attached hereto. References to a particular section of the Disclosure Schedule shall only refer or modify the specific Section of this Agreement to which such Schedule relates (i.e.,

     Section 6.2(c) of the Disclosure Schedule shall refer to or modify only
     Section 6.2(c) of this Agreement), unless otherwise expressly set forth herein.

               "Distribution" means the distribution of the shares of Spinco Common Stock owned by the Company to holders of Company Common Stock and to holders of Cancelled Company Options pursuant to the provisions of this Agreement (including, without limitation, the provisions of Section 3.2(b) hereof).

               "Distribution Conditions" means each of the conditions set forth in clauses (i) through (ix) of Section 10.1(a) hereof.

               "Distribution Date" means the date as of which the Distribution shall be effected as determined by the Board of Directors of the Company, subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Section 3.2(a) hereof).

               "Distribution Declaration Date" means the date on which the Board of Directors of the Company takes action to declare the Distribution and establish the Record Date.

               "Existing Intercompany Agreement" means any written Intercompany Agreement or regular, established accounting practice, consistently applied, which is in existence prior to December 31, 1995.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "FCC" means the U.S. Federal Communications Commission.

               "Final Order" means any consent, approval or other action of the FCC (a) relating to any of the transactions contemplated pursuant to either this Agreement or the Merger Agreement and (b) (i) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (ii) with respect to which no timely appeal, request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion, is pending, (iii) as to which the time for filing any such appeal, request, petition or other similar document has expired, and (iv) as to which the time for reconsideration or review by the FCC on its own motion under the Communications Act (as defined in the Merger Agreement) and the rules and regulations of the FCC has expired.

               "Form 10" means the registration statement on Form 10 to be filed by Spinco with the SEC to effect the registration of the Spinco Common Stock pursuant to the Exchange Act.

               "Globalstar" means Globalstar, L.P., a Delaware limited partnership.

               "Globalstar Bank Guarantee" means the Guarantee, dated as of December 15, 1995, made by Loral in favor of Chemical Bank, as agent for the lenders from time to time parties to the Globalstar Credit Agreement.

               "Globalstar Credit Agreement" means the Credit Agreement, dated as of December 15, 1995 (as amended, supplemented or otherwise modified from time to time in accordance with the provisions of Section 2.5 hereof), among Globalstar, Chemical Bank, as agent for the lenders from time to time parties thereto and the other parties thereto.

               "Globalstar Partners" means those Persons (or any Affiliates thereof) holding direct or indirect partnership interests in either Globalstar, LQSS or LQP.

               "Guarantee Warrants" means those warrants to purchase shares of common stock of GTL (or warrants to purchase partnership interests in Globalstar, as the case may be), which warrants are to be issued in connection with the Globalstar Bank Guarantee to the Company and, under certain circumstances, to certain parties which hold partnership interests in Globalstar, as more fully described in the Globalstar Warrant Memorandum and the term sheet set forth on Exhibit A-1 attached hereto.

               "Globalstar Warrant Memorandum" means the December 21, 1995 memorandum from Michael B. Targoff to Enrique Fernandez relating to, among other things, the Globalstar Bank Guarantee and the Globalstar Credit Agreement.

               "Governmental Entity" means any United States or any foreign, federal, state or local government, court, administrative agency or commission or other governmental or regulatory body or authority.

               "GTL" means Globalstar Telecommunications Limited, a company organized under the laws of Bermuda.

               "Holdings" shall have the meaning set forth in the recitals to this Agreement.

               "Indemnifiable Losses" means, with respect to any claim by an Indemnified Party for indemnification pursuant to Articles II, V, VI or VIII hereof, any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions, demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an Indemnified Party) suffered by such Indemnified Party with respect to such claim.

               "Indemnified Party" means any party which is seeking indemnification from an Indemnifying Person pursuant to the provisions of Articles II, V, VI or VIII hereof.

               "Indemnifying Party" means any party hereto from which any Indemnified Party is seeking indemnification pursuant to the provisions of Articles II, V, VI or VIII hereof.

               "Information" shall have the same meaning as defined in Section
     7.2 hereof.

               "Information Statement" means the information statement to be sent to the holders of the Company's equity securities in connection with the Distribution.

               "Intellectual Property Rights" means all right, title, interest and all license and other rights, to the extent held by the Company and its Subsidiaries immediately prior to the Restructuring, with respect to each of the following items: all patents, patent applications, copyrights, copyright applications, trademarks, trademark applications and trade names, in each case as used in the business of the Company and its Subsidiaries as conducted immediately prior to the Restructuring.

               "Intercompany Agreements" means any Contracts between any entities included within the Retained Business (including, without limitation, the Company and the Retained Subsidiaries), on the one hand, and any entities included within the Spinco Business (including, without limitation, Spinco and the Spinco Companies), on the other hand.

               "K&F" means K&F Industries, Inc., a Delaware corporation.

               "LG" shall have the meaning set forth in the recitals to this Agreement.

               "LGP" shall have the meaning set forth in the recitals to this Agreement.

               "LQP" means Loral/QUALCOMM Partnership, L.P., a Delaware limited partnership.

               "LQSS" means Loral/QUALCOMM Satellite Services, L.P., a Delaware limited partnership.

               "Law" means any statute, law, rule, regulation, ordinance, order, decree or judgment of any Governmental Entity, including, without limitation, those covering environmental, energy, safety, health, transportation, telecommunications, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

               "Lehman Partnerships" means each of Shearson Lehman Brothers Capital Partners II, L.P., Lehman Brothers Merchant Banking Portfolio Partnership L.P., Lehman Brothers Offshore Investment Partnership L.P. and Lehman Brothers Offshore Investment Partnership-Japan L.P.

               "Lehman Preferred Stock" means the shares of Series S Redeemable Preferred Stock, par value $.10 per share, of Holdings which are held by any of the Lehman Partnerships, any of their respective transferees or any other persons.

               "Liability" means, with respect to any party, except as otherwise expressly provided herein, any direct or indirect liability (whether absolute, accrued, contingent, reflected on a balance sheet (or in the notes thereto) or otherwise, and whether known or unknown), indebtedness, obligation, expense, claim, deficiency, guarantee or endorsement of or by any person (including, without limitation, those arising under any Law or Action or under any award of any court, tribunal or arbitrator of any kind, and those arising under any contract, commitment or undertaking).

               "Lien" means any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the knowledge of the person against whom the adverse claim is being asserted, threatened), defect of title or restriction of any nature whatsoever on any property or property interest (regardless of whether such property or property interest is real or personal, tangible or intangible, or otherwise), or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any third party option or other agreement to sell and any filing of or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

               "Merger" shall have the meaning set forth in the Merger
     Agreement.

               "Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

               "NYSE" means the New York Stock Exchange, Inc.

               "Offer" shall have the meaning set forth in the Merger Agreement.

     "Offer Purchase Date" means the date on which the Purchaser accepts for payment and pays for Shares tendered pursuant to the Offer.

     "Parent" shall have the meaning set forth in the recitals to this Agreement.

     "Parent Indemnified Parties" shall have the same meaning as defined in
Section 5.2(a) hereof.

     "Person" or "person" means and includes any individual, partnership, joint venture, corporation, association, joint stock company, trust, unincorporated organization or similar entity and any Governmental Entity.

     "Purchaser" shall have the meaning set forth in the recitals to this Agreement.

     "Record Date" means the date determined by the Board of Directors of the Company as the record date for the Distribution, subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Section 3.2(a) hereof).

     "Restructuring" means collectively, the transactions contemplated pursuant to the provisions of Article II hereof.

     "Retained Action" shall have the same meaning as defined in Section 5.6 hereof.

     "Retained Assets" means all Assets of the Company and each Retained Subsidiary (including, without limitation, (A) all shares of capital stock, partnership interests and other equity or ownership interests or ownership rights in all subsidiaries and other entities owned directly or indirectly by the Company or any of the Retained Subsidiaries, (B) all rights to Assets held by such subsidiaries and entities, (C) except as provided in Sections 4.1 and
4.2 hereof, all cash and cash equivalents held by the Company or any of the Retained Subsidiaries, (D) the Company Names and Company Proprietary Names (such terms, as defined in Section 6.4 hereof), (E) the Retained Actions and all other Actions commenced by the Company or any Retained Subsidiary (to the extent such Actions constitute Assets), and (F) the licenses of

Intellectual Property Rights referred to in Section 6.7 hereof to be granted to Parent, the Company and each of their respective Affiliates), other than the Spinco Assets.

     "Retained Business" means all businesses of the Company and the Retained Subsidiaries and all businesses included within the Retained Assets (including, without limitation, the Company's electronic combat business, the Company's training and simulation business, the Company's tactical weapons business, the Company's command, control, communications and intelligence (C3I)/reconnaissance business and the Company's systems integration business (each as described in the Company's Annual Report on Form 10K for the year ended March 31, 1995)), as conducted by the Company and its subsidiaries as of the Distribution Date and all former businesses of the Company and the Retained Subsidiaries; provided that the term "Retained Business" shall not include the SpincoBusiness.

     "Retained Employees" shall mean all current and former officers and employees of the Company and its subsidiaries, other than the Spinco Employees.

     "Retained Liabilities" means all of the Liabilities of the Company and each of the Retained Subsidiaries, other than the Spinco Liabilities.

     "Retained Subsidiaries" means all of the Subsidiaries of the Company, other than the Spinco Companies.

     "SEC" means the U.S. Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Severance Agreement" means any Contract which provides for the payment of any cash or other consideration to an officer, director or employee of the Company or any of its Subsidiaries upon the consummation of either the Offer, the Merger, the Restructuring or the Distribution.

     "Spinco" shall have the meaning set forth in the recitals to this Agreement.

     "Spinco Assets" means all right, title and interest, to the extent held by the Company and its Subsidiaries or any of the other Spinco Companies immediately prior to the Restructuring, with respect to each of the following items: (a) all shares of capital stock of and all partnership interests in (as the case may be) the Spinco Companies, (b) the Spinco Cash Amount, (c) the Spinco Names and Spinco Proprietary Name Rights (such terms, as defined in
Section 6.4 hereof), (d) any Actions commenced by a Spinco Company the subject matter of which is otherwise a Spinco Asset or any Action which relates primarily to a Spinco Asset (to the extent such Actions constitute Assets), (e) shares of capital stock of Loral Travel Services Inc. and Loral Properties Inc.,
(f) that portion of the leasehold interest relating to the office space on not more than two floors reasonably designated by Spinco within 30 days after the date hereof with respect to the building located at 600 Third Avenue, New York, New York and such existing furniture, fixtures, and office equipment located on such floors which is reasonably designated by Spinco within thirty (30) days after the date hereof, (g) the licenses of Intellectual Property Rights referred to in Section 6.7 hereof to be granted to Spinco or the Spinco Companies, (h) the CCD Lawsuit, and (i) the FCC license applications and other Assets listed on
Section 1.1(b) of the Disclosure Schedule. The term "Spinco Assets" shall also include (A) the Cash Guarantee Fees accruing to the benefit of the Company and
(B) the number of Guarantee Warrants equal to the product of (x) the aggregate number of Guarantee Warrants which might be issued and (y) a ratio of the Spinco Assumed Guarantee Amount (as defined in Section 2.5(d) hereof) to the total amount of Obligations (as defined in Section 2.5 hereof) under the Globalstar Bank Guarantee in connection with the Globalstar Bank Guarantee, but shall not include any other Guarantee Warrants which may be issued from time to time to the Company.

     "Spinco Balance Sheet" means the unaudited, pro forma, consolidated balance sheet (including the related notes) of the Spinco Business as of September 30, 1995 set forth in Section 1.1(d) of the Disclosure Schedule.

     "Spinco Business" means each business and each former business which is or was conducted by Spinco or a Spinco Company as of the Distribution Date or which is or was included within the Spinco Assets.

     "Spinco Cash Amount" means the cash amount referred to in Section 2.1(a)(xiv) hereof.

     "Spinco Common Stock" means the common stock, par value $0.01 per share, of Spinco, together with the associated preferred stock purchase rights to be issued pursuant to a rights agreement to be entered into between Spinco and a rights agent to be selected by Spinco.

     "Spinco Companies" means (a) each of SSL, GTL, K&F, Globalstar, LGP, LG, Cayman, LQSS, LQP, Continental and the companies referred to in paragraph (e) of the definition of "Spinco Assets", and (b) all Subsidiaries of any of the entities listed in paragraph (a) above after giving effect to the Restructuring.

     "Spinco Employees" means (x) those persons who are employed as officers or employees of Spinco and the Spinco Companies or otherwise employed in the Spinco Business immediately prior to or effective as of the Distribution Date, and (y) all former officers and employees of Spinco, any Spinco Company or the Spinco Business who, immediately prior to the termination of their employment, were employed by Spinco, any Spinco Company or the Spinco Business. In the event any person shall have been employed by Spinco or any of the Spinco Companies, as well as by the Company or any of the Retained Subsidiaries, such person shall be considered a Spinco Employee if at the Distribution Date such person's primary employment shall be with Spinco, any of the Spinco Companies or the Spinco Business.

     "Spinco Indebtedness" means (a) any and all of the following items which are incurred or entered into by Spinco or any Spinco Company or otherwise incurred or entered into in connection with the Spinco Business: (i) indebtedness for money borrowed, (ii) indebtedness which is evidenced by notes, debentures, bonds or other similar instruments; (iii) any lease of any property (whether real, personal or mixed) that, in accordance with generally accepted accounting principles, either would be required to be classified and accounted for as a capital lease on a balance sheet or otherwise be disclosed as such in a note to any such balance sheet; (iv) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement; and (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (b) all obligations of the type referred to in clauses (i), (ii),
(iii), (iv) and (v) of paragraph (a) above of which Spinco, any Spinco Company or the Spinco Business is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including any guarantees of such obligations; and (c) all obligations of the type referred to in clauses (i), (ii), (iii),
(iv) and (v) of paragraph (a) above or referred to in paragraph (b) above, which are secured by any Lien on any property or asset of Spinco, any Spinco Company, any Affiliate of Spinco or the Spinco Business.

     "Spinco Indemnified Parties" shall have the same meaning as defined in
Section 5.3(a) hereof.

     "Spinco Liabilities" means (a) all of the Liabilities of Spinco and the Spinco Companies to third parties and all Liabilities relating to or arising out of the Spinco Assets or the conduct of the Spinco Business (in all cases, whether arising before or after the date hereof); (b) all Liabilities reflected or reserved against in the Spinco Balance Sheet and all similar Liabilities arising after the date thereof; (c) any Actions commenced by a Spinco Company the subject matter of which is otherwise a Spinco Asset or any Action which relates primarily to a Spinco Asset (to the extent such Actions constitute Liabilities); (d) except as otherwise provided in Article VIII hereof, the Liabilities of the Company and its subsidiaries, including, without limitation, Spinco and the Spinco Companies, in respect of Spinco Employees (in all cases, whether arising before or after the date hereof) (excluding, however, all wages, salary, bonus and other similar amounts accrued prior to the Distribution Date in respect of Spinco New York Employees); (e) all Liabilities relating to or arising out of the Spinco Assets or the conduct of the Spinco Business (in all cases, whether arising before or after the date hereof) with respect to which the Company or any Retained Subsidiary has agreed, prior to the Distribution Date, to indemnify any third party in any manner with re-spect thereto or has agreed to otherwise be, or is otherwise, liable with respect thereto; (f) all Company Transfer Expenses (as defined in Section 2.6 hereof) and all other Indemnifiable Losses referred to in Section 2.6 hereof;
(g) all Spinco Excess Costs (as defined in Section 11.3 hereof); and (h) the amount of any and all consideration paid, and any and all Liabilities incurred, by the Company, Spinco, any Spinco Company or any Retained Subsidiary or any of their respective Affiliates, following the date hereof but prior to the consummation of the Restructuring, in connection with the acquisition of any securities issued by Continental (whether held by any third party or otherwise) or any Assets of Continental, but only to the extent that the aggregate fair market value of such consideration and Liabilities exceeds in the aggregate $7,500,000.00 (for purposes of this clause (h), the term "Continental" shall include any other Person, program or business which conducts direct broadcast satellite operations similar in nature to those operations conducted or proposed to be conducted by Continental) (the parties hereto acknowledge and agree that, if the Company acquires any such securities or Assets, that all amounts paid or Liabilities incurred in connection therewith not in excess of such $7,500,000.00 threshold (the "DBS Investment"), shall not otherwise be included within the term "Spinco Liabilities"). Notwithstanding the foregoing, the term "Spinco Liabilities" shall not include any Liabilities of the Company arising pursuant to the express provisions of the Globalstar Bank Guarantee (as amended pursuant to the provisions of Section 2.5 hereof), except as otherwise expressly provided in Section 2.5 hereof.

     "Spinco New York Employees" means those Spinco Employees who are located prior to the date hereof at the office building located at 600 Third Avenue, New York, New York; provided that the term "Spinco New York Employees" shall not include any employees whose primary employment is with the Spinco Business and shall not include senior executive officers of the Company.

     "Spinco Preferred Stock" means the Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share, of Spinco, having the rights, powers, privileges and other terms set forth in the Certificate of Incorporation of Spinco (which, pursuant to Section 2.3(a) hereof, shall be in substantially the same form as the provisions set forth on Exhibit B attached hereto (with such changes thereto as Parent and the Company may approve prior to the Offer Purchase Date)).

     "SSL" means Space Systems/Loral, Inc., a Delaware corporation.

     "SSL Lawsuit" means the litigation entitled "Space Systems/Loral, Inc. v. Martin Marietta Corporation."

     "SSL Stockholders Agreements" means each of (a) the Stockholders Agreement by and among the Company, Holdings, SSL, Aerospatiale Societe Nationale Industrielle, Alcatel Espace and Alenia Aeritalia & Selenia S.p.A., dated as of April 22, 1991 (as amended by Amendment No. 1, dated as of November 10 1992), and (b) the Stockholders Agreement by and among Holdings, Aerospace, the Company and the Lehman Partnerships, dated as of November 13, 1992.

     "Stockholders Agreement" means the Stockholders Agreement to be entered into between the Company and Spinco following the date hereof, the material terms of which are set forth on Exhibit A to this Agreement.

     "Subsidiary" or "subsidiary" of any party means (a) a corporation, a majority of the voting or capital stock of which is as of the time in question directly or indirectly owned by such party and (b) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or similar entity, in which such party, directly or indirectly, owns a majority of the equity interest thereof or has the power to elect or direct the election of a majority of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership).

     "Tax Sharing Agreement" means the Tax Sharing Agreement, in the form of Exhibit A to the Merger Agreement, pursuant to which the Company and Spinco have provided for certain tax matters, including, without limitation, indemnification, allocation of tax benefits and filing of tax returns.

     Section 1.2. References to Time. All references in this Agreement to times of the day shall be to New York City time.


                                  ARTICLE II

                  THE RESTRUCTURING AND RELATED TRANSACTIONS
                  ------------------------------------------

     Section 2.1. Transfers of Assets.

          (a) Subject to the terms and conditions of this Agreement:

          (i) prior to the Distribution Date, LG shall transfer to Cayman all of its right, title and interest in and to all shares of capital stock owned by LG in GTL, by means of a distribution to Cayman of such equity securities;

          (ii) immediately following the actions referred to in the immediately preceding clause, Cayman shall transfer to LGP all of its right, title and interest in and to all shares of capital stock of GTL owned by Cayman and may transfer all, or a portion of, the partnership interests in LG owned by Cayman, by means of a dividend to LGP of such equity securities;

          (iii) immediately following the actions referred to in the immediately preceding clause, LGP shall transfer to Aerospace all of its right, title and interest in and to all shares of capital stock of Cayman and GTL owned by LGP and may transfer all, or a portion of, the partnership interests in LG owned by LGP, by means of a dividend to Aerospace of such equity securities;

          (iv) immediately following the actions referred to in the immediately preceding clause, Aerospace shall transfer to Holdings all of its right, title and interest in and to all shares of capital stock owned by Aerospace in Cayman, GTL, LGP and SSL and all partnership interests in LG owned by it, by means of a dividend to Holdings of such equity securities;

          (v) immediately following the actions referred to in the immediately preceding clause, Holdings shall transfer to the Company all of its right, title and interest in and to (x) all shares of capital stock owned by Holdings in Cayman, GTL, LGP and Continental, (y) 64.125 percent (64.125%) of the shares of capital stock owned by Holdings in SSL, and (z) all partnership interests in LG owned by Holdings, by means of a dividend of such equity securities;

          (vi) immediately following the actions referred to in the immediately preceding clause, LGP may transfer to Spinco or to any Spinco Subsidiary designated by Spinco, all (or any other portion thereof reasonably designated by Spinco) of LGP's right, title and interest in the partnership interests in LG and LQP;

          (vii) immediately following the actions referred to in the preceding clauses, the Company shall transfer to Spinco all of its right, title and interest in and to all shares of capital stock owned by the Company in Cayman, GTL, K&F, LGP, SSL and Continental and all partnership interests in LG owned by the Company, in exchange for, among other things, the issuance by Spinco to the Company of the shares of Spinco Common Stock;

          (viii) immediately following the actions referred to in the immediately preceding clause, the Company shall transfer to Spinco (and the Company shall cause each of its subsidiaries to transfer to Spinco) all of their right, title and interest in and to all Spinco Assets not otherwise transferred to Spinco pursuant to the provisions of this Section 2.1(a), in the case of assets not held directly by the Company, by a distribution to the Company and, in each case by means of a contribution by the Company to the capital of Spinco of such Spinco Assets (provided that the foregoing provisions shall not be construed to constitute a transfer by the Company to Spinco of any capital stock of Spinco owned at that time by the Company);

          (ix) immediately following the actions referred to in the immediately preceding clause, Spinco shall transfer to the Company (and Spinco shall cause each of its Subsidiaries to transfer to the Company) all of its right, title and interest in and to all Retained Assets not otherwise transferred to the Company pursuant to the provisions of this Section 2.1(a) (if any), in each case by means of a dividend of such Retained Assets (provided that the foregoing provisions shall not be construed to constitute a transfer by the Spinco to Company of the rights of Spinco under this Agreement);

          (x) immediately following the actions referred to in the immediately preceding clause, the Company shall assume and shall in due course pay, perform and discharge (or shall cause to be assumed and cause in due course to be paid, performed and discharged), all of the Retained Liabilities to which the Spinco Business or the Spinco Assets are then subject or otherwise liable;

          (xi) immediately following the actions referred to in the immediately preceding clause, Spinco shall assume and shall in due course pay, perform and discharge (or shall cause to be assumed and cause in due course to be paid, performed and discharged), all of the Spinco Liabilities to which the Retained Business or the Retained Assets are then subject or otherwise liable;

          (xii) following, or prior to, the actions referred to in the preceding clauses, Holdings shall transfer all its right, title and interest in its shares of capital stock of SSL owned by it that are not transferred pursuant to clause (v), above, either to Spinco or, pursuant to Section 2.7, to the Lehman Partnerships;

          (xiii) in connection with the actions referred to in the preceding clauses, Spinco shall issue to the Company the shares of Spinco Common Stock referred to in Section 2.4 hereof; and

          (xiv) following the actions referred to in the preceding clauses and following Parent's acceptance for payment of Shares of Company Common Stock in connection with the Offer, on or prior to the Distribution Date and prior to the Distribution, Parent shall transfer to the Company, as a contribution to capital, $712,400,000 in immediately available funds, less any amount which the parties hereto have at such time agreed is owed to Parent pursuant to the provisions of Sections 4.1(a) and 4.1(c) hereof (the aggregate of such cash amount being hereinafter referred to as the "Spinco Cash Amount"), and the Company shall then immediately contribute the Spinco Cash Amount to Spinco, as a contribution to capital, of which $344,000,000.00 shall be in exchange for the Spinco Preferred Stock and the balance shall be treated as additional consideration for the Spinco Common Stock.


      (b) Notwithstanding anything else in this Agreement to the contrary but subject to the provisions of Section 2.6 hereof, this Agreement shall not constitute an agreement to assign, convey or transfer any Action, Liability, Asset or Contract or any claim or right or any benefit arising thereunder or resulting therefrom as to which (x) a prior right of assignment, conveyance or transfer exists (including, without limitation, a Third Party Call Right (as defined in Section 2.6 hereof)) which has not been waived as of the Distribution Date or (y) consent to assignment, conveyance or transfer thereof is required but has not been obtained as of the Distribution Date (including, without limitation, any Asset which has been pledged to any third party creditor and with respect to which such pledge has not been released prior to the Distribution Date). Subject to the preceding sentence and the provisions of
Section 6.2 hereof, to the extent that any such contributions and transfers shall not have been so consummated prior to the Distribution Date, the parties shall cooperate to effect such consummation as promptly thereafter as shall be practicable, and as between the Company and Spinco, as of the Distribution Date,
(i) the Company shall be deemed to have contributed to Spinco, and Spinco shall have and be deemed to have obtained, complete and sole beneficial ownership over all of the Spinco Assets, together with all of the rights, powers and privileges incident thereto which are held by the Company and the Retained Subsidiaries, and Spinco shall be deemed to have assumed in accordance with the terms of this Agreement all of the Spinco Liabilities and all of the duties, obligations and responsibilities of the Company and the Retained Subsidiaries incident thereto, whether or not all instruments of transfer and assumption shall have been executed and delivered, and (ii) Spinco shall be deemed to have transferred to the Company and the Retained Subsidiaries, and the Company and the Retained Subsidiaries shall have and be deemed to have obtained, complete and sole beneficial ownership over all of the Retained Assets which are being transferred from Spinco and the Spinco Companies pursuant to the provisions of this Section 2.1(a), together with all of the rights, powers and privileges incident thereto which are held by Spinco and the Spinco Companies, and the Company and the Retained Subsidiaries shall be deemed to have assumed in accordance with the terms of this Agreement all of the Retained Liabilities and all of the duties, obligations and responsibilities of Spinco and the Spinco Companies incident thereto, whether or not all instruments of transfer and assumption shall have been executed and delivered.

     Section 2.2. Methods of Transfer and Assumption. The parties hereto agree that (a) the transfers of Assets contemplated pursuant to Section 2.1 hereof shall be effected by delivery by Spinco to the Company, and by the Company to Spinco, as the case may be, of (i) with respect to those Assets which are evidenced by capital stock certificates or similar instruments, certificates duly endorsed in blank or accompanied by stock powers or other instruments of assignment executed in blank, (ii) with respect to any real property interest and/or any improvements thereon, a quitclaim deed or the equivalent thereof in accordance with local practice, and (iii) with respect to all other Assets, such good and sufficient instruments of contribution, transfer and delivery, in form and substance reasonably satisfactory to the Company, Parent and Spinco, as shall be necessary to vest in the Company or Spinco, as the case may be, all of the right, title and interest of Spinco or the Company, as the case may be, in and to any such Assets, (b) the assumption of the Retained Liabilities contemplated pursuant to Section 2.1(a)(x) hereof shall be effected by delivery by the Company to Spinco of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the Company, Parent and Spinco, as shall be necessary for the assumption by the Company of the Retained Liabilities, and (c) the assumption of the Spinco Liabilities contemplated pursuant to Section 2.1(a)(xi) hereof shall be effected by delivery by Spinco to the Company of such good and sufficient instruments of assumption, in form and substance reasonably satisfactory to the Company, Parent and Spinco, as shall be necessary for the assumption by Spinco of the Spinco Liabilities. Each of the parties hereto also agrees to deliver to any other party hereto such other documents, instruments and writings as may be reasonably requested by such other parties hereto in connection with the transactions contemplated hereby. Notwithstanding any other provisions of this Agreement to the contrary, (x) the instruments of transfer or assumption referred to in this Section 2.2 shall not, without the prior written consent of Parent, include any separate representations and warranties, and (y) in the event and to the extent that there is any conflict between the provisions of this Agreement and the provisions of any of the instruments of transfer or assumption referred to in this Section 2.2, the provisions of this Agreement shall prevail and govern.

     Section 2.3. Company Approval of Certain Spinco Actions; Formation of Spinco. Unless otherwise provided in this Agreement, the Company shall cooperate with Spinco and the Spinco Companies in effecting, and if so requested by Spinco the Company shall, as the sole stockholder of Spinco, ratify any actions that are reasonably necessary or desirable to be taken by Spinco to effectuate the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including, without limitation, the following: (a) amending the Certificate of Incorporation of Spinco so that the provisions thereof shall at the Distribution Date have the provisions set forth on Exhibit B attached hereto and such other terms and conditions as Parent and Spinco shall reasonably approve (with such changes thereto as Parent and the Company may approve prior to the Offer Purchase Date); (b) amending the By-Laws of Spinco so that the provisions thereof shall at the Distribution Date have the provisions set forth on Exhibit C attached hereto and such other terms and conditions as Parent and Spinco shall reasonably approve (with such changes thereto as Parent and the Company may approve prior to the Offer Purchase Date); (c) adopting a shareholder rights plan of Spinco having substantially the same provisions, as of the Distribution Date, as those set forth on Exhibit D attached hereto (with such changes thereto as the Board of Directors of the Company may approve in its reasonable discretion prior to the Offer Purchase Date); (d) adopting, preparing and implementing appropriate plans, agreements and arrangements for Spinco Employees and Spinco non-employee directors (including, without limitation, employee benefit plans, agreements and arrangements substantially similar to those set forth on Exhibit E attached hereto (with such changes thereto as the Board of Directors of the Company may approve in its reasonable discretion prior to the Offer Purchase Date)); and (e) electing to the Board of Directors of Spinco those persons referred to in Section 6.3 hereof so that such persons shall be able to serve as the sole members of Spinco's Board of Directors as of the Distribution Date.

     Section 2.4. Issuance of Spinco Stock to the Company. Spinco agrees to issue to the Company, (a) contemporaneously with the transfers of Assets and assumption of Liabilities contemplated in connection with the Restructuring, one share of Spinco Common Stock for each share of Company Common Stock held of record as of the Record Date and such number of shares of Spinco Preferred Stock as may be necessary to satisfy the representations and warranties set forth in
Section 4.1(c) of the Stockholders Agreement (which shares of Spinco Preferred Stock shall, in the aggregate, be convertible into such number of shares of Spinco Common Stock as shall equal 20% of the total number of shares of Spinco Common Stock to be outstanding on a fully-diluted basis, immediately after giving effect to the Distribution and after giving effect to the conversion of such Spinco Preferred Stock). In addition, Spinco agrees to issue to the Company on or prior to the Record Date such additional shares of Spinco Common Stock as may be required in order for the Company to fulfill its obligations pursuant to
Section 3.2 hereof.

     Section 2.5.  Treatment of Globalstar Bank Guarantee.

     (a) Spinco shall, and prior to the Offer Purchase Date the Company shall, use their respective reasonable efforts to amend the Globalstar Bank Guarantee so that, following the Restructuring, (x) the provisions of Section 10 of the Globalstar Bank Guarantee shall be deleted and shall have no force and effect against the Company or any of its Affiliates (provided that, in the event that the Globalstar Bank Guarantee is amended in the manner provided in this Section 2.5, Parent agrees to assume the obligations of the Company as guarantor under the Globalstar Bank Guarantee), and (y) the aggregate amount of indebtedness being guaranteed by the Company (or Parent, as the case may be) under the Globalstar Bank Guarantee shall not exceed $250,000,000; provided that the amendments contemplated in this sentence shall be in such form and substance as shall be reasonably acceptable to Parent. Notwithstanding anything to the contrary contained in this Agreement, except as otherwise expressly provided in this Section 2.5, neither the Company nor Spinco shall, nor shall they permit any of their respective Affiliates to, (i) amend or in any way modify either the Globalstar Bank Guarantee, the Globalstar Credit Agreement, the Guarantee Warrants or any other Contract, in a manner which adversely affects any of the benefits, rights or obligations of the Company with respect to either the Globalstar Bank Guarantee, the Globalstar Credit Agreement or the Guarantee Warrants, without obtaining the prior written consent of Parent (which consent may not be unreasonably withheld), or (ii) waive or diminish any rights of subrogation of the Company with respect to the Globalstar Bank Guarantee or take any other action which adversely affects any of the benefits, rights or obligations of the Company with respect to either the Globalstar Bank Guarantee, the Globalstar Credit Agreement or the Guarantee Warrants, without obtaining the prior written consent of Parent (provided that the consent of Parent need not be obtained with respect to the diminution of any rights of subrogation held by the Company and its Affiliates where (A) Globalstar determines within 90 days to either issue to the Company subordinated indebtedness of Globalstar having an aggregate principal amount (the repayment of which, together with interest thereon, may be deferred for up to 3 years) equal to, or equity interests in Globalstar having a fair market value equal to, the aggregate of the amounts paid or incurred or Liabilities assumed by the Company or its Affiliates in connection with the Globalstar Bank Guarantee, and (B) the Company and its Affiliates are treated no less favorably with respect to the matters set forth in this clause (ii) than the manner in which Spinco and those of the Globalstar Partners who have assumed liability in connection with the Globalstar Bank Guarantee are treated with respect to such matters.

          (b) Spinco shall, and prior to the Offer Purchase Date the Company shall, use its respective reasonable efforts to cause the Globalstar Partners to assume the obligations of the Company (or Parent, as the case may be) as guarantor under the Globalstar Bank Guarantee in an aggregate amount of up to the Maximum Partner Assumed Guarantee Amount (as defined below), and to cause the Company (or Parent, as the case may be) to be released in respect thereof. The parties hereto acknowledge that the Guarantee Warrants will be initially issued to the Company, Spinco and the Globalstar Partners in direct proportion to the amount of liability in respect of the Globalstar Bank Guarantee for which each such person has agreed to be liable, that is, 60% to the Company and 40% to Spinco, and that 100% of the deferred cash fees payable in respect of the Globalstar Bank Guarantee (the "Cash Guarantee Fee") will be initially payable solely to Spinco, subject to reallocation to Globalstar Partners assuming such obligations as provided in Section 2.6(d).

          (c) Spinco agrees to indemnify, defend and hold harmless the Company and each Parent Indemnified Party in accordance with the indemnification provisions of Article V hereof, from and against any and all Indemnifiable Losses of the Company and any such Parent Indemnified Party which both (i) arise out of, relate to or result from the Globalstar Bank Guarantee or any failure by Globalstar to pay when due any principal, interest or other amounts owing under the Globalstar Credit Agreement or any failure by Globalstar to perform and abide by all other obligations, covenants, conditions and agreements applicable to it under such Globalstar Credit Agreement, and (ii) exceed in the aggregate $150,000,000.00; provided that in no event shall Spinco's liability in connection with the Globalstar Bank Guarantee exceed the Spinco Assumed Guarantee Amount (as defined below). Spinco hereby pledges to the Company, and grants the Company a security interest in, all Guarantee Warrants held at any time by Spinco or its Subsidiaries (and all rights, benefits and proceeds in respect thereof), as collateral in respect of Spinco's indemnity obligations set forth in the immediately preceding sentence, and the Company shall be entitled to exercise all of the rights, powers and remedies (whether arising pursuant to this Agreement, statute, common law, equity or otherwise) for the protection and enforcement of the Company's rights under this Section 2.5. Spinco hereby agrees to deliver to the Company all certificates representing Guarantee Warrants promptly following receipt thereof. Upon receipt from Spinco of any certificates representing Guarantee Warrants, the Company shall hold such certificates as pledgee thereof. The Company shall have all rights with respect to the Guarantee Warrants owned by Spinco and pledged to the Company hereunder as afforded a secured party under the Uniform Commercial Code. The Company agrees to transfer to Spinco or as Spinco shall direct and release its security interest in any Guarantee Warrants of Spinco held by the Company which are required to be transferred pursuant to
Section 2.5(d) hereof. The Company shall also release the Guarantee Warrants from the lien of the security interest granted hereunder at the later of (i) the release of the Company from the Globalstar Bank Guarantee and (ii) the satisfaction in full of Spinco's in full of Spinco's indemnification obligations hereunder with respect to Globalstar Bank Guarantee. Upon delivery to the Company by Spinco of the pledged Guarantee Warrants, the Company shall confirm to Spinco in writing that the Company will be holding such Guarantee Warrants as pledge thereof.

          (d) For purposes of this Section 2.5, (i) the term "Maximum Partner Assumed Guarantee Amount" shall mean the sum of (A) $150,000,000.00 in principal amount of indebtedness, plus (B) sixty percent (60%) of the aggregate of all interest amounts thereon in accordance with the Globalstar Credit Agreement (other than unpaid principal) which are owed under the Globalstar Credit Agreement, (ii) the term "Actual Partner Assumed Guarantee Amount" shall mean the aggregate amount of guarantee obligations with respect to which all Globalstar Partners have actually guaranteed pursuant to the provisions of this
Section 2.5, and (iii) the term "Spinco Assumed Guarantee Amount" shall mean the sum of (A) $100,000,000.00 in principal amount of indebtedness, plus (B) forty percent (40%) of the aggregate of all interest amounts and other Obligations (such term, as defined in the Globalstar Bank Guarantee)(other than unpaid principal) which are owed under the Globalstar Credit Agreement; provided that the Spinco Assumed Guarantee Amount shall be reduced on a dollar-for-dollar basis by the amount of the Actual Partner Assumed Guarantee Amount (if any) (provided that the Spinco Assumed Guarantee Amount shall in no event be less than zero), provided further that (x) Spinco will convey to each Globalstar Partner which assumes a portion of the Globalstar Bank Guarantee Obligation a pro rata share of the Cash Guarantee Fees and, with respect to the first $100,000,000 of obligations so assumed, a pro rata share of the Guarantee Warrants and (y) the Company will convey to each such Globalstar Partner, with respect to the next $50,000,000 of obligations so assumed, a pro rata share of the Guarantee Warrants.

          Section 2.6. Transfers of Spinco Capital Stock Subject to Rights of First Offer, Etc.

          (a) Third Party Call Rights. In the event that any Spinco Assets consist of shares of capital stock of a Spinco Company, which shares are subject to any right of first offer, right of first refusal, call right, third party option or other similar contractual right (including, without limitation, any rights of first offer (if any) arising out of the SSL Stockholders Agreements) on the part of any party (other than the Company, any Retained Subsidiary, Spinco and any Spinco Company) (such third party, a "Third Party Transferee") to require that such shares be sold or otherwise transferred to such Third Party Transferee (any such right, a "Third Party Call Right", and any such shares subject to such right, the "Restricted Spinco Shares"), then Spinco shall (x) deliver or cause to be delivered all notice(s) which are required to be delivered by the Company, Spinco, any Retained Subsidiary or any Spinco Company in connection with any such Third Party Call Rights (unless delivery of such notice(s) has been waived by the recipient(s) thereof), and (y) use its reasonable efforts to cause each such Third Party Transferee to waive all Third Party Call Rights held by such Third Party Transferee. In the event that Spinco is unable to obtain any such waiver with respect to any Restricted Spinco Shares prior to the Distribution Date, then such Restricted Spinco Shares shall not be assigned, conveyed or transferred to Spinco pursuant to this Agreement unless and until such Restricted Spinco Shares are no longer subject to acquisition by any Third Party Transferee pursuant to any Third Party Call Rights (provided that, prior to such assignment, conveyance or transfer to either the Third Party Transferee pursuant to this Section 2.6 or to Spinco pursuant to this Agreement, such Restricted Spinco Shares shall, to the extent applicable, be subject to the provi-sions of Section 2.1(b) hereof). In the event that a Third Party Transferee exercises any Third Party Call Right with respect to any Restricted Spinco Shares, then (i) such Restricted Spinco Shares shall be transferred to such Third Party Transferee in accordance with the terms and conditions of the Third Party Call Right relating thereto, and (ii) the Company shall turn over promptly to Spinco all cash and other amounts if and when received by the Company or any Retained Subsidiary from such Third Party Transferee in connection therewith. The parties hereto acknowledge and agree that the amounts referred to in clause
(ii) of the preceding sentence shall be received and held in trust and may not be set off or reduced by any amounts which may otherwise be owed to any of the Parent Indemnified Parties pursuant to this Agreement.

          (b) Third Party Put Rights. In the event that any party (other than the Company, any Retained Subsidiary, Spinco and any Spinco Company) (such third party, a "Third Party Transferor") has any put right or other similar contractual right (including, without limitation, any put rights (if any) arising out of the SSL Stockholders Agreements) to require that the Company or any Retained Subsidiary acquire any shares of capital stock of a Spinco Company which are then beneficially owned or held by such Third Party Transferor (any such right, a "Third Party Put Right", and any such shares subject to such right, the "Spinco Put Shares"), then Spinco shall (x) deliver or cause to be delivered all notice(s) which are required to be delivered by the Company, Spinco, any Retained Subsidiary or any Spinco Company in connection with any such Third Party Put Rights (unless delivery of such notice(s) has been waived by the recipient(s) thereof), and (y) use its reasonable efforts to cause such Third Party Transferor to waive all Third Party Put Rights held by such Third Party Transferor. In the event that Spinco is unable to obtain any such waiver with respect to any Restricted Spinco Shares and any such Third Party Transferor exercises any Third Party Put Right with respect to any Spinco Put Shares, then
(i) Spinco shall pay to the Company in immediately available funds (and without any deductions or setoffs) prior to the date of such acquisition (but in no event later than the third Business Day prior to the anticipated date of such acquisition) the sum of (x) the entire amount which is required to be paid to such Third Party

Transferor in connection with such Third Party Put Right, and (y) all Company Transfer Expenses (as defined below) for which documentation evidencing such Company Transfer Expenses has been provided to Spinco prior to such date (except, in the case of either clause (x) or (y) above, for those amounts which have already been paid in full by Spinco), (ii) the Company or the Retained Subsidiary which is responsible for acquiring such Spinco Put Shares upon the exercise of such Third Party Put Right shall acquire such Spinco Put Shares in accordance with the terms and conditions of the Third Party Put Right relating thereto, and (iii) following receipt of the amounts payable by Spinco to the Company pursuant to clause (i) above and following receipt of the certificates representing any Spinco Put Shares acquired pursuant to clause (ii) above, the Company (or any Retained Subsidiary which received such certificates) shall thereafter deliver promptly to Spinco (or any Spinco Company designated by Spinco) such certificates, accompanied by such endorsements or instruments of transfer as may be reasonably requested by Spinco.

          (c) Payment of Expenses; Indemnification. Spinco agrees that it shall reimburse the Company and all Parent Indemnified Parties promptly with respect to all costs and expenses incurred by the Company and all other Parent Indemnified Parties (including, without limitation, all costs and expenses of attorneys', accountants', consultants' and other similar persons) in connection with any Actions relating to (x) the exercise or purported exercise of any Third Party Call Right or any Third Party Put Right or (y) the consummation of any transactions contemplated pursuant to the provisions of this Section 2.6 (all such costs and expenses, the "Company Transfer Expenses"). Spinco agrees that all Indemnifiable Losses (including, without limitation, all Company Transfer Expenses) of the Company and all Parent Indemnified Parties arising out of, relating to or resulting from, directly or indirectly, the performance or failure to perform by any party hereto of the provisions of this Section 2.6 or any of the transfers in any way relating thereto (other than as a result of any willful breach, on or after the Offer Purchase Date, on the part of the Company or any Retained Subsidiary) shall in each case be deemed to be Spinco Liabilities, and, in each case, shall be subject to the indemnification provisions set forth in Article V hereof.

          Section 2.7. Exchange of Lehman Preferred Stock. Spinco shall, and prior to the Offer Purchase Date the Company shall, use their respective best efforts to cause the Lehman Partnerships and all other holders of the Lehman Preferred Stock (if any) to exchange all issued and outstanding shares of Lehman Preferred Stock for shares of capital stock or other equity securities of either Spinco, any Spinco Company or any Subsidiary of Spinco. Spinco agrees to indemnify, defend and hold harmless the Company and each Parent Indemnified Party in accordance with the indemnification provisions of Article V hereof, from and against any and all Indemnifiable Losses of the Company and any such Parent Indemnified Party arising out of, relating to or resulting from the ownership of any shares of Lehman Preferred Stock by the Lehman Partnerships and all other holders of the Lehman Preferred Stock (if any).


                                  ARTICLE III

                                THE DISTRIBUTION
                                ----------------

          Section 3.1. Cooperation Prior to the Distribution. As promptly as practicable after the date hereof and prior to the Distribution Date:

          (a) Subject to the provisions of paragraph (b) below, the Company and Spinco shall prepare an Information Statement (which shall set forth appropriate disclosure concerning Spinco and the Spinco Companies, the Spinco Business, the Distribution and certain other matters) and Spinco shall file with the SEC the Form 10 (which shall include or incorporate by reference the Information Statement). The Company and Spinco shall use their respective reasonable efforts to cause the Form 10 to be declared effective under the Exchange Act or, if either the Company or Parent reasonably determines that the Distribution may not be effected without registering the Spinco Common Stock pursuant to the Securities Act, the Company shall use its best efforts to cause the Spinco Common Stock to be registered pursuant to the Securities Act and thereafter effect the Distribution in accordance with the terms of this Agreement, including, without limitation, by preparing and filing on an appropriate form of registration statement under the Securities Act covering the Spinco Common Stock and using its best efforts to cause such registration statement to be declared effective. Following the effectiveness of such Form 10 (or registration statement, as the case may be), the Company shall mail the Information Statement to the holders of the Company Common Stock.

          (b) Before filing with the SEC the Form 10, or the registration statement referred to in Section 3.1(a), as the case may be, or any amendments or supplements thereto, the Company shall furnish to Parent (or Parent's counsel) copies of all such documents proposed to be filed, in order to give Parent (or Parent's counsel) sufficient time to review such documents, and such documents may thereafter be filed subject to any timely and reasonable comments of Parent (or Parent's counsel). On or prior to the Offer Purchase Date, the Company shall (i) deliver to Parent (or Parent's counsel) promptly, following the receipt thereof, copies of all written communications between the Company and the SEC relating to either the Information Statement or the Form 10 (or the registration statement referred to in Section 3.1(a), as the case may be), and
(ii) advise Parent (or Parent's counsel) promptly of, and provide Parent (or Parent's counsel) with the opportunity to participate in (to the extent reasonably practicable), all telephonic and other non-written communications between the Company and the SEC relating to either the Information Statement or the Form 10 (or the registration statement referred to in Section 3.1(a), as the case may be). The Company shall respond promptly to any comments from the SEC with respect thereto, after consultation with Parent (or Parent's counsel), and shall take such other actions as shall be reasonably required in order to have the Form 10 declared effective under the Exchange Act, or the registration statement referred to in Section 3.1(a) hereof declared effective under the Securities Act, as the case may be, as soon as reasonably practicable following the date hereof. Before filing with the SEC the Solicitation/Recommendation Statement on Schedule 14D-9 of the Company to be filed by the Company in connection with the Offer, and all amendments or supplements thereto, the Company shall furnish to Parent (or Parent's counsel) copies of all such documents proposed to be filed, in order to give Parent (or Parent's counsel) sufficient time to review such documents, and such documents may thereafter be filed subject to any timely and reasonable comments of Parent (or Parent's counsel). Following the date hereof, the Company shall, and shall cause its Affiliates to, provide promptly to Parent, Purchaser and their respective counsel all such information as such persons may reasonably request in connection with the Tender Offer Statement on Schedule 14D-1 of the Purchaser or Parent to be filed in connection with the Offer.

          (c) The Company and Spinco shall cooperate in preparing, filing with the SEC and causing to become effective any registration statements or amendments thereto which are appropriate to reflect the establishment of, or amendments to, any employee benefit and other plans contemplated by this Agreement.

          (d) The Company and Spinco shall take all such action as may be necessary or appropriate under state securities or "Blue Sky" Laws in connection with the transactions contemplated by this Agreement.

          (e) The Company and Spinco shall prepare, and Spinco shall file and seek to make effective, an application to permit listing of the Spinco Common Stock either on the NYSE or any other national securities exchange or national market system as may be selected by Spinco in its sole discretion (to the extent permitted pursuant to the listing requirements of such exchange or national market system).

          (f) The Company and Spinco shall prepare and file an application with the FCC (the "FCC Application") requesting the FCC's consent to the transfer of control of any licenses, permits, approvals or other authorizations issued by the FCC to the Company and its Subsidiaries in connection with their telecommunications and space systems business, including those licenses, permits, approvals and authorizations set forth in Section 3.1(f) of the Disclosure Schedule.

          (g) In addition to the actions specifically provided for elsewhere in this Agreement and except as otherwise expressly set forth in this Agreement, each of the parties hereto shall use its respective best efforts to take, or cause to be taken, all actions, and, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable Laws and agreements to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its best efforts to obtain the consents and approvals, to enter into any amendatory agreements and to make the filings and applications necessary or desirable to have been obtained, entered into or made in order to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing sentence, each of the parties hereto shall use its respective best efforts to ensure that the conditions set forth in Article X hereof are satisfied (insofar as such matters are within the control of such party). Notwithstanding any other provisions set forth in this Agreement (including, without limitation, the provisions of this Section 3.1(g)), neither the Company, nor Spinco nor any of their respective Affiliates shall, without first obtaining the prior written consent of the Parent, take or commit to take any action, in connection with obtaining any consent, waiver or approval or effecting any of the transactions contemplated in connection with the Closing or otherwise, (i) except as otherwise expressly provided in this Agreement, that would result in the payment of any funds (other than normal and usual filing fees) or the incurrence of any liability by the Company or any Retained Subsidiary, (ii) that would result in the divestiture or holding separate of any assets, businesses or operations of the Company or any of the Retained Subsidiaries, (iii) that might materially limit or impair Parent's or the Company's or any Retained Subsidiary's freedom of action with respect to, or its ability to retain or exercise control over, any assets, businesses or operations of the Company or any Retained Subsidiaries (other than any limitations or restrictions expressly set forth in the Merger Agreement, the Tax Sharing Agreement, the Stockholders Agreement or any other agreement to be entered into pursuant to this Agreement or the Merger Agreement prior to the Offer Purchase Date), or (iv) that might otherwise adversely affect Parent, or, following the Offer Purchase Date, either the Company or any Retained Subsidiary.

          Section 3.2.  The Distribution.

              (a) Subject to the terms and conditions of this Agreement, the Company's Board of Directors (or any duly appointed committee thereof) shall in its reasonable discretion establish the Record Date and the

Distribution Date and any appropriate procedures in connection with the Distribution (subject in each case to the provisions of applicable Law) as soon as reasonably practicable following the date hereof or on such other dates as Parent may reasonably request; provided that (x) the Record Date may not be earlier than the twentieth day following the date on which the Offer is commenced and also may not be earlier than the tenth day following the Distribution Declaration Date and (y) the parties hereto shall use their reasonable efforts to cause the Record Date to be established so as to occur immediately prior to the acceptance for payment by the Purchaser of the shares of Common Stock pursuant to the Offer (provided that in no event shall the Record Date be established so as to occur as of or at any time after the acceptance for payment by the Purchaser of the shares of Common Stock pursuant to the Offer); provided further that if all conditions to the Offer have been satisfied or waived prior to the date on which all of the Distribution Conditions have been satisfied (or waived, to the extent expressly permitted by the provisions of Section 10.1 hereof), then the Purchaser shall be permitted, but not required, to accept for payment at such time the shares of Common Stock pursuant to the Offer notwithstanding the fact that the Distribution Conditions have not been satisfied or waived (provided that prior to such acceptance for payment Purchaser first obtains the consent of the Company, which consent may not be unreasonably withheld) (as further described in clause (a)(iii) below). The parties hereto acknowledge and agree that payment of the Distribution shall be conditioned on (x) the satisfaction (or waiver, to the extent expressly permitted by the provisions of Section 10.1 hereof) of each of the Distribution Conditions on a date which is prior to the fiftieth (50th) day following the Record Date and (y) Parent and Purchaser not having taken any action, on or after the Distribution Declaration Date, to extend or delay the expiration of the Offer to a date which is later than the Record Date. The parties hereto further acknowledge and agree that:

                    (i) if the Distribution Conditions are satisfied (or waived, to the extent expressly permitted by the provisions of Section 10.1 hereof) prior to the fiftieth (50th) day following the Record Date, the conditions to the Distribution shall be deemed to have been satisfied and, if such date is on or prior to the Offer Purchase Date, the Record Date shall be deemed to have occurred immediately prior to the time at which the Purchaser has accepted for payment the shares of Company Common Stock pursuant to the Offer and the Distribution shall occur one Business Day thereafter;

                    (ii) if the Offer Purchase Date has not yet occurred and the Distribution Conditions are not satisfied or waived prior to the fiftieth (50th) day following the Record Date, (A) the Distribution shall not be paid, the declaration of the Distribution shall be null and void, and no holder of Company Common Stock shall have any rights whatsoever to receive any part of the Distribution, and (B) the Company's Board of Directors shall establish a new Record Date in a manner consistent with the provisions of the first sentence of this
          Section 3.2(a); and

                    (iii) if the Offer Purchase Date has already occurred and the Distribution Conditions are not expected to be satisfied or waived prior to the fiftieth (50th) day following the Record Date, the parties hereto agree to use their respective best efforts to restructure the Distribution in a manner which shall permit the holders of Company Common Stock of record immediately prior to the consummation of the Offer to participate in a distribution of shares of Spinco capital stock in order to preserve for such holders the material economic benefits of the Distribution; provided that, in connection with any such restructuring of the Distribution, the parties hereto must first obtain the prior consent (which consent may not be unreasonably withheld of a majority of the remaining
          Continuing Directors (such term, as defined in Section 8.4 of the Merger Agreement), if any (it being understood and agreed that the consent of the remaining Continuing Directors may be reasonably withheld by such remaining Continuing Directors in the event that counsel to such remaining Continuing Directors advises such persons that, in such counsel's reasonable opinion, any such restructuring of the Distribution would adversely affect in any material respect the holders of Company Common Stock of record immediately prior to the consummation of the Offer with respect to the income tax or securities law consequences of the Distribution).

               (b) Subject to Section 10.1 hereof, following the declaration by the Company's Board of Directors of the Record Date but prior to the Distribution Date, the Company shall deliver to the Agent one or more share certificates representing all of the outstanding shares of Spinco Common Stock (or other Spinco capital stock if necessary in the circumstances set forth in paragraph (a)(iii) above) to be distributed in the Distribution and shall instruct the Agent to distribute on the Distribution Date, (i) one share of Spinco Common Stock (or other Spinco capital stock if necessary in the circumstances set forth in paragraph (a)(iii) above) for each share of Company Common Stock owned to holders of record of Company Common Stock on the Record Date (subject to the provisions of any restricted stock or other benefit plan of the Company) and (ii) one share of Spinco Common Stock (or other Spinco capital stock if necessary in the circumstances set forth in paragraph (a)(iii) above) for each share of Company Common Stock subject to a Cancelled Company Option to the respective holders of such Cancelled Company Options (provided that the Agent shall not distribute the shares referred to in the preceding clause (ii) until promptly after the effective time of the Merger). Spinco agrees to provide all share certificates that the Agent shall require in order to effect the Distribution. All shares of Spinco Common Stock issued in the Distribution shall be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

               (c) Each of the parties hereto agrees that, immediately upon consummation of the Distribution, the Company shall not hold or beneficially own directly or indirectly any shares of Spinco Common Stock.

          Section 3.3. Termination of Certain Claims. Following the Distribution Date, Spinco shall have no claims against the Company, any Retained Subsidiary or any Affiliate of either based on any breach by the Company, and Retained Subsidiary or any of their respective Affiliates of any obligations under this Agreement that occurred on or prior to the Offer Purchase Date, all of such claims being hereby irrevocably waived and terminated as of the Offer Purchase Date; provided that the fore-going shall not limit the Company's liability for any breach by the Company or any Retained Subsidiary of any of their respective obligations under this Agreement that occurs following the Offer Purchase Date.


                                   ARTICLE IV

                      INTERCOMPANY BUSINESS RELATIONSHIPS
                      -----------------------------------

          Section 4.1.   Settlement of Intercompany Accounts.

               (a) Except as expressly provided for in this Article IV, all intercompany and interdivisional receivables, payables, loans, cash overdrafts and other accounts in existence as of the Distribution Date between Spinco and the Spinco Companies, on the one hand, and the Company and the Retained Subsidiaries, on the other hand, under the Company's cash management program or otherwise (other than accounts, if any, which (x) are owed to or by any Spinco Company which is not an Affiliate of Spinco or the Company, (y) arose pursuant to the express terms and conditions of any Existing Intercompany Agreement and
(z) are not yet payable pursuant to the provisions of such Intercompany Agreement), shall be settled by payment in full of such amounts effective immediately prior to the Restructuring. Following the date hereof, (i) no such intercompany transactions shall be entered into except (x) pursuant to the express terms and conditions of any Existing Intercompany Agreement and (y) in the ordinary course of business and in a manner consistent with past practice, and (ii) except with the prior written consent of the Parent, neither the Company, any Retained Subsidiary, Spinco or any Spinco Company shall enter into any Intercompany Agreement following the date hereof and prior to the Offer Purchase Date, except for any Intercompany Agreement which (x) is on terms and conditions entered into in the ordinary course of business and in a manner consistent with past practices and (y) is not otherwise significantly adverse to
(i) the business, properties, operations, prospects, results of operations or condition (financial or otherwise) of the Company, any Retained Subsidiary or the Retained Business or (ii) the ability of the Company or any of the Retained Subsidiaries to perform their respective obligations under this

Agreement, the Tax Sharing Agreement or the Stockholders Agreement.

               (b) Following the Distribution Date, each of the Company and Spinco shall give the other party and any independent auditors of such other party full access at all reasonable times to the books and records of the Company and Spinco (and each of their respective Subsidiaries) relating to periods prior to the Distribution Date for purposes of verifying the amounts to be paid immediately prior to the Restructuring pursuant to Section 4.1(a) above and for resolving any disputes related thereto. The amounts settled shall, to the extent applicable, be calculated in accordance with Adjusted GAAP.

               (c) Except as otherwise expressly provided in Section 2.1(a) hereof, the Company and Spinco covenant and agree that no Capital Contributions may be made following the date hereof and prior to the Offer Purchase Date; provided that the Company may make a Capital Contribution at any time after (i) the Company notifies Parent in writing of the details of such Capital Contribution, and (ii) the parties hereto agree to reduce the Spinco Cash Amount otherwise payable by Parent as a result of such Capital Contribution (which shall include interest thereon (calculated at a compounded rate of interest equal to the commercial paper rate available to the Company as of the date hereof) following the date of such Capital Contribution) and (iii) the parties agree at such time as to the appropriate amount of such reduction in the event of a Capital Contribution which is in a form other than cash.

          Section 4.2. Settlements for Cash Collections and Disbursements After the Distribution Date.

               (a) For each calendar month commencing with the month in which the Distribution Date occurs and, unless sooner terminated by agreement of the parties, continuing for a period of two (2) years thereafter, (i) within 10 Business Days of the end of the month in question, the Company shall prepare, and Spinco shall fully cooperate in preparing, a statement of transactions which shall reflect a complete analysis of any cash collections and cash disbursements by the Company and the Retained Subsidiaries on behalf of Spinco and the Spinco Companies (including those relating to the Spinco Business) during the relevant month and (ii) within 10 Business Days of the end of the month in question, Spinco shall prepare, and the Company shall fully cooperate in preparing, a statement of transactions which shall reflect a complete analysis of any cash collections and cash disbursements by Spinco and the Spinco Companies on behalf of the Company and the Retained Subsidiaries during the relevant month (including those relating to the Retained Business); provided in each case that, with respect to the first such monthly period such statement shall not reflect any cash collections or disbursements occurring prior to the Distribution Date.

               (b) Not later than five Business Days following delivery of each such monthly statement, Spinco shall pay to the Company or the Company shall pay to Spinco, as the case may be, in cash an amount necessary to eliminate the account balance as reflected in each such statement. Payments made pursuant to this Section 4.2 shall not, for any purposes of this Agreement, constitute Indemnifiable Losses or be set off against any other payments to be made, Liabilities asserted or claims made pursuant to this Agreement, including but not limited to Article V hereof, unless the Company and Spinco otherwise agree in writing.

               (c) Following the end of the two-year period referred to in
Section 4.2(a) above (or such earlier period as the parties hereto may agree),
(i) the Company shall promptly turn over to Spinco all cash and other similar amounts received by the Company and the Retained Subsidiaries which properly constitute Assets attributable to the Spinco Business and (ii) Spinco shall promptly turn over to the Company all cash and other similar amounts received by Spinco and the Spinco Companies which properly constitute Assets attributable to the Retained Business.

          Section 4.3. Transition Services. Following the Distribution Date and ending on the later of (i) the sixth month anniversary of the Distribution Date and (ii) December 31, 1996 (such period, the "Transition Services Period"), the Company shall provide to Spinco, at such times and in such amounts as may be reasonably requested by Spinco, those data processing, procurement support, travel support, communications, tax, accounting, legal, insurance, employee benefits and similar services which have been customarily provided by the Company and the Retained Subsidiaries to the Spinco Business during the twelve months prior to the date hereof (collectively, the "Transition Services"). The Transition Services shall be provided at a cost calculated in accordance with the cost the Company currently assesses to the Spinco Companies and the Spinco Business for the same or similar services. Following the end of the calendar month in which any such Transition Services are performed, the Company shall provide to Spinco an invoice (the "Transition Services Invoice") setting forth in summary detail the Transition Services which were provided during such calendar month and the appropriate cost thereof. Spinco shall pay to the Company in cash in immediately available funds, in a reasonably prompt manner following the delivery by the Company of a Transition Services Invoice, the amounts due with respect to the Transition Services reflected on such Transition Services Invoice. The Transition Services Period may be extended for up to two six-month periods in the event that Spinco notifies the Company at least 30 days prior to the expiration of the then-current Transition Services Period of its intention to so extend the Transition Services Period.

          Section 4.4. Termination of Intercompany Arrangements. Each of the parties hereto agrees that, except as otherwise expressly provided in this
Article IV, all Existing Intercompany Agreements in effect immediately prior to the Distribution Date shall not be deemed altered, amended or terminated as a result of this Agreement or the consummation of the transactions contemplated hereby and shall otherwise remain in effect immediately after giving effect to the Restructuring (provided that nothing contained in this Agreement shall be deemed to limit any party's ability to terminate any such Intercompany Agreement following the Distribution Date in accordance with the provisions of such Intercompany Agreement).

                                  ARTICLE V

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

          Section 5.1. Survival of Agreements. The obligations under this
Article V of each of Spinco and the Spinco Companies, on the one hand, and the Company and the Retained Subsidiaries, on the other hand, shall survive the sale or other transfer by it of any Assets or businesses or the assignment by it of any Liabilities. To the extent that Spinco or any of the Spinco Companies transfers directly or indirectly to any other person all or substantially all of the Spinco Assets or the Spinco Business, Spinco will cause the transferee of such SpincoAssets or Spinco Business to assume specifically its obligations under this Agreement with respect thereto and will cause such transferee to fulfill its obligations related to such Spinco Liabilities. Such assumption will not relieve Spinco of its obligations in respect thereof. To the extent that the Company or any of the Retained Subsidiaries transfers directly or indirectly to any other person all or substantially all of the Retained Assets or the Retained Business the Company will cause the transferee of such Retained Assets or Retained Business to assume specifically its obligations under this Agreement with respect thereto and will cause such transferee to fulfill its obligations related to such Retained Liabilities. Such assumption will not relieve the Company of its obligations in respect thereof. Spinco, on the one hand, and the Company, on the other hand, agree that such transferee may exercise all of Spinco's or the Company's rights hereunder, as the case may be, with respect to such Assets or businesses.

          Section 5.2.  Spinco's Agreement to Indemnify.

               (a) In addition to any indemnification required by Articles II, VI and VIII hereof, subject to the terms and conditions set forth in this Agreement, from and after the Distribution Date, Spinco shall indemnify, defend and hold harmless the Company, each Retained Subsidiary, the Purchaser and Parent and each of their respective directors, officers, employees, representatives, advisors, agents and Affiliates (collectively, the "Parent Indemnified Parties") from, against and in respect of any and all Indemnifiable Losses of the Parent Indemnified Parties arising out of, relating to or re-sulting from, directly or indirectly, (i) any misrepresentation or breach of warranty made by or on behalf of Spinco or, on or prior to the Offer Purchase Date, made by or on behalf of the Company, which misrepresentation or breach of warranty is contained in this Agreement or the Stockholders Agreement, (ii) any breach of any agreement or covenant under this Agreement or the Stockholders Agreement on the part of Spinco or, on or prior to the Offer Purchase Date, on the part of the Company, (iii) any and all Spinco Liabilities, (iv) the conduct of the Spinco Business or any part thereof on, prior to or following the Distribution Date, (v) any transfer of Spinco Assets to, or assumption of Spinco Liabilities by, Spinco or any Spinco Company in accordance with this Agreement or otherwise in connection with the Restructuring (other than any costs and expenses which have been expressly assumed by the Company pursuant to the provisions of this Agreement), (vi) any Indemnifiable Loss resulting from any claims that any statements or omissions relating to or describing, directly or indirectly, Spinco, any Spinco Company, the Spinco Business, any Spinco Asset or any Spinco Liability, and which occur on or prior to the Offer Purchase Date (A) in the Information Statement, the Form 10 or in any registration statement filed pursuant to Section 3.1 hereof (in each case other than with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by Parent, the Purchaser or their Affiliates, representatives or advisors and other than any statements or omissions which relate solely to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby), or (B) in any document(s) filed with the SEC by Spinco or any Spinco Company after the date hereof pursuant to either the Securities Act or the Exchange Act (in each case other than with respect to any statements or omissions which relate solely to the Merger Agreement and this Agreement and the transactions contemplated thereby and hereby), which, in the case of either clause (A) or (B) above, are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (vii) the failure of the Company or Spinco to obtain any Final Order or other consent or approval of the FCC with respect to any of the transactions contemplated pursuant to either this Agreement or the Merger Agreement and (viii) any Excluded Indemnifiable Losses (as defined below). Notwithstanding the foregoing, Spinco's indemnification obligations pursuant to this Section 5.2 shall not in any event include any Indemnifiable Losses arising out of or relating to Transaction Suits (as defined in Section 6.5), except to the extent of any Indemnifiable Losses (such Indemnifiable Losses, the "Excluded Indemnifiable Losses") which the Company is able to demonstrate resulted directly from (a) any statement or omission on the part of Spinco or any of its Affiliates in the documents referred to in Section 5.2(a)(vi) above or (b) any business activities, Assets or Liabilities of Spinco, any of the Spinco Companies or the Spinco Business.

               (b) Notwithstanding Spinco's obligations to indemnify Parent Indemnified Parties pursuant to Section 5.2(a) hereof, Spinco shall be obligated to indemnify the Parent Indemnified Parties only for those Indemnifiable Losses under clauses (i), (ii) or (vi) of Section 5.2(a) hereof as to which the Parent Indemnified Parties have given Spinco written notice thereof on or prior to the third anniversary of the Distribution Date (it being understood that there shall be no corresponding time limitation with respect to any Indemnifiable Losses arising under clauses (iii), (iv), (v), (vii) and (viii) of Section 5.2(a) hereof); provided further that claims with respect to breaches of covenants and agreements set forth in this Agreement or the Stockholders Agreement shall survive for the applicable statute of limitations period. Notwithstanding the foregoing, if on or before the expiration of such indemnification period any Parent Indemnified Party has given notice to Spinco pursuant to Section 5.4 hereof of any matter which would be the basis for a claim of indemnification by such Parent Indemnified Party pursuant to Section 5.2(a), such Parent Indemnified Party shall have the right after the expiration of such indemnification period to assert or to continue to assert such claim and to be indemnified with respect thereto.

          Section 5.3. The Company's Agreement to Indemnify.

               (a) In addition to any indemnification required by Articles II, VI and VIII hereof, subject to the terms and conditions set forth in this Agreement, from and after the Distribution Date, the Company shall indemnify, defend and hold harmless Spinco, each Spinco

Company and each of their respective directors, officers, employees, representatives, advisors, agents and Affiliates (collectively, the "Spinco Indemnified Parties") from, against and in respect of any and all Indemnifiable Losses of the Spinco Indemnified Parties arising out of, relating to or resulting from, directly or indirectly, (i) any breach of any agreement or covenant set forth in this Agreement or in the Stockholders Agreement on the part of Parent or the Purchaser or, following the Offer Purchase Date, on the part of the Company, (ii) any and all Retained Liabilities, (iii) the conduct of the Retained Business or any part thereof on, prior to or following the Distribution Date, (iv) any Indemnifiable Loss resulting from any claims that any statements or omissions (A) relating to or describing, directly or indirectly, Parent or the Purchaser, and which occur on or prior to the Offer Purchase Date in any Solicitation/Recommendation Statement on Schedule 14D-9 of the Company filed in connection with the Offer, the Information Statement, the Form 10 or in any registration statement filed pursuant to Section 3.1 or
Section 3.3 hereof (in each case only to the extent of any statements or omissions made in reliance upon and in conformity with information furnished in writing by Parent, the Purchaser or their Affiliates, representatives or advisors), (B) in any Tender Offer Statement on Schedule 14D-1 of the Purchaser or Parent filed in connection with the Offer (other than any statements or omissions made in reliance upon and in conformity with information furnished in writing by the Company, any Retained Subsidiary, Spinco, any Spinco Company or any of their respective Affiliates, representatives or advisors), or (C) in any other document(s) filed after the date hereof by Parent or the Purchaser with the SEC pursuant to either the Securities Act or the Exchange Act (e.g., statements or omissions made in a Current Report on Form 8-K filed by either Parent or the Purchaser after the date hereof pursuant to the Exchange Act), which, in the case of either clauses (A), (B) or (C) above, are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) any Indemnifiable Loss arising out of or resulting from Transaction Suits (other than Excluded Indemnifiable Losses). Notwithstanding the foregoing and anything to the contrary in this Agreement or any other agreement to be entered into pursuant to this Agreement, the Company shall not be required to indemnify, defend and hold harmless any Spinco Indemnified Party from and against any Indemnifiable Loss resulting from any claims that the statements included in the Information Statement, the Form 10 or in any registration statement filed pursuant to Section 3.1 or Section 3.3 hereof (in each case other than statements or omissions made in reliance upon and in conformity with information furnished in writing by Parent, the Purchaser or their Affiliates, representatives or advisors expressly for use therein) are false or misleading with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) Notwithstanding the Company's obligations to indemnify the Spinco Indemnified Parties pursuant to Section 5.3(a) hereof, the Company shall be obligated to indemnify the Spinco Indemnified Parties only for those Indemnifiable Losses under Sections 5.3(a)(i) and 5.3(a)(iv) hereof as to which the Spinco Indemnified Parties have given the Company written notice thereof on or prior to the expiration of any applicable statute of limitations period (it being understood that there shall be no corresponding time limitation with respect to any Indemnifiable Losses arising under clauses (ii) and (iii) of
Section 5.3(a) hereof). Notwithstanding the foregoing, if on or before the expiration of such indemnification period any Spinco Indemnified Party has given notice to the Company pursuant to Section 5.4 hereof of any matter which would be the basis for a claim of indemnification by such Spinco Indemnified Party pursuant to Section 5.3(a), such Spinco Indemnified Party shall have the right after the expiration of such indemnification period to assert or to continue to assert such claim and to be indemnified with respect thereto.

          Section 5.4. Procedure for Indemnification. All claims for indemnification under this Article V shall be asserted and resolved as follows:

               (a) In the event that any claim or demand, or other circumstance or state of facts which could give rise to any claim or demand, for which an Indemnifying Party may be liable to an Indemnified Party hereunder is asserted against or sought to be collected by a third party (an "Asserted Liability"), the Indemnified Party shall promptly notify the Indemnifying Party in writing of such Asserted Liability, specifying the nature of such Asserted Liability and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim or demand) (the "Claim Notice"); provided that no delay on the part of the Indemnified Party in giving any such Claim Notice shall relieve the Indemnifying Party of any indemnification obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is materially prejudiced by such delay. The Indemnifying Party shall have 20 days (or less if the nature of the Asserted Liability requires) from its receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party whether or not the Indemnifying Party desires, at the Indemnifying Party's sole cost and expense and by counsel of its own choosing, which shall be reasonably satisfactory to the Indemnified Party, to defend against such Asserted Liability; provided that if, under applicable standards of professional conduct a conflict on any significant issue between the Indemnifying Party and any Indemnified Party exists in respect of such Asserted Liability, then the Indemnifying Party shall reimburse the Indemnified Party for the reasonable fees and expenses of one additional counsel to be retained in order to resolve such conflict, promptly upon presentation by the Indemnified Party of invoices or other documentation evidencing such amounts to be reimbursed. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnifying Party shall control the investigation, defense and settlement thereof; provided that (i) the Indemnifying Party shall use its reasonable efforts to defend and protect the interests of the Indemnified Party with respect to such Asserted Liability, (ii) the Indemnified Party, prior to or during the period in which the Indemnifying Party assumes control of such matter, may take such reasonable actions as the Indemnified Party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the Indemnified Party's rights to defense and indemnification pursuant to this Agreement, and
(iii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to any settlement which (A) imposes any Liabilities on the Indemnified Party (other than those Liabili-ties which the Indemnifying Party agrees to promptly pay or discharge), and (B) with respect to any non-monetary provision of such settlement, would be likely, in the Indemnified Party's reasonable judgment, to have an adverse effect on the business operations, assets, properties or prospects of Parent, the Company or the Retained Business (in the case of a Parent Indemnified Party), Spinco or the Spinco Business (in the case of a Spinco Indemnified Party), or such Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to control, pay or settle any Asserted Liability which the Indemnifying Party shall have undertaken to defend so long as the Indemnified Party shall also waive any right to indemnification therefor by the Indemnifying Party. If the Indemnifying Party undertakes to defend against such Asserted Liability, the Indemnified Party shall cooperate fully with the Indemnifying Party and its counsel in the investigation, defense and settlement thereof. If the Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense. If the Indemnifying Party does not undertake within the Notice Period to defend against such Asserted Liability, then the Indemnifying Party shall have the right to participate in any such defense at its sole cost and expense, but the Indemnified Party shall control the investigation, defense and settlement thereof (provided that the Indemnified Party may not settle any such Asserted Liability without obtaining the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld by the Indemnifying Party; provided that in the event that the Indemnifying Party is in material breach at such time of the provisions of this Section 5.4, then the Indemnified Party shall not be obligated to obtain such prior written consent of the Indemnifying Party) at the reasonable cost and expense of the Indemnifying Party (which shall be paid by the Indemnifying Party promptly upon presentation by the Indemnified Party of invoices or other documentation evidencing the amounts to be indemnified). The Indemnified Party and the Indemnifying Party agree to make available to each other, their counsel and other representatives, all information and documents available to them which relate to such claim or demand (subject to the confidentiality provisions of Section 7.5 hereof); provided that no party hereto shall be obligated to disclose any information which would result in the waiver of any attorney-client, attorney work product or other similar privileges, if the disclosure of such information would be materially prejudicial to such disclosing party. The Indemnified Party and the Indemnifying Party and the Company and its employees also agree to render to each other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand.

               (b) In the event that an Indemnified Party should have a claim against the Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. The Indemnifying Party shall have 20 days from the date such Claim Notice is delivered during which to notify the Indemnified Party in writing of any good faith objections it has to the Indemnified Party's Claim Notice or claims for indemnification, setting forth in reasonable detail each of the Indemnifying Party's objections thereto. If the Indemnifying Party does not deliver such written notice of objection within such 20-day period, the Indemnifying Party shall be deemed to have accepted responsibility for the prompt payment of the Indemnified Party's claims for indemnification, and shall have no further right to contest the validity of such indemnification claims. If the Indemnifying Party does deliver such written notice of objection within such 20-day period, the Indemnifying Party and the Indemnified Party shall attempt in good faith to resolve any such dispute within 30 days of the delivery by the Indemnifying Party of such written notice of objection. If the Indemnifying Party and the Indemnified Party are unable to resolve any such dispute within such 30-day period, then either the Indemnifying Party or the Indemnified Party shall be free to pursue any remedies which may be available to such party under applicable Law.

          Section 5.5. Miscellaneous Indemnification Provisions.

               (a) The Indemnifying Party agrees to indemnify any successors of the Indemnified Party to the same extent and in the same manner and on the same terms and conditions as the Indemnified Party is indemnified by the Indemnifying Party under this Article V. In the event that any claim for indemnification under either

Articles II, V, VI or VIII hereof meets the criteria of more than one of the types of claims for which indemnification is provided for under such provisions, the Indemnified Party, in its sole discretion, shall classify such claim and only be required to include such claim, and the recoveries for indemnification therefrom, in one of such categories. No investigation made by any party hereto shall affect any representation or warranty of the other party's hereto contained in this Agreement or in the Schedules attached hereto or any certificate, document or other instrument delivered in connection herewith. The consummation by Parent of the Offer pursuant to the terms and conditions of the Merger Agreement, either with or without knowledge of a breach of warranty or covenant or misrepresentation by any party hereto, shall not constitute a waiver of any claim by any Parent Indemnified Party for Indemnifiable Losses with respect to such breach or misrepresentation. In determining the amount of Indemnifiable Losses to which a Parent Indemnified Party or Spinco Indemnified Party (as the case may be) is entitled to indemnification hereunder, an arbitration panel, court or tribunal may take into consideration, where appropriate and without duplication, any diminution in the aggregate value of the Retained Business or the Spinco Business (as the case may be). Notwithstanding anything to the contrary contained in this Agreement, the assignment of any party's rights hereunder to any other person or entity shall not limit, affect or prejudice the ability of the assigning party to continue to enforce any rights of indemnification hereunder or other rights hereunder in accordance with the terms and conditions of this Agreement.

               (b) In determining the amount of any indemnity payable under this
Article V, such amount shall be reduced by (x) any related tax benefits if and when actually realized or received (but only after taking into account any tax benefits (including, without limitation, any net operating losses or other deductions) to which the Indemnified Party would be entitled without regard to such item), except to the extent such recovery has already been taken into account in determining the amount of any indemnity payable under Articles II, V, VI or VIII hereof, and (y) any insurance recovery if and when actually realized or received, in each case in respect of such Asserted Liability. Any such recovery shall be promptly repaid by the Indemnified Party to the Indemni-fying Party following the time at which such recovery is realized or received pursuant to the previous sentence, minus all reasonably allocable costs, charges and expenses incurred by the Indemnified Party in obtaining such recovery. Notwithstanding the foregoing, if (x) the amount of Indemnifiable Losses for which the Indemnifying Party is obligated to indemnify the Indemnified Party is reduced by any tax benefit or insurance recovery in accordance with the provisions of the previous sentence, and (y) the Indemnified Party subsequently is required to repay the amount of any such tax benefit or insurance recovery or such tax benefit or insurance recovery is disallowed, then the obligation of the Indemnifying Party to indemnify with respect to such amounts shall be reinstated immediately and such amounts shall be paid promptly to the Indemnified Party in accordance with the provisions of this Agreement.

               (c) In the event that a dispute between any Indemnifying Party and any Indemnified Party concerning the existence of a right or obligation to indemnity under this Agreement is determined by any arbitration panel or any court or tribunal, the reasonable fees and expenses of the attorneys for the party which is principally prevailing in such action shall be paid by the party which is not principally prevailing in such action.

               (d) All amounts owing under this Article V shall bear interest at a fluctuating rate of interest equal to the rate of interest from time to time announced by Citibank, N.A. in New York, New York as its prime lending rate, computed from the time such Damage, cost or expense was incurred or suffered to the date of payment therefor.

               (e) The remedies provided by this Article V shall be the parties' sole and exclusive remedies for the recovery of any Indemnifiable Losses resulting, from or arising out of or related to misrepresentations, breaches of warranties, and non-fulfillment of obligations under this Agreement, except those arising from or arising out of or related to fraud; provided that the provisions of this Section 5.5(e) shall not limit the ability of any party to seek injunctive or similar relief pursuant to Section 11.11 hereof.

               (f) The parties hereto agree that, notwithstanding any other provision in this Agreement to the contrary, in the event of any breach of the representation and warranty set forth in Section 6.1(c)(i) hereof, in addition to the indemnities provided for in this Article V, Spinco shall either (a) secure the prompt release of the Company, the Retained Companies, the Retained Business and any affected Parent Indemnified Party from all obligations and Liabilities relating to those Spinco Liabilities or Spinco Indebtedness for which the Company, the Retained Companies, the Retained Business or any affected Parent Indemnified Party is or has become liable, directly or indirectly, as borrower, surety, guarantor or otherwise (or with respect to which any of the Retained Assets is or has become bound by or subject to) or (b) promptly prepay, redeem, purchase or defease (pursuant to a trust arrangement reasonably acceptable to Parent) in full all such Spinco Liabilities or Spinco Indebtedness. Spinco shall take or cause to be taken all actions, execute such agreements, documents or instruments, and do or cause to be done all things, necessary, proper or advisable under the terms of the agreements governing the Spinco Liability or Spinco Indebtedness in question and under the provisions of applicable Law, or as Parent may otherwise reasonably request, in connection with the fulfillment of Spinco's obligations under this Section 5.5(f).

               Section 5.6. Pending Litigation. Following the Distribution Date, (a) Spinco shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating primarily to the Spinco Business, the Spinco Assets or the Spinco Liabilities (each, a "Spinco Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of the Company, and (b) the Company shall have exclusive authority and control over the investigation, prosecution, defense and appeal of all pending Actions relating primarily to the Retained Business, the Retained Assets or the Retained Liabilities (each, a "Retained Action"), and may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the consent of Spinco; provided that if both the Company and Spinco are named as parties to any Spinco Action or Retained Action, neither the Company nor Spinco (nor any of their respective Subsidiaries) may settle or compromise, or consent to the entry of any judgment with respect to, any such Action without the prior written consent of the other party (which consent may not be unreasonably withheld) if such settlement, compromise or consent to such judgment includes any form of injunctive relief binding upon such other party. Spinco shall indemnify, defend and hold harmless each of the Parent Indemnified Parties, and the Company shall indemnify and hold harmless each of the Spinco Indemnified Parties, in the manner provided in this Article V, from and against all Indemnifiable Losses arising out of or resulting from each such Action over which such indemnifying party has authority and control pursuant to this Section 5.6.

               Section 5.7. Construction of Agreements. Notwithstanding any other provision in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this
     Article V and the provisions of any other part of this Agreement or any exhibit or schedule hereto, the provisions of this Article V shall control, and in the event and to the extent that there shall be a conflict between the provisions of this Agreement (including, without limitation, the provisions of this Article V) and the provisions of the Tax Sharing Agreement, the provisions of the Tax Sharing Agreement shall control.


                                   ARTICLE VI

                           CERTAIN ADDITIONAL MATTERS
                           --------------------------

               Section 6.1.  Representations or Warranties; Disclaimers.

               (a) It is the explicit intent of each party hereto that no party to this Agreement or to the Merger Agreement is making any representation or warranty whatsoever, express or implied, in this Agreement, the Merger Agreement, the Tax Sharing Agreement or the Stockholders Agreement or in any other agreement contemplated hereby or thereby, except those representations and warranties expressly set forth in this Agreement.
     Each of the parties hereto agrees, to the fullest extent permitted by Law, that none of them nor any of their Affiliates, agents or representatives shall have any liability or responsibility whatsoever to any such other party hereto or such other party's Affiliates, agents or representatives on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to any such other party or such other party's Affiliates, agents or representatives (or any omissions therefrom), including, without limitation, in respect of the specific representations and warranties set forth in this Agreement and the Merger Agreement and the covenants and agreements set forth in the Merger Agreement, except (i) as and only to the extent expressly set forth in the indemnification provisions of Article V hereof and as otherwise expressly set forth herein (subject to the limitations and restrictions contained herein), and (ii) with respect to breaches of the covenants and agreements set forth in this Agreement.

               (b) Without limiting the generality of the foregoing, it is understood and agreed (a) that neither Parent, the Company nor any of the Retained Subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any Spinco Assets, (b) that the Spinco Assets are being transferred "as is, where is" and (c) that, subject to the obligations of the Company set forth in Sections 2.1(b) and 6.2 hereof, Spinco shall bear the risk that any conveyances of the Spinco Assets might be insufficient or that Spinco's or any of the Spinco Company's title to any Retained Assets shall be other than good and marketable and free from encumbrances. Similarly, it is understood and agreed that neither Parent, the Company nor any of the Retained Subsidiaries is, in this Agreement or in any other agreement or document contemplated by this Agreement, representing or warranting to Spinco or any Spinco Indemnified Party in any way that the obtaining of the consents and approvals, the execution and delivery of any amendatory agreements and the making of the filings and applications contemplated by this Agreement shall satisfy the provisions of any or all applicable agreements or the requirements of all applicable Laws or judgments.

               (c) Spinco represents and warrants to the Company that (i) except as expressly provided in the

     Globalstar Bank Guarantee (as amended pursuant to the provisions of Section
     2.5 hereof), neither the Company nor any of the Retained Subsidiaries will, after giving effect to the Restructuring, be liable directly or indirectly, as borrower, surety, guarantor, indemnitor or otherwise, with respect to (and that none of the Retained Assets shall be bound by or subject to) any of the Spinco Liabilities or any Spinco Indebtedness, (ii) there are no Intercompany Agreements in effect as of the date hereof, which, either individually or in the aggregate, are materially adverse to (i) the business, properties, operations, prospects, results of operations or condition (financial or otherwise) of the Retained Business or (ii) the ability of the Company or any of the Retained Subsidiaries to perform their respective obligations under this Agreement, the Tax Sharing Agreement or the Stockholders Agreement, (iii) there are no Spinco Assets which have been used within the Retained Business within one year prior to the date hereof, other than those Spinco Assets which are listed on Section 6.2(c) of the Disclosure Schedule, (iv) except as set forth in Section 6.1(c)(iv) of the Disclosure Schedule, neither Spinco nor any Spinco Company shall, immediately after giving effect to the Restructuring and the Distribution, own, hold or lease, in whole or in part, any of the assets, properties, licenses and rights which are reasonably necessary to carry on the Retained Business as presently conducted, and (v) prior to, on or shortly after the Distribution Date, GTL or Globalstar (as the case may be) will issue to the Company the Guarantee Warrants described in the Globalstar Warrant Memorandum and the term sheet set forth on Exhibit A-1 attached hereto, which warrants will be on the terms and conditions described in the Globalstar Warrant Memorandum and shall otherwise be on such terms and conditions as are customary to transactions of a similar nature.

               Section 6.2. Further Assurances; Subsequent Transfers.

               (a) To the extent that any of the transfers, distributions and deliveries required to be made pursuant to Article II shall not have been so consummated prior to the Distribution Date, the parties shall cooperate and use their best efforts to effect such consummation as promptly thereafter as reasonably practicable. Each of the parties hereto will execute and deliver such further instruments of transfer and distribution and will take such other actions as any party hereto may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, at any time and from time to time after the Distribution Date, at the request of Spinco or any of its Subsidiaries, each party hereto will, and will cause each of its Subsidiaries to, execute and deliver such other instruments of transfer and distribution, and take such action as any party hereto may reasonably request in order to more effectively transfer, convey and assign to such requesting party or to the Subsidiaries of such requesting party and to confirm the right, title or interest held by such requesting party or any of the Subsidiaries of such requesting party, in the Assets to be transferred to such requesting party (or its Subsidiaries) pursuant to this Agreement, to put such requesting party and its Subsidiaries in actual possession and operating control thereof and to permit such requesting party and its Subsidiaries to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained) and to properly assume and discharge the related Liabilities.

               (b) Each of the parties hereto agrees to use its respective best efforts, at the Company's reasonable expense, to obtain any consents required to transfer and assign to (i) Spinco all agreements, leases, licenses and other rights of any nature whatsoever relating to the Spinco Assets, and (ii) the Company all agreements, leases, licenses and other rights of any nature whatsoever relating to the Retained Assets. In the event and to the extent that any party hereto or any of its Subsidiaries is unable to obtain any such required consents, (i) such party (or any Subsidiary that is a party to such agreements, leases, licenses and other rights, as the case may be) shall continue to be bound thereby (such person, the "Record Holder") and (ii) the party to which such Asset would otherwise be transferred pursuant to this Agreement (the "Beneficial Holder") shall pay, perform and discharge fully all the obligations of the Record Holder thereunder from and after the Distribution Date and indemnify such Record Holder for all Indemnifiable Losses arising out of such performance by such Record Holder. The Record Holder shall, without further consideration therefor, pay, assign and remit to the Beneficial Holder promptly all monies, rights and other consideration received in respect of such performance. The Record Holder shall exercise or exploit its rights and options under all such agreements, leases, licenses and other rights and commitments referred to in this Section 6.2(b) only as reasonably directed by the Beneficial Holder and at the Beneficial Holder's expense. If and when any such consent shall be obtained or such agreement, lease, license or other right shall otherwise become assignable, the Record Holder shall promptly assign all its rights and obligations thereunder to the Beneficial Holder without payment of further consideration and the Beneficial Holder shall, without the payment of any further consideration therefor, assume such rights and obligations.

               (c) In the event that, subsequent to the Distribution Date, the Company or any of the Retained Subsidiaries shall either (i) receive written notice from Spinco or any of the Spinco Companies that certain specified Assets of the Company or any of the Retained Subsidiaries which properly constitute Spinco Assets were not transferred to it on or prior to the Distribution Date or (ii) determine that certain Assets of the Company or any of the Retained Subsidiaries which constitute Spinco Assets were not transferred to Spinco or any of the Spinco Companies on or prior to the Distribution Date, then as promptly as practicable thereafter, the Company shall, and shall cause its Subsidiaries to, take all steps reasonably necessary to transfer and deliver any and all of such Assets to Spinco or its Subsidiaries at the recipient's reasonable expense. In the event that, subsequent to the Distribution Date, Spinco or any of the Spinco Companies shall either (i) receive written notice from the Company or any of the Retained Subsidiaries that certain specified Assets were transferred to Spinco or its Subsidiaries which properly constitute Retained Assets, or
     (ii) determine that certain Assets of Spinco or the Spinco Companies which constitute Retained Assets were transferred to Spinco or the Spinco Companies, then as promptly as practicable thereafter, Spinco shall, and shall cause the Spinco Companies to, take all steps reasonably necessary to transfer and deliver any and all of such Assets to the Company or the Company's Subsid-iaries at the recipient's reasonable expense without the payment by the Company of any consideration therefor.

               Section 6.3. The Spinco Board. Spinco and the Company shall take all actions which may be required to elect or otherwise appoint, on or prior to the Distribution Date, those individuals that the Board of Directors of the Company (as in effect prior to the consummation of the Offer) may designate as directors of Spinco.

               Section 6.4. Use of Names. Following the Distribution Date, Spinco and each of the Spinco Companies shall have the sole and exclusive ownership of and right to use, as between the Company and each of the Retained Subsidiaries, on the one hand, and Spinco and each of the Spinco Companies, on the other hand, the "Loral" name and each of the names used (or formerly used) in the Spinco Business (the "Spinco Names"), and each of the trade marks, trade names, service marks and other proprietary rights related to such Spinco Names as set forth on Section 6.4 of the Disclosure Schedule (the "Spinco Proprietary Name Rights"); provided that the Company, the Retained Business and each of the Retained Subsidiaries is hereby granted a perpetual, fully paid-up, worldwide, non-exclusive license with respect to such Spinco Names and Spinco Proprietary Name Rights to the extent necessary to enable the Company, the Retained Business and each of the Retained Subsidiaries to continue to use such rights in their respective businesses with respect to (x) those governmental Contracts of the Retained Business (and any programs thereunder) in existence as of the Offer Purchase Date or those governmental programs for which a bid has been submitted prior to the Offer Purchase Date, and (y) those products and services of the type manufactured or sold by them on the date hereof or at any time during the last five years or under current development by them as of the date hereof. Following the Distribution Date, the Company and each of the Retained Subsidiaries shall have the sole and exclusive ownership of and right to use, as between Spinco and each of the Spinco Companies, on the one hand, and the Company and each of the Retained Subsidiaries, on the other hand, all names used (or formerly used) by the Company or any of the Retained Subsidiaries as of such date other than the Spinco Names (the "Company Names"), and all other trade marks, trade names, service marks and other proprietary rights owned or used by the Company or any of the Retai-ned Subsidiaries as of such date other than the Spinco Proprietary Name Rights (the "Company Proprietary Name Rights"). Notwithstanding the foregoing, following the Distribution Date, (x) the Company shall, and shall cause its Subsidiaries and other Affiliates to, take all action reasonably necessary to cease using, and change as soon as commercially practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Spinco Names or any of the Spinco Proprietary Name Rights, and (y) Spinco shall, and shall cause its Subsidiaries and other Affiliates to, take all action reasonably necessary to cease using, and change as soon as commercially practicable (including by amending any charter documents), any corporate or other names which are the same as or confusingly similar to any of the Company Names or any of the Company Proprietary Name Rights.

               Section 6.5. Litigation Relating to Transaction.

               (a) Following the date hereof, in the event that any Action is commenced against the Company or any of its Subsidiaries challenging either the Merger Agreement, this Agreement, the Tax Sharing Agreement or the Stockholders Agreement or any of the transactions contemplated therein or herein (any such Action, a "Transaction Suit"), then the Company shall provide promptly to Parent copies of all material pleadings sent or received after the date hereof by the Company or its counsel with respect to any such Transaction Suit(s).

               (b) Parent shall be entitled to participate in the defense of each Transaction Suit and to employ counsel at its own expense to assist in the handling of each such Transaction Suit. The Company shall not settle or compromise any Transaction Suit or consent to the entry of any judgment with respect to any such Transaction Suit, without the prior written consent of Parent (which consent shall not be unreasonably withheld).

               (c) Following the Distribution Date, Spinco shall be entitled to participate in the defense of each Transaction Suit to which it or any of its Affiliates is a party, and to employ counsel at its own expense to assist in the handling of each such Transaction Suit.

     Following the Distribution Date, the Company shall not settle or compromise any Transaction Suit to which Spinco or any of its Affiliates is a party or consent to the entry of any judgment with respect to any such Transaction Suit, without the prior written consent of Spinco (which consent shall not be unreasonably withheld).

               Section 6.6. Spinco Equity Arrangements. On or prior to the Offer Purchase Date, Spinco, the Company and each Retained Subsidiary which will be a holder of Spinco Preferred Stock immediately after giving effect to the Restructuring, shall each execute and deliver to the other counterparts of a stockholders agreement with respect to such Spinco Preferred Stock in substantially the form set forth in Exhibit A hereto.

               Section 6.7. Post-Closing Business Relationships.

               (a) License of Existing Intellectual Property Rights. The Company and the Retained Subsidiaries hereby grant to each of Spinco and the Spinco Companies, effective as of the Distribution Date, a perpetual, fully paid-up, worldwide, non-exclusive license with respect to the Intellectual Property Rights to the extent necessary to enable Spinco and the Spinco Companies to continue to use the Intellectual Property Rights in their respective businesses with respect to those products and services thereof of the type manufactured or sold by them on the date hereof or at any time during the last five years or under current development by them as of the date hereof; provided that neither Spinco nor any of the Spinco Companies shall be permitted to sublicense or otherwise transfer any of the Intellectual Property Rights referred to in this Section 6.7(a) to any Person other than an Affiliate of Spinco. Each of Spinco and the Spinco Companies acknowledges and agrees that neither the Company nor the Retained Subsidiaries nor any of their respective Affiliates is making any representations or warranties with respect to the ownership, validity, efficacy or other matters relating to any of the Intellectual Property Rights referred to in this Section 6.7(a).

               (b) License of Certain Other Intellectual Property Rights. During the period commencing after the Distribution Date and ending on the third anniversary thereof, the Company and the Retained Subsidiaries shall, at the request of Spinco or any Spinco Company, grant to Spinco or such Spinco Company a non-exclusive license for those applications reasonably related to the Spinco Business with respect to any Intellectual Property Rights not already covered by paragraph (a) above, which grant shall be made on terms and conditions no less favorable than those terms and conditions which may from time to time be extended generally by Parent to third parties with respect to similar products, services or applications; provided that neither the Company nor any of the Retained Subsidiaries shall be obligated to license to Spinco or any Spinco Company any of the Intellectual Rights referred to in this Section 6.7(b) if such Intellectual Property Rights relate to any product or service which competes with or will compete with those products or services of the type manufactured or sold by Parent, any Subsidiary of Parent, the Company or any of the Retained Subsidiaries on the date thereof or at any time during the previous five years or under current development by them as of the date thereof.

               (c) Certain General Licensing Provisions. The license of Intellectual Property Rights granted pursuant to this Section 6.7 shall not affect the rights of the Company or any of the Retained Subsidiaries to use, disclose or otherwise freely deal with any Intellectual Property Rights licensed hereunder and shall be subject to and limited by (x) all Contracts and obligations, entered into prior to the date on which the license in question was granted, in any way affecting the Company's ability to license the Intellectual Property Rights and (y) the provisions of applicable Law. Spinco agrees to indemnify, defend and hold harmless the Company and each Parent Indemnified Party in accordance with the indemnification provisions of Article V hereof, from and against any and all Indemnifiable Losses of the Company and any such Parent Indemnified Party arising out of, relating to or resulting from the license of any Intellectual Property Rights to Spinco or any Spinco Company pursuant to the provisions of Section 6.7(a) above or any failure by Spinco or any Spinco Company to perform and abide by all obligations, restrictions, conditions and agreements applicable to the Intellectual Property Rights licensed to Spinco or any Spinco Company pursuant to the provisions of
     Section 6.7(a) above.

               (d) Technical Services. During the period commencing after the Distribution Date and ending on the third anniversary thereof (and for successive periods of three years provided that Spinco notifies the Company in writing, no less than six months nor more than nine months prior to the end of the three-year period in question, of Spinco's intention to continue seeking the services set forth in this Section 6.7(d) during the following three-year period), and subject to existing commitments, obligations and availability, and upon reasonable notice, Parent and its Subsidiaries shall use their reasonable efforts to make available to Spinco and the Spinco Companies those personnel and facilities reasonably designated by Parent or the Company to provide such research and development, technological and technical consulting and support services and other similar consulting and support services (such services, the "Technical Services"), to the extent reasonably requested by Spinco or the Spinco Companies from time to time. The Technical Services shall be provided at a cost calculated in accordance with the "fully-allocated" cost (which shall include all direct and indirect expenses of Parent or the Company or any of their respective Subsidiaries or any other entity which is providing the Technical Services in question, and which shall be allocated in a manner consistent with the Parent's or the Company's past practices (as the case may be) with respect to the allocation of costs to its Subsidiaries. Following the end of the calendar month in which any such Technical Services are performed, the Company shall provide to Spinco or the Spinco Subsidiary in question an invoice (the "Technical Services Invoice") setting forth in summary detail the Technical Services which were provided during such calendar month and the appropriate cost thereof. Spinco or the Spinco Subsidiary in question shall pay to the Company in cash in a reasonably prompt manner following the delivery by the Company of a Technical Services Invoice, the amounts due with respect to the Technical Services reflected on such Technical Services Invoice. The parties hereto acknowledge and agree that (x) the specific terms and conditions of the Technical Services to be provided hereunder (to the extent not otherwise specified and to the extent not inconsistent with the provisions of this Section 6.7(d)) shall be on terms and conditions similar to those terms and conditions which may from time to time be extended generally by or to Parent to or from third parties with respect to similar services (except as the parties may otherwise mutually agree) and (y) any Intellectual Property Rights created primarily in connection with the delivery of Technical Services to Spinco or the Spinco Subsidiary (as the case may be) shall be the property of Spinco or the Spinco Subsidiary (as the case may be); provided that Parent, the Company and each of their respective Affiliates are hereby granted a perpetual, fully paid-up, worldwide, non-exclusive license with respect to all such Intellectual Property Rights (provided further that neither Parent nor any of its Affiliates shall be permitted to sublicense or otherwise transfer any of the Intellectual Property Rights referred to in this Section 6.7(d) to any Person other than an Affiliate of such party). Notwithstanding anything to the contrary contained in this Section 6.7(d), SSL shall not be entitled to request or to receive, either directly or indirectly, any Technical Services or any Intellectual Property Rights relating thereto (nor may Spinco, nor any Affiliate of either Spinco or SSL, request or receive any such Technical Services or Intellectual Property Rights on behalf of SSL) unless and until SSL shall have entered into an unconditional release (which shall be in form and substance reasonably acceptable to Parent) in favor of Parent and its Affiliates with respect to any and all Liabilities relating to the SSL Lawsuit (provided that in the event that SSL delivers to Parent a release which satisfies the provisions of this sentence, Parent agrees to promptly deliver to SSL a similar release with respect to such SSL Lawsuit).

               Section 6.8. No Restrictions on Post-Closing Competitive Activities. It is the explicit intent of each of the parties hereto that the provisions of this Agreement shall not include any non-competition or other similar restrictive arrangements with respect to the range of business activities which may be conducted by the parties hereto. Accordingly, each of the parties hereto acknowledges and agrees that nothing set forth in this Agreement shall be construed to create any explicit or implied restriction or other limitation on (a) the ability of any party hereto to engage in any business or other activity which competes with the business of any other party hereto, or (b) the ability of any party to engage in any specific line of business or engage in any business activity in any specific geographic area.

           Section 6.9.  CCD Lawsuit.

               (a) The parties hereto acknowledge and agree that prior to the Distribution Date, the Company shall have complete and exclusive control and management over the CCD Lawsuit. On the Distribution Date, immediately prior to the Distribution, Spinco shall acquire an interest in the CCD lawsuit pursuant to the transfers set forth in Section 2.1(a)(viii), which transfers shall be effected by the Company and its Subsidiaries, with the consent of Parent (which shall not be unreasonably withheld), entering into any agreements or stipulations, including, but not limited to, an assignment of the action to Spinco, as may reasonably be required to (i) grant to Spinco complete and exclusive control and management of the CCD Lawsuit (including, but not limited to, the prosecution, defense or settlement of such action) and (ii) grant to Spinco the exclusive right to any and all proceeds or awards resulting or derived from the CCD Lawsuit; provided that Spinco shall pay all fees and expenses relating to the CCD Lawsuit and Spinco hereby agrees to indemnify, defend and hold harmless the Company and each Parent Indemnified Party in accordance with the indemnification provisions of Article V hereof, from and against any and all Indemnifiable Losses of the Company and any such Parent Indemnified Party with respect to the CCD Lawsuit (including, without limitation, with respect to any countersuit relating thereto). The Company agrees that it shall provide reasonable cooperation to Spinco in connection with the CCD Lawsuit, including, but not limited to, reasonable access to such books, records and employees of the Company as may be reasonably necessary in order for Spinco to prosecute or defend the CCD Lawsuit or any other Action related thereto.

               (b)  Notwithstanding anything to the contrary contained in this
Section 6.9, Spinco shall not, without the prior written consent of Parent, consent to any settlement which (A) imposes any Liabilities on Parent (other than those Liabilities which Spinco agrees to promptly pay or discharge), and
(B) with respect to any non-monetary provision of such settlement, would be likely, in Parent's reasonable judgment, to have an adverse effect on the business operations, assets, properties or prospects of Parent, the Company or the Retained Business. Nothing in this Section 6.9 shall be construed in any manner to vitiate any of the collective rights of the Company, the Retained Subsidiaries and Spinco under the CCD Lawsuit and the rights being asserted thereunder in relation to any third party, and the parties hereto shall take all reasonable actions necessary to ensure the foregoing.


                                  ARTICLE VII

                       ACCESS TO INFORMATION AND SERVICES
                       ----------------------------------

               Section 7.1. Provision of Corporate Records. Except as provided in the following sentence, on the Distribution Date, the Company shall deliver to Spinco all corporate books and records (including all active agreements, active litigation files and government filings) which are corporate records of Spinco or any of the Spinco Companies and which relate primarily to the Spinco Assets, the Spinco Business or the Spinco Liabilities, including, without limitation, original corporate minute books, stock ledgers and certificates and corporate seals of each corporation the capital stock of which is included in the Spinco Assets. Notwithstanding the foregoing, the Company shall have the right to retain the original copies of any such documents which also relate to the Retained Assets, the Retained Business or the Retained Liabilities, provided that it provides Spinco with copies of, and reasonable access to, such materials after the Distribution Date. Also on the Distribution Date, the Company shall provide to Spinco lists of trademarks, patents, copyrights and other intellectual property set forth in clause (iii) of the definition of "Assets" herein included in the Spinco Assets.

               Section 7.2. Access to Information. Subject to the confidentiality provisions of Section 7.5 hereof, from and after the Distribution Date (i) Spinco shall afford to the Company and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information (as defined below)) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") within Spinco's possession relating to the Spinco Assets, the Spinco Business and the Spinco Liabilities, insofar as such access is reasonably required by the Company, and (ii) the Company shall afford to Spinco and its authorized accountants, counsel and other designated representatives reasonable access (including, without limitation, using reasonable efforts to give access to persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the Company's possession relating to the Retained Assets, the Retained Business and the Retained Liabilities, insofar as such access is reasonably required by Spinco. Information may be requested under this Article VII for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations.

               Section 7.3. Production of Witnesses. From and after the Distribution Date, each party shall use reasonable efforts to make available to the other party, upon written request, its officers, directors, employees and agents as witnesses to the extent that any such person may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved.

               Section 7.4. Retention of Records. Except as otherwise required by Law or agreed to in writing, Spinco and the Company shall each retain, for a period of at least seven years following the Distribution Date, all significant Information relating to (i) in the case of the Company, the Spinco Business and (ii) in the case of Spinco, the Retained Business. Notwithstanding the foregoing, either Spinco or the Company may destroy or otherwise dispose of any of such Information at any time, provided that, prior to such destruction or disposal, (a) Spinco or the Company, as the case may be, shall provide no less than 90 or more than 120 days' prior written notice to the other party, specifying the Information proposed to be destroyed or disposed of and (b) if the other party shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to the other party, Spinco or the Company, as the case may be, shall promptly arrange for the delivery of such of the Information as was requested, at the expense of the other party.

               Section 7.5.  Confidentiality.

               (a) Each party shall hold, and shall cause its officers, employees, agents, consultants and advisors to hold, in strict confidence, unless compelled to disclose by judicial or administrative process or, in the reasonable opinion of its counsel, by other requirements of Law, all confidential, proprietary or other non-public information or trade secrets concerning the other party (or such other party's business operations or the business operations of such other party's Affiliates) which is furnished it by such other party or its representatives pursuant to either the Merger Agreement, this Agreement or the Confidentiality Agreement (collectively, the "Confidential Information"). None of the parties hereto nor any of their respective Affiliates shall use for their own benefit or purposes, or release or disclose to any other person or entity, any such Confidential Information (except, to the extent reasonably required, for disclosure to those of such party's auditors, attorneys and other representatives who agree to be bound by the provisions of this Section 7.5). Notwithstanding the foregoing, in the event any party hereto is requested to disclose any Confidential Information to any third party pursuant to any judicial or administrative process or, in the reasonable opinion of its counsel, any other requirements of Law, the party from whom such disclosure is sought shall (x) notify the other parties hereto as soon as reasonably practicable of such request for disclosure, (y) disclose only that portion of the Confidential Information which it reasonably believes, following the advice of counsel, is necessary in order to comply with such judicial or administrative process or other requirements of Law, and (z) cooperate with the other parties hereto in seeking to narrow the scope of any such third party request for disclosure).

               (b) Notwithstanding the foregoing, the term "Confidential Information" shall not include information (a) which is or becomes generally available to the public other than as a result of disclosure of such information by the disclosing party or any of its Affiliates or representatives, (b) becomes available to the recipient of such information on a non-confidential basis from a source which is not, to the recipient's knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation which prohibits disclosure of such information to the other party hereto, or (c) which can be demonstrated to have been developed independently by the representatives of such recipient which representatives have not had any access to any information which would otherwise be deemed to be "Confidential Information" pursuant to the provisions of this Section 7.5.


                                 ARTICLE VIII

                               EMPLOYEE MATTERS
                               ----------------

               Section 8.1. Officers and Employees. Except as otherwise specified by Spinco prior to the Offer Purchase Date, the executive officers of the Company shall be the executive officers of Spinco on and after the Distribution Date. Effective as of the Distribution Date, (a) those Retained Employees who are employed by the Company or any of its subsidiaries immediately prior to the Distribution Date shall become employees of the Company in the same capacities as then held by such employees (or in such other capacities as the Company shall determine in its sole discretion) and (b) those Spinco Employees, together with those persons whose primary employment is with the Spinco Business, who are employed by the Company or any of its subsidiaries immediately prior to the Distribution Date shall become employees of Spinco in the same capacities as then held by such employees (or in such other capacities as Spinco shall determine in its sole discretion).

               Section 8.2.  Employee Benefits.

               (a) As soon as practicable after, and in any event within 90 days after, and effective as of, the Distribution Date, Spinco shall establish a defined benefit pension plan and trust intended to qualify under Section 401(a) and Section 501(a) of the Code (the "Spinco Pension Plan"). The Company shall, within 180 days following the Distribution Date, but in no event prior to the receipt by the Company of written evidence of the adoption of the Spinco Pension Plan and the trust thereunder by Spinco and either (A) the receipt by the Company of a copy of a favorable determination letter issued by the IRS with respect to the Spinco Pension Plan or (B) an opinion, satisfactory to the Company's counsel, of Spinco's counsel to the effect that the terms of the Spinco Pension Plan and its related trust qualify under Section 401(a) and Section 501(a) of the Code, direct the Trustees of the Loral Corporation Pension Plan and the Retirement Plan of Loral Aerospace Corp. (the "Company Pension Plans") to transfer in cash or in kind, as agreed to by the Company and Spinco, from the trusts under the Company Pension Plans to the trust under the Spinco Pension Plan, an amount determined by the certified actuary of the Company Pension Plans (the "Company Actuary") which shall be equal to, with respect to each such Company Pension Plan, (A) the product of (i) the fair market value of the assets held under such Company Pension Plan as of the last day of the month prior to the month in which the transfer occurs (the "Valuation Date") and (ii) a fraction, the numerator of which is equal to the present value of all accrued benefits under such Company Pension Plan as of the Distribution Date in respect of Spinco Employees and the denominator of which is equal to the present value of all accrued benefits under such Company Pension Plan less (B) the payments made by such Company Pension Plan between the Distribution Date and the date of transfer in respect of Spinco Employees. From the Valuation Date to the date of transfer, the assets to be transferred will be credited with interest at the interest rate available on a 30-day treasury note at the auction date on or immediately preceding the Valuation Date.

               The calculation of the present value of such benefits shall be in accordance with Section 414(1) of the Code and the regulations promulgated thereunder and in all cases utilizing the assumptions used by the Company for reporting accrued benefit obligations under FAS No. 87 in its 1995 Annual Report. For purposes of this calculation, the present value of accrued benefits shall be determined on a termination basis in accordance with the standards of Section 414(l) of the Code. The determination by the Company Actuary shall be final and binding, provided, however, that the Company Actuary shall provide the actuary selected by Spinco with all the documentation reasonably necessary for Spinco to verify such determination; provided, further, that if the Spinco actuary certifies, in writing within 60 days of receiving such supporting documentation, that he disagrees with the Company Actuary then, first the chief financial officers of the Company and Spinco shall negotiate, in good faith, to resolve such dispute, and if unable to come to an agreement, then the Company and Spinco shall agree upon and engage an impartial actuary, who shall be entitled to the privileges and immunities of an arbitrator, to resolve any disagreement and whose determination as to any such disagreement (if not contrary to ERISA) shall be conclusive, final and binding. The parties shall share equally all costs and fees of such impartial actuary. At the time of transfer of the amount set forth in this
     Section 8.2, Spinco and the Spinco Pension Plan shall assume all liabilities for all accrued benefits under the Company Pension Plans in respect of Spinco Employees and each of the Company and the Company Pension Plans shall be relieved of all liabilities for such benefits. As soon as practicable after, and in any event within 90 days after, and effective as of, the Distribution Date, Spinco shall cause SSL to establish a trust intended to qualify under Section 501(a) of the Code ("Spinco SSL Trust") and intended to hold the assets of the Retirement Plan of SSL (the "SSL Plan"). The Company shall, within 180 days following the Distribution Date, but in no event prior to the receipt by the Company of written evidence of the adoption of the Spinco SSL Trust, direct the Trustees of the Loral Master Pension Trust (the "Master Trust") to transfer in cash or in kind as agreed to by SSL and the Company from the Master Trust to the Spinco SSL Trust, the assets held by the Master Trust under the SSL Plan. Upon the transfer of assets in accordance with this Section 8.2(a), Spinco agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents and affiliates from and against any and all Indemnifiable Losses arising out of or related to the Spinco Pension Plan and the SSL Plan, including all benefits accrued by Spinco Employees prior to the Distribution Date under the Company Pension Plans and the SSL Plan. Spinco and the Company shall provide each other with such records and information as may be necessary or appropriate to carry out their obligations under this Section or for the purposes of administration of the Spinco Pension Plan and the SSL Plan, and they shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein. Notwithstanding anything contained herein to the contrary, no such transfer shall take place until the 31st day following the filing of all required Forms 5310-A in connection therewith.

               (b) Individual Account Plan. As soon as practicable after the Distribution Date, but in no event later than 90 days after the Distribution Date, Spinco shall establish a defined contribution plan and trust intended to qualify under Section 401(a) and Section 501(a) of the Code (the "Spinco Savings Plan"). The Company shall, within 180 days following the Distribution Date, but in no event prior to the receipt by the Company of written evidence of the adoption of the Spinco Savings Plan and the trust thereunder by Spinco and either (A) the receipt by the Company of a copy of a favorable determination letter issued by the IRS with respect to the Spinco Savings Plan or (B) an opinion, satisfactory to the Company's counsel, of Spinco's counsel to the effect that the terms of the Spinco Savings Plan and its related trust qualify under Section 401(a) and Section 501(a) of the Code, direct the trustee of the Loral Master Savings Plan and the Loral Aerospace Savings Plan (the "Company Savings Plans") to transfer to the trustee of the Spinco Savings Plan the account balances under the Company Savings Plans as of the date of transfer in respect of Spinco Employees in cash or in kind, as agreed to by the Company and Spinco; provided, however, all outstanding loans shall be transferred in kind. Upon such transfer, the Spinco Savings Plan shall assume all liabilities for all accrued benefits under the Company Savings Plans in respect of Spinco Employees that are transferred to the Spinco Savings Plan and the Company Savings Plans shall be relieved of all liabilities for such accrued benefits. The Company and Spinco shall cooperate in the filing of documents required by the transfer of assets and liabilities described herein. Notwithstanding anything contained herein to the contrary, no such transfer shall take place until the 31st day following the filing of all required Forms 5310-A in connection therewith. Upon the transfer of assets in accordance with this section 8.2(b), Spinco agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents and affiliates from and against any and all Indemnifiable Losses arising out of or relating to the Spinco Savings Plan, including all benefits accrued by Spinco Employees prior to the Distribution Date.

               (c) Welfare Benefit Plans. As of the Distribution Date, Spinco Employees shall cease to participate in the employee welfare benefit plans (as such term in defined in ERISA) maintained or sponsored by the Company (the "Prior Welfare Plans") and shall commence to participate in welfare benefit plans of Spinco (the "Replacement Welfare Plans") which Replacement Welfare Plans shall, in the case of any such plan that is subject to the requirements of
     Section 4980B of the Code, provide for substantially identical benefits on substantially identical terms and conditions that were provided by Prior Welfare Plans immediately prior to the Distribution Date. Spinco will, (i) waive all limitations as to pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to Spinco Employees under the Replacement Welfare Plans, other than limitations or waiting periods that were in effect with respect to such employees under the Prior Welfare Plans and that have not been satisfied as of the Distribution Date, and (ii) provide each Spinco Employee with credit for any co-payments and deductibles paid prior to the Distribution Date in satisfying any deductible or out-of-pocket requirements under the Replacement Welfare Plans. After the Distribution Date, Spinco shall be responsible for any claims by Spinco Employees for benefits relating to claims incurred but not reported prior to the Distribution Date. The Company shall use its best efforts to ensure that, except as provided otherwise in the Merger Agreement or Distribution Agreement, the consummation of the transactions contemplated by this Distribution Agreement shall not entitle any employee to severance benefits under any severance plan or arrangement of the Company or any of its Subsidiaries.

               (d) Collective Bargaining Agreements. As of the Distribution Date, with respect to those collective bargaining agreements to which the Company or any of its Affiliates is a party and which cover Spinco Employees, Spinco shall assume all liabilities and obligations of the Company and each of its Affiliates thereunder, but only to the extent that such liabilities and obligations relate to any Spinco Employees.

               (e) Certain Liabilities. Spinco hereby agrees to indemnify the Company and its Affiliates against, and agrees to hold them harmless from any and all Indemnifiable Losses incurred or suffered as a result of any claim by any Spinco Employee which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and the Spinco Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Distribution Date. The Company hereby agrees to indemnify Spinco and its Affiliates against, and agrees to hold it harmless from any and all Indemnifiable Losses incurred or suffered as a result of any claim by any Retained Employee which arises under federal, state or local statute (including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1990, the Equal Pay Act, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and all other statutes regulating the terms and conditions of employment), regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company and the Retained Employee, whether arising out of actions, events or omissions that occurred (or, in the case of omissions, failed to occur) prior to, or after, the Distribution Date. The indemnification provided for in this Section 8.2 shall be subject to the terms and conditions of the indemnification provisions of Article V hereof.

               (f) As of the Distribution Date, with respect to any employee liabilities or obligations arising under the Company's (i) split dollar life insurance arrangements with certain executives, (ii) the Loral Supplemental Executive Retirement Plan (the "SERP"), and (iii) retiree welfare plans (including retiree medical plans), (all such liabilities in (i), (ii) and (iii), "Enumerated Liabilities"):

                         (A) On or prior to the Distribution Date, the Company shall establish one or more grantor rabbi trusts (the "SERP Trust") of which the participants in the SERP shall be the beneficiaries and shall contribute to such trust an amount equal to the present value of all accrued benefits under the SERP as of the Distribution Date (the parties hereto acknowledge that such amount shall not exceed $11 million).

                         (B) The Company shall retain and be solely responsible for all liabilities and obligations whatsoever of both the Retained Business and the Spinco Business for all Enumerated Liabilities with respect to Retained Employees and shall retain any assets relating to such liabilities.

                         (C) Spinco shall assume and be solely responsible for all liabilities and obligations whatsoever of both the Retained Business and the Spinco Business for all Enumerated Liabilities with respect to Spinco Employees and the Company shall transfer, or allocate, as applicable, to Spinco as soon as practicable following the Distribution Date any assets relating to such liabilities. The assets held in the SERP Trust shall be allocated, to the extent practicable, in accordance with the principles set forth in Section 8.2(a).

               Section 8.3. Other Liabilities and Obligations. As of the Distribution Date, with respect to claims relating to any employee liability or obligation not otherwise provided for in this Agreement or the Merger Agreement, including, without limitation, accrued holiday, vacation and sick day benefits, (a) the Company shall assume and be solely responsible for all liabilities and obligations whatsoever of both the Retained Business and the Spinco Business for all such claims made by Retained Employees and (b) Spinco shall assume and be solely responsible for all liabilities and obligations whatsoever of both the Retained Business and the Spinco Business for all such claims made by all Spinco Employees. Notwithstanding the foregoing, wages and salary accrued prior to the Distribution Date in respect of

     Spinco New York Employees and deferred directors' fees shall be the sole responsibility of the Retained Business.

               Section 8.4. Preservation of Rights to Amend or Terminate Plans. No provision of this Agreement, shall be construed as a limitation on the right of the Company or Spinco to amend any plan or terminate its participation therein which the Company or Spinco would otherwise have under the terms of such plan or otherwise, and no provision of this Agreement shall be construed to create a right in any employee or beneficiary of such employee under a plan that such employee or beneficiary would not otherwise have under the terms of such plan itself.

               Section 8.5. Reimbursement; Indemnification. Spinco and the Company acknowledge that the Company, on the one hand, and Spinco, on the other hand, may incur costs and expenses (including, without limitation, contributions to plans and the payment of insurance premiums) pursuant to any of the employee benefit or compensation plans, programs or arrangements which are, as set forth in this Agreement, the responsibility of the other party. Accordingly, the Company and Spinco agree to reimburse each other, as soon as practicable but in any event within 30 days of receipt from the other party of appropriate verification, for all such costs and expenses reduced by the amount of any tax reduction or recovery of tax benefit realized by the Company or Spinco, as the case may be, in respect of the corresponding payment made by it. All Liabilities retained, assumed or indemnified by Spinco pursuant to this Article VIII shall in each case be deemed to be Spinco Liabilities, and all Liabilities retained, assumed or indemnified by the Company pursuant to this Article VIII shall in each case be deemed to be Retained Liabilities, and, in each case, shall be subject to the indemnification provisions set forth in Article V hereof.

                   Section 8.6 Actions By Spinco. Any action required to be taken under this Article VIII may be taken by a Subsidiary of Spinco, the Spinco Companies, or a Subsidiary of the Spinco Companies.

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

      ARTICLE IX

                                   INSURANCE
                                   ---------

          Section 9.1. General. Except as otherwise agreed in writing between the parties, the Company shall maintain until the Distribution Date all policies of liability, fire, extended coverage, fidelity, fiduciary, workers' compensation and other forms of insurance in effect as of the date hereof insuring the products, properties, Assets and operations contemplated to be transferred to Spinco and each of the Spinco Companies.

          Section 9.2. Certain Insured Claims. The Company shall (a) use reasonable efforts, upon Spinco's written request and at Spinco's sole expense, to continue to maintain and renew for the benefit of Spinco and each of the Spinco Companies the insurance policies under the Casualty Program with respect to claims having an occurrence date (as the term "occurrence date" is customarily defined) prior to the Distribution Date, relating to, or arising out of the conduct of, the Spinco Business, the Spinco Assets or the Spinco Liabilities, and (b) use reasonable efforts and cooperate with Spinco, upon Spinco's written request and at Spinco's sole expense, to obtain coverage, recoveries and other benefits under such policies for the benefit of Spinco and each of the Spinco Companies, including, without limitation, by filing and pursuing claims with respect to obtaining such coverage, recoveries and other benefits; provided that in no event shall the Company be obligated to litigate or pursue any other extra-contractual remedies against any insurer; provided further that all claims pursuant to this Section 9.2 shall be submitted, investigated, processed and paid in accordance with the claims handling procedures used by the Company and its Affiliates from time to time with respect to other like claims. The Company will reimburse Spinco and each of the Spinco Companies for any recovery obtained by it pursuant to such claims. The Company shall make available to Spinco such of its employees as Spinco may reasonably request as witnesses or deponents in connection with Spinco's pursuit of claims.

                                   ARTICLE X
                           CONDITIONS; TERMINATION;
                              AMENDMENTS; WAIVERS
                           ------------------------

          Section 10.1.  Condition to Restructuring and Distribution.

               (a) The obligations of each of the Company, Holdings, Aerospace LGP, LG, Cayman and Spinco to effect the Restructuring and the Distribution (other than those obligations which are normally expected to precede the Restructuring or the Distribution) shall be subject to the satisfaction of the following conditions: (i) the Purchaser shall have notified the Company that it is prepared to immediately accept for payment shares of Company Common Stock pursuant to the terms and conditions of the Offer as set forth in the Merger Agreement, (ii) the Record Date shall have been set by the Company's Board of Directors, (iii) the Form 10 (or the registration statement referred to in Section 3.1(a) hereof) shall have been declared effective by the SEC, (iv) the Spinco Common Stock shall have been accepted for listing or quotation in accordance with Section 3.1(e) hereof, (v) no Court Order or Law shall have been enacted, promulgated, issued or entered against any of the parties hereto which
(x) prohibits or materially restricts consummation of any of the transactions contemplated by this Agreement and (y) remains in effect as of the date on which the satisfaction of this condition is determined, (vi) the Company and the Retained Subsidiaries (other than Spinco and the Spinco Companies) shall have obtained all consents required to be obtained by the Company as a result of or in connection with the transactions contemplated by this Agreement in order to avoid a material Default under any material Contract to or by which the Company, Spinco or any of their respective Subsidiaries is a party or may be bound, or otherwise necessary to permit the Company and each of the Retained Subsidiaries to conduct their business in a manner consistent with its past practices, (vii) all consents and approvals of, and notices to and filings with, any Governmental Entity or any other person or entity arising out of or relating to the consummation of the transactions contemplated by this Agreement, shall have been obtained or made (as the case may be), (viii) the Globalstar Bank Guarantee shall have been amended pursuant to Section 2.5 hereof so that the provisions thereof shall, following the Restructuring, be amended in the manner contemplated by Section 2.5 hereof (with such changes thereto as Parent and the Company may approve prior to the Offer Purchase Date), and (ix) the Lehman Partnerships and all other holders of the Lehman Preferred Stock (if any) shall have exchanged all issued and outstanding shares of Lehman Preferred Stock for shares of capital stock or other equity securities of either Spinco, any Spinco Company or any Subsidiary of Spinco pursuant to Section 2.7 hereof.

               (b) The parties hereto acknowledge and agree that (x) Parent may waive, on behalf of all parties hereto, the conditions set forth in clauses
(viii) and (ix) of Section 10.1(a) above, (y) Parent may waive, on behalf of all parties hereto, the condition set forth in clauses (v), (vi) and (vii) of
Section 10.1(a) above so long as (1) Parent reasonably believes that consummation of the Distribution at such time will have no material adverse effect on Spinco or the Spinco Business and (2) Parent agrees to indemnify Spinco pursuant to the provisions of Article V hereof with respect to any Indemnifiable Losses which result from any material adverse effect on Spinco or the Spinco Business which results directly from such waiver, and (z) the Company may not waive any of the conditions set forth in Sections 10.1(a)(i) through 10.1(a)(ix) above without first obtaining the prior written consent of Parent (which may not be unreasonably withheld). In the event that all of the Distribution Conditions have been satisfied (or waived, to the extent expressly permitted by the provisions of the preceding sentence), the Company, Holdings, Aerospace and Spinco shall consummate the Restructuring and the Distribution, and all other transactions related thereto, on the date on the date on which such Distribution Conditions have been so satisfied or waived (or as soon as practicable following such date in the event that such parties are unable to consummate the Restructuring and the Distribution, and all other transactions related thereto, on such date). The respective obligations of each party hereto to perform those of its obligations which are to be performed following consummation of the Restructuring and the Distribution, shall be conditioned on the consummation of the Restructuring and the Distribution in accordance with the provisions of this Agreement.

          Section 10.2. Termination. This Agreement (i) may be terminated and the Distribution abandoned at any time prior to the Offer Purchase Date by the mutual written agreement of each of the parties hereto or (ii) shall be terminated automatically and the Distribution abandoned upon any termination of the Merger Agreement in accordance with the terms and conditions thereof. In the event that this Agreement shall be terminated pursuant to this Section 10.2, all obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of any party hereto to the other parties hereto under this Agreement or otherwise, except (i) for any breach by such party of the terms and provisions of this Agreement prior to the date of such termination and (ii) as stated in Section 11.3 hereof.

          Section 10.3. Amendments; Waivers. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument executed by such party. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants, agreements or conditions contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.


                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

          Section 11.1. Survival of Indemnities; Release. The representations and warranties made in Section 6.1 of this Agreement shall survive for a period of three years from the Distribution Date, but shall not survive any termination of this Agreement; provided that claims with respect to breaches of covenants and agreements set forth in this Agreement shall survive for the applicable statute of limitations period. Except as otherwise expressly provided in this Agreement (including, without limitation, the indemnification provisions of Article V hereof), each of the parties (a) agrees that no claims or causes of action may be brought against the Company, Holdings, Aerospace, Spinco, Parent or the Purchaser or any of their Affiliates, agents or representatives based upon, directly or indirectly, any of the representations and warranties contained in this Agreement after three years following the Distribution Date (other than causes of actions commenced after such three-year period to seek recourse for claims asserted during such three-year period that are not resolved by the parties), and (b) hereby waives and releases all other claims and causes of action, that may be asserted or brought against the Company, Holdings, Aerospace, Spinco, Parent or the Purchaser or any of their Affiliates, agents or representatives directly or indirectly based upon or arising under this Agreement or the Merger Agreement, or the transactions contemplated hereby or thereby. Notwithstanding the foregoing, this Section 11.1 shall not limit any covenant or agreement of the parties in this Agreement, the Merger Agreement, the Tax Sharing Agreement or the Stockholders Agreement which contemplates performance after the Distribution Date (including, without limitation, the covenants and agreements set forth in Sections 2.1(b) and 6.2 hereof), except for the covenants and agreements in the Merger Agreement to the extent of their performance prior to the Distribution Date.

          Section 11.2. Entire Agreement. This Agreement (including the schedules and exhibits and the agreements and other documents referred to herein, including, without limitation, the Merger Agreement, the Tax Sharing Agreement and the Stockholders Agreement) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof (including, without limitation, the provisions of the Confidentiality Agreement).

          Section 11.3. Fees and Expenses. Except as otherwise provided in this Agreement, the Merger Agreement, the Tax Sharing Agreement or the Stockholders Agreement, and subject to the proviso below, all costs and expenses incurred by the Company and each of the Retained Subsidiaries and by Spinco in connection with (x) the preparation, execution and delivery of this Agreement, the Merger Agreement, the Tax Sharing Agreement and the Stockholders Agreement and (y) consummating such party's obligations hereunder and thereunder (including, without limitation, investment banking, legal, accounting, audit and printing costs and expenses), shall be paid by the Company, upon the submission to the Company of appropriate documentation detailing such costs and expenses); provided that the investment banking costs and expenses incurred by the Company (including any legal or other costs and expenses but excluding any indemnification-related costs and expenses) incurred by the Company relating to the provision of such investment banking services) in connection with the transactions contemplated by this Agreement and the Merger Agreement which exceed $12,000,000 (such excess amount of such investment banking costs and expenses, the "Spinco Excess Costs"), shall not be considered to be expenses of the Company, but shall be deemed to be Spinco Liabilities and shall be paid by Spinco on or promptly after the Distribution Date.

          Section 11.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          Section 11.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

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

                    (a)  If to the Company, or Aerospace, to:
                                  Loral Corporation
                                  600 Third Avenue
                                  New York, NY  10016
                                  Telephone:  (212) 697-1105
                                  Telecopy No.:  (212) 602-9805
                                  Attention:  General Counsel

                         with a copy to:

                                  Lockheed Martin Corporation
                                  6801 Rockledge Drive
                                  Bethedsa, MD  20817
                                  Telephone: (301) 897-6125
                                  Telecopy No.:  (301) 897-6333
                                  Attention:  General Counsel

                         and to:

                                  Skadden, Arps, Slate, Meagher
                                    & Flom
                                  919 Third Avenue
                                  New York, New York  10022
                                  Telephone:  (212) 735-3000
                                  Telecopy No.:  (212) 735-2000
                                  Attention:  Peter Allan Atkins, Esq.
                                              Lou R. Kling, Esq.

                         and to:

                                  O'Melveny & Myers
                                  153 E. 53rd Street
                                  New York, New York  10022
                                  Telephone:  (212) 326-2000
                                  Telecopy No.:  (212) 326-2160
                                  Attention:  C. Douglas Kranwinkle, Esq.
                                              Jeffrey J. Rosen, Esq.

                    (b)  If to Spinco, to:

                                  Loral Space & Communications Corporation
                                  600 Third Avenue
                                  New York, New York  10016
                                  Telephone:  (212) 697-1105
                                  Telecopy No.:  (212) 602-9805
                                  Attention:  General Counsel
                         with a copy to:

                              Willkie Farr & Gallagher
                              153 E. 53rd Street
                              New York, New York  10022
                              Telephone:  (212) 821-8000
                              Telecopy No.:  (212) 821-8111
                              Attention:  Robert B. Hodes, Esq.
                                          Bruce R. Kraus, Esq.

               Section 11.6. Successors and Assigns; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto (which consent may not be unreasonably withheld), except that any party shall have the right, without the consent of any other party hereto, to assign all or a portion of its rights, interests and obligations hereunder to one or more direct or indirect subsidiaries, but no such assignment of obligation shall relieve the assigning party from its responsibility therefor. Notwithstanding the foregoing, Spinco shall be permitted to assign its rights and obligations under this Agreement to one of its Affiliates (the "Spinco Transferee") prior to the Record Date so long as (x) such assignment shall not relieve Spinco from its joint responsibility therefor and (y) such assignment does not adversely affect any of the rights, benefits or obligations of Parent or any of the Parent Indemnified Parties under this Agreement or the Merger Agreement; provided that in the event of any such assignment to the Spinco Transferee, all references to Spinco shall be automatically deemed to be references to Spinco. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for the provisions of Sections 8.1 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the Indemnified Parties are intended to be third party beneficiaries of the provisions of Article V hereof, and shall have the right to enforce such provisions as if they were parties hereto.

               Section 11.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               Section 11.8. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

               Section 11.9. Schedules. The Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

               Section 11.10. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               Section 11.11. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that all suits, actions or other legal proceedings arising out of this Agreement or any of the transactions contemplated hereby (a "Suit") shall be brought and adjudicated solely in the United States District Court for the Southern District of New York, or, if such court will not accept jurisdiction, in any court of competent civil jurisdiction sitting in New York City, New York, (b) submits to the non-exclusive jurisdiction of any such court for the purpose of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claims that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, summons, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 11.5 hereof and agrees that any such form of service shall be effective in connection with any such Suit; provided that nothing contained in this Section 11.11 shall affect the right of any party to serve process, pleadings, notices or other papers in any other manner permitted by applicable Law.

               Section 11.12. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any court referred to in Section 11.11 hereof.

               IN WITNESS WHEREOF, each of the parties has caused this Restructuring, Financing and Distribution Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                    LORAL CORPORATION

                                       /s/ MICHAEL B. TARGOFF
                                    By:_____________________________
                                       Name:
                                       Title:


                                    LORAL AEROSPACE HOLDINGS,
                                       INC.

                                       /s/ MICHAEL B. TARGOFF
                                    By:______________________________
                                       Name:
                                       Title:


                                    LORAL AEROSPACE CORP.

                                       /s/ MICHAEL B. TARGOFF
                                    By:______________________________
                                       Name:
                                       Title:


                                    LORAL TELECOMMUNICATIONS
                                      ACQUISITION, INC.

                                       /s/ MICHAEL B. TARGOFF
                                    By:______________________________
                                       Name:
                                       Title:


                                    LOCKHEED MARTIN CORPORATION

                                       /s/ MARCUS C. BENNETT
                                    By:______________________________
                                       Name:
                                       Title:

                                    LORAL GLOBALSTAR LIMITED

                                       /s/ MICHAEL B. TARGOFF
                                    By:______________________________
                                       Name:
                                       Title:


                                    LORAL GENERAL PARTNER, INC.

                                       /s/ MICHAEL B. TARGOFF
                                    By:______________________________
                                       Name:
                                       Title:


                                    LORAL GLOBALSTAR, L.P.

                                       /s/ MICHAEL B. TARGOFF
                                    By:______________________________
                                       Name:
                                       Title:

                                                                       Exhibit A
                                                                       ---------





                             STOCKHOLDERS AGREEMENT


                          dated as of _________, 1996


                                  by and among


                               LORAL CORPORATION,


                                      and


                    LORAL SPACE & COMMUNICATIONS CORPORATION

                             STOCKHOLDERS AGREEMENT
                             ----------------------


          STOCKHOLDERS AGREEMENT, dated as of ________, 1996 (the "Agreement"), by and among Loral Corporation, a New York corporation ("Loral"), and Loral Space & Communications Corporation, a __________ corporation (the "Company"). Loral and those of its Affiliates who are transferees with respect to any of the Equity Securities (as defined below), are sometimes collectively referred to herein as the "Stockholders".


                                   RECITALS:
                                   --------

          WHEREAS, the Company, Lockheed Martin Corporation, a Maryland corporation ("LMC"), Loral and certain subsidiaries of Loral entered into a Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996 (the "Restructuring Agreement"; all capitalized terms used in this Agreement but not otherwise defined herein, shall have the respective meanings assigned to such terms in the Restructuring Agreement), pursuant to which, after giving effect to the Restructuring and the Distribution, Loral acquired _______ shares of Series A Non-Voting Convertible Preferred Stock, par value $0.01 per share, of the Company (the "Preferred Stock"); and

          WHEREAS, the Company and Loral desire to establish in this Agreement certain conditions with respect to the relationship between the Stockholders and the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Restructuring Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                       STANDSTILL AND VOTING PROVISIONS

          Section 1.1.  Restrictions on Certain Actions by the Stockholders.
(a) During the Term (as defined in Article V below), each Stockholder will not, and will cause each of its Affiliates (such term, as used in this Agreement, as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act) not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used in Section 13(d)(3) of the Exchange
Act), directly or indirectly:

               (i) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Equity Securities (as defined below in Section 1.1(c)), except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification, merger, consolidation, corporate reorganization or similar transaction; provided that at any time in which the Stockholders hold, in the aggregate, less than twenty percent (20%) of the Total Voting Power, then the Stockholders may acquire Equity Securities so that the Stockholders hold, in the aggregate, up to twenty percent (20%) of the Total Voting Power;

               (ii) make, or in any way actively participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any third party with respect to the voting of any Equity Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act), in each case with respect to the Company;

               (iii) form, join or encourage the formation of, any "person" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Equity Securities; provided that this Section 1.1(a)(iii) shall not prohibit any such arrangement solely among the Stockholders and any of their respective Affiliates;

               (iv) deposit any Equity Securities into a voting trust or subject any such Equity Securities to any arrangement or agreement with respect to the voting thereof; provided that this Section 1.1(a)(iv) shall not prohibit any such arrangement solely among the Stockholders and any of their respective Affiliates;

               (v) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other third party to initiate any stockholder proposal;

               (vi) except as otherwise contemplated or permitted by this Agreement (including, without limitation, pursuant to Section 1.2 hereof), seek to place a representative on the Board of Directors of the Company or seek the removal of any member of the Board of Directors of the Company, except with the approval of the Board of Directors or management of the Company;

               (vii) except with the approval of the Board of Directors or management of the Company, call or seek to have called any meeting of the stockholders of the Company;

               (viii) except through its representatives on the Board of Directors (or any committee thereof) of the Company (if any) and except as otherwise contemplated by this Agreement or the Restructuring Agreement (including the agreements and other documents referred to therein, including, without limitation, the Tax Sharing Agreement), otherwise act to seek to control the management or policies of the Company, except with the approval of the Board of Directors or management of the Company;

               (ix) sell or otherwise transfer in any manner any Equity Securities to any "person" (within the meaning of Section 13(d)(3) of the Exchange Act) who, immediately following such sale or transfer, would, to the best of the Stockholder's knowledge, own more than four percent (4%) of any class of Equity Securities or who, without the approval of the Board of Directors of the Company, (A) has publicly proposed a business combination or similar transaction with, or a change of control of, the Company or who has publicly proposed a tender offer for Equity Securities or (B) who has discussed with Loral or any of its respective Affiliates the possibility of proposing a business combination or similar transaction with, or a change in control of, the Company;

               (x) sell or otherwise transfer in any manner to any person (as defined in clause (ix) above) in any single transaction or series of related transactions more than 2% of the outstanding Equity Securities;

               (xi) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of the Company or any director or officer of the Company or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving the Company, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any corporate reorganization or similar transaction with respect to the Company, except in each case with the approval of the Board of Directors or management of the Company; or

               (xii) instigate or encourage any third party to do any of the foregoing.

          Notwithstanding clauses (ix) and (x) above, the Stockholders may effect any transaction contemplated by Article III hereof.

          (b) Notwithstanding the provisions of this Section 1.1, nothing herein shall apply with respect to any Equity Securities acquired from any person other than a Stockholder (x) held by any pension, retirement or other benefit plan managed by any Stockholder or any of its subsidiaries or other Affiliates or (y) held in any account managed for the benefit of another person, by any subsidiary or other Affiliate of any of the Stockholders which is engaged in the financial services business. In addition, notwithstanding the provisions of this Section 1.1, nothing herein shall prohibit or restrict any transfer of Equity Securities to or among any of the subsidiaries or other Affiliates of any of the Stockholders (provided that such subsidiary or Affiliate agrees to be bound to the provisions of this Agreement, upon which such subsidiary or Affiliate shall be entitled to all rights and benefits, and shall be subject to all obligations, of a Stockholder under this Agreement).

          (c) For the purposes of this Agreement, (i) the term "Equity Securities" shall mean the Preferred Stock and any securities entitled to vote generally in the election of directors of the Company, or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities (provided that, in the event that the Guaranty Warrants (as defined below) become warrants to acquire Equity Securities, such Guaranty Warrants and any securities issued pursuant to the exercise of such Guaranty Warrants, shall not (so long, in each case, as they are held by the Stockholder) constitute Equity Securities for purposes of determining the appropriate number of shares of Common Equity Securities which Loral is entitled to acquire hereunder, including in connection with the determination of the Target Percentage pursuant to Section 1.4(a) hereof), (ii) the term "Voting Power" shall mean the voting power in the general election of directors of the Company, (iii) the term "Total Voting Power" shall mean the total combined Voting Power of all the Equity Securities then outstanding, including, without limitation, the Preferred Stock, and, insofar as the Preferred Stock is concerned, it is deemed to have Voting Power equal to that of the Common Stock into which it is convertible, (iv) the term "Change of Control" shall mean the occurrence of any of the following events: (A) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner of Equity Securities which represent at least forty percent (40%) of the Total Voting Power, or (B) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, (v) the term "beneficial owner", and terms having similar import, shall mean any direct or indirect "beneficial owner", as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, and (vi) the term "Guaranty Warrants" shall mean those warrants which accrue to the benefit of the Company in connection with the Globalstar Bank Guarantee, as described in the Globalstar Warrant Memorandum.


          Section 1.2.  HSR Clearance.

          (a) At any time after the date hereof (but subject to the provisions of Section 1.2(b) below), following a written request by Loral to the Company (such request, the "HSR Notice"), the Company and the Stockholders will (i) take promptly all actions necessary to make the filings required of the Stockholders, the Company or any of their respective Affiliates under the HSR Act (as defined in the Merger Agreement) with respect to the right to convert Preferred Stock and continue to own the securities so received, the ownership and voting of Equity Securities by the Stockholders, any of the transactions contemplated by this Agreement or any other similar matters (all such exercise, ownership, voting, transaction and other similar matters, the "Filing Matters"), (ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Company or the Stockholders or any of their Affiliates from any of the Federal Trade Commission, the Antitrust Division of the Department of Justice, state attorneys general, the Commission, or other governmental or regulatory authorities (all such authorities, the "Antitrust Authorities"), and (iii) cooperate with each other in connection with any of the filings referred to in clause (i) above and in connection with resolving any investigation or other inquiry commenced by any of the Antitrust Authorities. To the extent reasonably requested by Loral, the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Filing Matters. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any aspect of the Filing Matters as violative of any Antitrust Law, each of the Stockholders and the Company shall cooperate with each other to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the exercise by the Stockholders of the right to convert Preferred Stock and continue to own the securities so received, or the exercise by Loral of its rights with respect to the ownership and voting of Equity Securities or any of the transactions contemplated by this Agreement (any such decree, judgment, injunction or other order is hereafter referred to as an "Order"), including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal, provided that nothing contained in this
Section 1.2(a) shall be construed to require any party hereto to hold separate or divest any of their respective assets or businesses or agree to any substantive restriction thereon or on the conduct thereof. Each of the Company and Loral shall promptly inform the other party of any material communication received by such party from any Antitrust Authority regarding any of the Filing Matters or any of the other transactions contemplated hereby. For the purposes of this Agreement, the term "HSR Clearance Date" shall mean the first date on which (x) any applicable waiting period under the HSR Act with respect to the Filing Matters shall have expired or been terminated, (y) there shall not be pending any Action commenced by any Antitrust Authority relating to any of the Filing Matters or any of the other transactions contemplated hereby, and (z) there shall not be in effect any Order.

          (b) Notwithstanding the provisions of Section 1.2(a) above, in the event that Loral delivers the HSR Notice to the Company, the Company shall be entitled to postpone for a reasonable period of time (but in no event later than 45 days), any filing referred to in Section 1.2(a)(i) above if the Company determines in its reasonable judgment and in good faith that such filing would delay the obtaining of any approval from an Antitrust Authority with respect to any announced or imminent material acquisition or disposition which would require a filing by the Company under the HSR Act. In the event of such postponement, Loral shall have the right to withdraw its HSR Notice and may deliver any such HSR Notice at any time thereafter.

          Section 1.3.  Voting.

          (a) General Voting Provisions. Subject to the provisions of Section 1.3(b) below, prior to the HSR Clearance Date, no Stockholder shall have the right to convert Preferred Stock into common stock or the right to vote any Equity Securities with respect to the election of directors of the Company or on any other matters submitted to a vote of the stockholders of the Company (other than those matters set forth in Section 1.3(b) below). Following the HSR Clearance Date, each Stockholder shall have the right to vote its Equity Securities to the extent permitted by the terms thereof on any matters submitted to a vote of the stockholders of the Company (including, without limitation, those matters set forth in Section 1.3(b) below); provided that following the HSR Clearance Date any Stockholder shall have the right to vote any Equity Securities to the extent permitted by the terms thereof with respect to the election of directors of the Company only (i) as recommended by the Board of Directors or management of the Company or (ii) in the same proportions as the holders of Equity Securities (other than Stockholders) vote their Securities.
On each matter with respect to which a Stockholder is entitled to vote pursuant to this Section 1.3, each such Stockholder shall be present, in person or represented by proxy, at all such stockholder meetings of the Company so that all Equity Securities beneficially owned by it shall be counted for the purpose of determining the presence of a quorum at such meetings. For purposes of this
Section 1.3, all references to the term "vote" shall include the execution and delivery of any written consent with respect to the taking of any stockholder action in lieu of a meeting of stockholders.

          (b) Exceptions to General Voting Provisions. Notwithstanding anything to the contrary contained in this Agreement, each Stockholder shall have the right to vote freely, in any manner in which they determine, with respect to any of the following matters:

               (i) any amendment to or modification or repeal of any provision of the Company's Certificate of Incorporation including any of the provisions of any certificate of designation or By-laws (or similar organizational documents);

               (ii) any merger, consolidation, corporate reorganization or similar transaction involving the Company;

               (iii) any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company or any of its Affiliates;

               (iv) any plan or proposal for the liquidation or dissolution of the Company or any assignment by the Company for the benefit of creditors, or any filing by the Company of a petition in bankruptcy; or

               (v) any restructuring, extension, modification, substitution, refinancing or amendment of any indebtedness of the Company.

          (c) Company Call. If, within one year following the date hereof, the Stockholders vote against any Call Event Triggering Transaction (as defined below), the Company shall have the right, for 10 days following the date on which such vote is held, to purchase, and the Stockholders shall be required to sell to the Company, all, but not less than all, of the Equity Securities held by the Stockholders at a per share cash price equal to the Call Event Trigger Price (as defined below). The Company may exercise such right by delivering to each Stockholder, within such 10-day period, a written notice stating that the Company has irrevocably agreed to purchase in cash all (but not less than all) of the Equity Securities held by the Stockholders at the Call Event Trigger Price upon the terms and conditions set forth in this Section 1.3(c). The closing with respect to the purchase of Equity Securities by the Company pursuant to this Section 1.3(c) shall be on a mutually determined closing date which shall not be more than 15 days after the date on which the Company's written notice referred to above is delivered to the Stockholders. The closing shall be held at 10:00 A.M., local time, at the principal office of the Company, or at such other time or place as the parties mutually agree. On such closing date, each

Stockholder shall deliver (i) certificates representing the shares of Equity Securities being sold, free and clear of any lien, claim or encumbrance, and
(ii) such instruments of transfer and evidence of ownership and authority as the Company may reasonably request. The purchase price shall be paid by the Company to each Stockholder by wire transfer of immediately available funds no later than 2:00 P.M. on the closing date to the account(s) designated by the Stockholders prior to such closing date. For purposes of this Section 1.3(c),
(i) the term "Call Event Triggering Transaction" shall mean any transaction described in Sections 1.3(b)(ii) and 1.3(b)(iii) between the Company, on the one hand, and any Spinco Company (or any other Subsidiary of either the Company or a Spinco Company), on the other; provided that the term "Call Event Triggering Transaction" shall not include any transaction involving any party which is not a Spinco Company (or any other Subsidiary of either the Company or a Spinco Company), (ii) the term "Call Event Trigger Price" shall mean the sum of (x) $344,000,000.00, plus (y) all amounts expended by the Stockholders following the date hereof in connection with the acquisition of Equity Securities other than acquisitions from another Stockholder following the date hereof, minus (z) any net sales proceeds received by the Stockholders following the date hereof in connection with the sale of Equity Securities (other than sales to another Stockholder) following the date hereof.

          Section 1.4.  Loral Option.

          (a) General Provisions Relating to Loral Option. If, within one year following the date hereof, any Option Event Triggering Transaction (as defined below) occurs, Loral shall have the right, within 90 days after the consummation of the Option Event Triggering Transaction, to purchase, and the Company (for purposes of this Section 1.4, all references to the "Company" shall be deemed to include the Surviving Corporation (as defined below), shall be required to sell to Loral, a number of shares of Preferred Stock which would cause Loral to own Equity Securities with Voting Power equal to the Target Percentage (as defined below) of the Total Voting Power immediately after giving effect to the consummation of the Option Event Triggering Transaction, at a per share cash price equal to the Option Event Trigger Price (as defined below). Loral may exercise such right by deliv-ering to the Company, within such 90-day period, a written notice stating that Loral (or any Subsidiary of Loral designated by Loral; for purposes of this Section 1.4, all references to "Loral" shall be deemed to include such designated Subsidiary) has irrevocably agreed to purchase in cash the number of shares of Preferred Stock specified in the preceding sentence, at the Option Event Trigger Price, upon the terms and conditions set forth in this Section
1.4. The closing with respect to the purchase of Preferred Stock by the Company pursuant to this Section 1.4 shall be on a mutually determined closing date which shall not be more than 15 days after the date on which Loral's written notice referred to above is delivered to the Company. The closing shall be held at 10:00 A.M., local time, at the principal office of the Company, or at such other time or place as the parties mutually agree. On such closing date, the Company shall issue to Loral certificates representing the shares of Preferred Stock being sold, which shall be validly issued, fully paid and non-assessable and free and clear of any lien, claim or encumbrance. The purchase price shall be paid by Loral to the Company by wire transfer of immediately available funds no later than 2:00 P.M. on the closing date to the account designated in writing by the Company prior to such closing date. For purposes of this Section 1.4,
(i) the term "Option Event Triggering Transaction" shall mean any transaction described in clauses (ii), (iii) or (iv) of Section 1.3(b) hereof, involving as parties, among others, the Company or any of its Affiliates (other than GTL and Globalstar), on the one hand, and either GTL or Globalstar or any of their respective Subsidiaries, on the other, (ii) the term "Option Event Trigger Price" shall mean a $6.00 per share cash purchase price, subject to adjustment pursuant to the provisions of Section 1.4(b) hereof, (iii) the term "Surviving Corporation" shall mean any successor to the rights and obligations of the Company as a result of or in connection with any Option Event Triggering Transaction, and (v) the term "Target Percentage" shall mean a percentage amount equal to the percentage of the Total Voting Power represented by the Equity Securities held by the Stockholders immediately prior to the closing of the Option Event Triggering Transaction; provided, however, that if there has occurred within the five days preceding such closing an event that diluted the Voting Power of the Equity Securities held by the Stockholders, the Target Percentage shall be determined as of the date five days prior to the closing of such Option Event Triggering Transaction.

          (b) Adjustment of Loral Option Event Trigger Price. The Option Event Trigger Price shall be equitably adjusted from time to time after the date hereof to take into account of any of the following events: (i) if the Company shall pay a dividend or make any other distribution with respect to any Equity Securities which is payable in the form of Equity Securities or in the form of any other Asset (other than normal, periodic cash dividends of the Company),
(ii) if the Company shall subdivide its outstanding common stock, (iii) if the Company shall combine its outstanding common stock into a smaller number of shares, (iv) if the Company shall issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination involving the Company), or (v) in any other similar transaction affecting the Company or the number or value of the outstanding Equity Securities. The parties acknowledge and agree that each such equitable adjustment shall preserve for Loral the economic benefits of the Loral option set forth in Section 1.4(a) above.

          Section 1.5. Globalstar Warrant Put Option. In the event of any of the following transactions (each such transaction, a "Warrant Trigger Event"):

          (i) any merger, consolidation, corporate reorganization or similar transaction involving Globalstar or GTL;

          (ii) any sale, lease, exchange, transfer or other disposition, directly or indirectly, of all or substantially all of the assets of Globalstar or GTL; or

          (iii)  any liquidation or dissolution of Globalstar or GTL;

in which it is proposed that the Globalstar Warrants be converted into cash or the right to receive cash, or any other interest (or the right to receive any other interest) in Globalstar other than common stock thereof the Stockholders shall have the right (the "Limited Warrant Put") to require the Company to purchase the Globalstar

Warrants for a price equal to their Option Privilege Value (as defined below). The Stockholders may exercise the Limited Warrant Put by delivering to the Company, at least 10 days prior to the scheduled closing of the Warrant Trigger Event, a notice to such effect accompanied by appropriate documentation or certificates evidencing the Globalstar Warrants. The Option Privilege Price shall be payable by the Company 10 days after the determination thereof. As used herein, the term "Option Privilege Price" means the greater of (x) the consideration payable in respect of the Globalstar Warrants in the Warrant Trigger Event and (y) the hypothetical fair market value that would be assigned to the Globalstar Warrants at the date of the Warrant Trigger Event assuming (1) that no Warrant Trigger Event were to occur then or at any time prior to the expiration of the Globalstar Warrants, (2) that the Globalstar Warrants would remain outstanding until such expiration in accordance with their terms, exercisable for shares of or interests in the issuer thereof, and (3) that such issuer would remain a public company during such period. The Option Privilege Price shall be determined by an investment banking firm of national standing selected by agreement of the Company and the Stockholders or, failing such agreement, by agreement of Bear Stearns Co. Inc. and Lehman Brothers. Such investment banking firm shall, in determining the Option Privilege Price, give full effect to (i) the spread between the exercise price and the fair market value of the securities into which the Globalstar Warrants are exercisable and
(ii) the value of the "option privilege" in the Globalstar Warrants (that is, the value of the right, without risking any capital, to speculate on and benefit from appreciation in the underlying securities).


                                   ARTICLE II

                             TRANSFER RESTRICTIONS


          2.1. Certain Transactions. Notwithstanding anything contained in this Agreement to the contrary, a Stockholder may without restriction:

               (i) assign, pledge, mortgage, hypothecate, or otherwise encumber or transfer all or any of its

Equity Securities in connection with any bona fide financing arrangement entered into by such person or otherwise in connection with any indebtedness owed by such Stockholder; provided that in the event that the Stockholder in question defaults, the creditor's rights and obligations with respect to the voting and transfer of such Equity Securities and the registration thereof shall be the same as the Stockholder in question had under the provisions of this Agreement and the creditor in question shall be deemed to be a Stockholder under this Agreement for such purposes;

               (ii) transfer any Equity Securities to another Stockholder or any subsidiary or other Affiliate thereof (provided that such subsidiary or Affiliate agrees to be bound to the provisions of this Agreement, upon which such subsidiary or Affiliate shall be entitled to all rights and benefits, and shall be subject to all obligations, of a Stockholder under this Agreement);

               (iii) transfer any Equity Securities pursuant to any registered public offering in connection with the provisions of Article III hereof or pursuant to the provisions of Rule 144 (or any similar provision then in force) under the Securities Act provided that such transfer under Rule 144 or any similar provision meets the volume restrictions set forth in Rule 144 as in effect on the date hereof; or

               (iv) transfer any Equity Securities pursuant to any merger, consolidation, corporate reorganization, restructuring or any other similar transaction affecting the Company or pursuant to any involuntary transfer.

          Section 2.2. Rights Pursuant to a Tender Offer. Each Stockholder (any such Stockholder shall, for purposes of this Section 2.2, be referred to as a "Tendering Stockholder") shall have the right to sell or exchange all its Equity Securities pursuant to a tender or exchange offer for the Equity Securities (an "Offer"). However, during the Term, prior to such sale or exchange, the Tendering Stockholder shall give the Company the opportunity to purchase such Equity Securities in the following manner:

          (i) The Tendering Stockholder shall give notice (the "Tender Notice") to the Company in writing of its intention to sell or exchange Equity Securities in response to an Offer no later than three calendar days prior to the latest time (including any extensions) by which Equity Securities must be tendered in order to be accepted pursuant to such Offer, specifying the amount of Equity Securities proposed to be tendered by the Tendering Stockholder (the "Tendered Shares") and the purchase price per share specified in the Offer at the time of the Tender Notice.

          (ii) If the Tender Notice is given, the Company shall have the right to purchase all, but not less than all, of the Tendered Shares exercisable by giving written notice (an "Exercise Notice") to the Tendering Stockholder at least two calendar days prior to the latest time after delivery of the Tender Notice by which Equity Securities must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) and depositing in any escrow or similar arrangement reasonably acceptable to the Tendering Stockholder, a sum in cash sufficient to purchase all Tendered Shares at the price then being offered in the Offer, without regard to any provision thereof with respect to proration or conditions to the offeror's obligation to purchase. The delivery by the Company of an Exercise Notice and deposit of funds as provided above will, except as provided below, constitute an irrevocable agreement by the Company to purchase, and the Tendering Stockholder to sell, the Tendered Shares in accordance with the terms of this Section 2.2, whether or not the Offer or any other tender or exchange offer (a "Competing Tender Offer") for Equity Securities that was outstanding during the Offer is consummated.

          (iii) The purchase price to be paid by the Company for any Equity Securities purchased by it pursuant to this Section 2.2 shall be the highest price offered or paid in the Offer or in any Competing Tender Offer. For purposes hereof, the price offered or paid in a tender or exchange offer for Voting Shares shall be deemed to be the price offered or paid pursuant thereto, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase. If the purchase price per share specified in the Offer includes any property other than cash (the "Offer Noncash Property"), the purchase price per share at which the Company shall be entitled to purchase all, but not less than all, of the Equity Securities specified in the Tender Notice shall be (y) the amount of cash per share, if any, specified in such Offer (the "Cash Portion"), plus (z) an amount of cash per share equal to the value of the Offer Noncash Property per share (the "Cash Value of Offer Noncash Property"), as determined in good faith by the mutual agreement of the parties hereto, or if the parties cannot agree, by an independent, nationally recognized investment banking firm selected by the Tendering Stockholders and reasonably acceptable to the Company. If the Company exercises its right of first refusal by giving an Exercise Notice, the closing of the purchase of the Equity Securities with respect to such right (the "Closing") shall take place at 3:00 p.m., local time (or, if earlier, two hours before the latest time by which Equity Securities must be tendered in order to be accepted pursuant to the Offer), on the last day on which Equity Securities must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) (the "Last Tender Date"), and the Company shall pay the purchase price for the Equity Securities specified above. The Tendering Stockholder shall be entitled to rescind its Tender Notice at any time prior to the Last Tender Date by notice in writing to the Company; provided that if on or before the Last Tender Date, the Company publicly announces that the Company has approved, proposed or entered into an agreement with respect to (either individually or together with any other persons) a recapitalization, reorganization or business combination with respect to the Company or all or substantially all of its assets, or a self-tender offer, the Tendering Stockholder shall be entitled to rescind its Tender Notice by notice in writing to the Company at any time prior to the Closing on the Last Tender Date. If the Tendering Stockholder rescinds its Tender Notice pursuant to the immediately preceding sentence, the Company's Exercise Notice with respect to such Offer shall be deemed to be immediately rescinded and the Tendering Stockholder's disposition of its Equity Securities in response to the Offer with respect to which the Tender Notice is rescinded or any other Offer shall again be subject to all of the provisions of this Section 2.2.

          (iv) If the Company does not exercise its right of first refusal set forth in this Section 2.2 within the time specified for such exercise by giving an Exercise Notice, then the Tendering Stockholder shall be free to accept, for all its Equity Securities, the Offer with respect to which the Tender Notice was given or any Competing Tender Offer (including any increases and extensions thereof).


                                  ARTICLE III

                              REGISTRATION RIGHTS

          Section 3.1.  Registration Upon Request.

          (a) At any time commencing on the date hereof and continuing thereafter, each Stockholder (any such Stockholder, whether registering securities pursuant to this Section 3.1 or Section 3.2, shall be referred to as a "Registering Stockholder") shall have the right to make written demand upon the Company, on not more than five separate occasions (subject to the provisions of this Section 3.1), to register under the Securities Act, any common stock or other securities of the Company held by it (the securities subject to such demand hereunder or subject to the provisions of Section 3.2 being referred to in each case as the "Subject Securities"), and the Company shall use its best efforts to cause such securities to be registered under the Securities Act as soon as reasonably practicable so as to permit the sale thereof promptly; provided that each such demand shall cover at least ________ shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events after the date hereof). In connection therewith, the Company shall prepare, and as soon as reasonably practicable but in no event later than 90 days of the receipt of the request, file, on Form S-3 if permitted or otherwise on the appropriate form, a registration statement under the Securities Act to effect such registration. Such registration shall be effected in accordance with the intended method or methods of disposition specified by the Registering Stockholders (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities
Act). Each Registering Stockholder agrees to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Securities Act and the SEC and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriter shall be selected by the Registering Stockholders and shall be reasonably satisfactory to the Company. Notwithstanding the foregoing, the Company (i) shall not be obligated to prepare or file more than one registration statement other than for purposes of a stock option or other employee benefit or similar plan during any twelve-month period,
(ii) shall be entitled to postpone for a reasonable period of time (but in no event later than 60 days), the filing of any registration statement otherwise required to be prepared and filed by the Company if (A) the Company is, at such time, conducting or about to conduct an underwritten public offering of securities and is advised by its managing underwriter or underwriters in writing (with a copy to the Registering Stockholders), that such offering would, in its or their opinion, be materially adversely affected by the registration so requested, or (B) the Company determines in its reasonable judgment and in good faith that the registration and distribution of the Subject Securities would interfere with any announced or imminent material financing, acquisition, disposition, corporate reorganization or other material transaction of a similar type involving the Company. In the event of such postponement, the Registering Stockholders shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of registrations to which the Registering Stockholders are entitled pursuant to this Section 3.1).

          (b) The Company shall not grant to any other holder of its securities, whether currently outstanding or issued in the future, any incidental or piggyback registration rights with respect to any registration statement filed pursuant to a demand registration under this Section 3.1 and without the prior consent of the Registering Stockholders, the Company will not itself, and will not permit any other holder of its securities to, participate in any offering made pursuant to a demand registration under this Section 3.1. The Company may grant to other holders of its securities incidental or piggyback registration rights on a primary offering by the Company which are no more favorable to such holders than the provisions set forth in Section 3.2 are to the Stockholders. If the Registering Stockholders consents to the inclusion of offers and sales of any other securities in a registration pursuant to this
Section 3.1 and the underwriter(s) retained in connection with such registration subsequently advise the Registering Stockholders that such offering would be adversely affected by the inclusion of such other securities, the Registering Stockholders may in their sole discretion exclude all or some of such securities from such registration.

          (c) Any registration requested by any Registering Stockholder pursuant to this Section 3.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 3.1), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by the Registering Stockholders and, as a result thereof, the Subject Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such registration does not occur. Any registration effected pursuant to Section
3.2 shall not be deemed to have been requested by a Registering Stockholder for purposes of this Section 3.1.

          Section 3.2. Incidental Registration Rights. If the Company proposes to register any of its Equity Securities under the Securities Act for its own account

(other than (i) pursuant to Section 3.1 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, and (iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation), the Company shall, as promptly as practicable, give written notice to the Registering Stockholders of the Company's intention to effect such registration. If, within 15 days after receipt of such notice, a Registering Stockholder submits a written request to the Company specifying the amount of Equity Securities that it proposes to sell or otherwise dispose of in accordance with this Section 3.2, the Company shall use its best efforts to include the securities specified in the Registering Stockholder's request in such registration. If the offering pursuant to such registration statement is to be made by or through underwriters, the managing underwriters shall be chosen by the Company and shall be reasonably satisfactory to the Registering Stockholders and the Company, and the Registering Stockholders and such underwriter shall execute an underwriting agreement in customary form. If the managing underwriter reasonably determines in good faith and advises the Registering Stockholders in writing that the inclusion in the registration statement of all the Equity Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered, then the Company and the Registering Stockholders shall negotiate in good faith to agree upon an equitable adjustment in the number or amount of securities of each to be included in such underwriting (provided that in the event that the Company and the Registering Stockholders are unable to agree upon an equitable adjustment in the number or amount of securities of each to be included in such underwriting, then the number of securities which the Company and the Registering Stockholders propose to register shall be reduced pro rata (based upon the respective market values of each party's respective share of the total number of securities proposed to be registered). No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any registration upon request under Section 3.1. If the Registering Stockholders are permitted to participate in a proposed offering pursuant to this Section 3.2, the Company thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder. Any underwriters participating in a distribution of the Subject Securities pursuant to Sections
3.1 and 3.2 hereof shall use all reasonable efforts to effect as wide a distribution as is reasonably practicable, and in no event shall any sale of Subject Securities be made knowingly to any person (including its Affiliates and any group in which that person or its Affiliates shall be a member, or the Registering Stockholders or the underwriters know of the existence of such a group or Affiliate) that, immediately prior to giving effect to any such sale, beneficially owned Equity Securities representing five percent (5%) or more of the Total Voting Power. The Registering Stockholders and the Company shall use all reasonable efforts to secure the agreement of the underwriters, in connection with any underwritten offering of its Equity Securities, to comply with the foregoing.

          Section 3.3. Registration Mechanics. (a) In connection with any offering of Subject Securities registered pursuant to Section 3.1 or 3.2 herein, the Company shall (i) furnish to the Registering Stockholders such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as any Registering Stockholder may reasonably request; (ii)(A) use its best efforts to register or qualify the Subject Securities covered by such registration statement under such blue sky or other state securities laws for offer and sale as the Registering Stockholders shall reasonably request and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 3.3; (iii) use its best efforts to cause all Subject Securities covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary, in the opinion of counsel to the Registering Stockholders, to enable the

Registering Stockholders to consummate the disposition of such Subject Securities; (iv) notify the Registering Stockholders any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of the Company's Board of Directors as to whether to permit sales under such registration statement), at the request of any Registering Stockholder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; (vi) use its best efforts to list the Subject Securities covered by such registration statement on the New York Stock Exchange or on any other Exchange on which the Subject Securities are then listed, if required by the rules of any such Exchange; (vii) use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering matters of the type customarily covered by such letters as may be reasonably requested by the Registering Stockholders, in the event of a registration effected pursuant to Section 3.1 hereof; (viii) execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Registering Stockholders reasonably request in order to effect an underwritten public offering; and (ix) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to each Registering Stockholder and its counsel copies of such documents. In connection with any offering of Subject Securities registered pursuant to Section 3.1 or 3.2, the Company shall (x) furnish to the underwriter, if any, unlegended certificates representing ownership of the Subject Securities being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Securities to release any stop transfer orders with respect to such Subject Securities. Upon any registration becoming effective pursuant to Section 3.1, the Company shall use its best efforts to keep such registration statement current for a period of 60 days (or 90 days, if the Company is eligible to use a Form S-3, or successor form) or such shorter period as shall be necessary to effect the distribution of the Subject Securities.

          (b) Before filing with the SEC any registration statement referred to herein or any amendments or supplements thereto, the Company shall furnish to the Registering Stockholders or their respective counsel copies of all such documents proposed to be filed, in order to give the Registering Stockholders or their respective counsel sufficient time to review such documents, and such documents may thereafter be filed subject to any timely and reasonable comments of the Registering Stockholders or their respective counsel. The Company shall
(i) deliver promptly to the Registering Stockholders or their respective counsel copies of all written communications between the Company and the SEC relating to the registration statement, and (ii) advise the Registering Stockholders or their respective counsel promptly of, and provide the Registering Stockholders or their respective counsel with the opportunity to participate in (to the extent reasonably practicable), all telephonic and other non-written communications between the Company and the SEC relating to such registration statement. The Company shall respond promptly to any comments from the SEC with respect thereto, after consultation with the Registering Stockholders or their respective counsel, and shall take such other actions as shall be reasonably required in order to have each such registration statement declared effective under the Securities Act as soon as reasonably practicable following the date hereof.

          (c) Each Registering Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (iv) of this Section 3.3, it will forthwith discontinue its disposition of Subject Securities pursuant to the registration statement relating to such Subject Securi-ties until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (iv) of this Section 3.3 and, if so directed by the Company, will deliver to the Company all copies (other than permanent file copies) then in its possession of the prospectus relating to such Subject Securities current at the time of receipt of such notice. If any Registering Stockholder's disposition of Subject Securities is discontinued pursuant to the foregoing sentence unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Subject Securities by the Registering Stockholder for an aggregate of 60 days (or 90 days, if the Company is eligible to use a Form S-3, or successor form), whether or not consecutive, the registration statement shall not be counted for purposes of determining the number of registrations to which the Registering Stockholders are entitled pursuant to Section 3.1.

          Section 3.4. Expenses. The Registering Stockholders shall pay all agent fees and commissions and underwriting discounts and commissions related to Subject Securities being sold by the Registering Stockholders and the fees and disbursements of its counsel and accountants and the Company shall pay all fees and disbursements of its counsel and accountants in connection with any registration pursuant to this Article III. All other fees and expenses in connection with any registration statement (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws) shall (i) in the case of a registration pursuant to Section 3.1, be borne equally by the Registering Stockholders and the Company and (ii) in the case of a registration pursuant to
Section 3.2, be shared pro rata based upon the respective market values of the securities to be sold by theCompany, the Registering Stockholders and any other holders participating in such offering; provided that the Registering Stockholders shall not be obligated to pay any expenses relating to work that would otherwise be incurred by the Company including, but to limited to, the preparation and filing of periodic reports with the SEC.

          Section 3.5. Indemnification and Contribution. (a) In the case of any offering registered pursuant to this Article III, the Company agrees to indemnify and hold each Registering Stockholder, each underwriter, if any, of the Subject Securities under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively "Losses"), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Securities (as amended if the Company shall have filed with the SEC any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Securities (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the indemnification contained in this Section 3.5 shall not apply to such Losses which shall arise primarily out of or shall be based primarily upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Registering Stockholders or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

          (b) In the case of each offering registered pursuant to this Article III, the Registering Stockholders and each underwriter, if any, participating therein shall agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, severally to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and executive officers of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Registering Stockholders or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

          (c) Each party indemnified under this Section 3.5 shall, promptly after receipt of notice of the commencement of any claim ("Claim") against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such Claim which it may have to such indemnified party on account of the indemnity contained in this Section 3.5, unless (and only in the event) the indemnifying party was materially prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any Claim in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party by notifying the indemnified party in writing of such election within 10 days after receipt of the indemnified party's initial notice of the Claim, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel). If the indemnifying party undertakes to defend against such Claim within such 10-day period, the indemnifying party shall control the investigation, defense and settlement thereof; provided that (i) the indemnifying party shall use its reasonable efforts to defend and protect the interests of the indemnified party with respect to such Claim, (ii) the indemnified party, prior to or during the period in which the indemnifying party assumes control of such matter, may take such reasonable actions as the indemnified party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the indemnified party's rights to defense and indemnification pursuant to this Agreement, and
(iii) the indemnifying party shall not, without the prior written consent of the indemnified party, consent to any settlement which (A) imposes any Liabilities on the indemnified party (other than those Liabilities which the indemnifying party agrees to promptly pay or discharge), and (B) with respect to any non-monetary provision of such settlement, would be likely, in the indemnified party's reasonable judgment, to have an adverse effect on the business operations, assets, properties or prospects of any Stockholder (in the event that a Registering Stockholder or any of its Affiliates is the indemnified party), or the Company (in the event that the Company is an indemnified party), or such indemnified party. If the indemnifying party does not undertake within such 10-day period to defend against such Claim, then the indemnifying party shall have the right to participate in any such defense at its sole cost and expense, but the indemnified party shall control the investigation, defense and settlement thereof (provided that the indemnified party may not settle any such Claim without obtaining the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld by the indemnifying party; provided that in the event that the indemnifying party is in material breach at such time of the provisions of this Section 3.5, then the indemnified party shall not be obligated to obtain such prior written consent of the indemnifying party) at the reasonable cost and expense of the indemnifying party

(which shall be paid by the indemnifying party promptly upon presentation by the indemnified party of invoices or other documentation evidencing the amounts to be indemnified). In addition to the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which the indemnified party could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

          (d) If the indemnification provided for in this Section 3.5 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 3.5 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations.
The relative benefit shall be determined by reference to, among other things, the amount of proceeds received by each party from the offering to which such contribution relates. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in this
Section 3.5 was available to such party.

          (e) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 3.6. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder, make publicly available other information), and it will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Subject Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

     SECTION 3.7. Holdback Agreement. The Company agrees that it and its Affiliates will not effect any sale, offer for sale, or grant any option to purchase any shares of common stock (or securities convertible into or exchangeable or exercisable for common stock) (collectively, "Sales") during the 10-day period prior to, and the 90-day period (or such longer period, not to exceed 120 days, as the managing underwriter(s) therefor determines) beginning on the effective date of a registration statement filed pursuant to Section 3.1 without the consent of such managing underwriter(s). The Stockholders agree not to effect any Sales during the 10-day period prior to, and the 90-day period (or such longer period, not to exceed 120 days, as the managing underwriter(s) therefor determines) beginning on the effective date of a registration statement relating to a primary offering (other than one described in clauses (i), (ii) or (iii) of the first sentence of Section 3.2 hereof) without the consent of such managing underwriter(s); provided that this sentence shall be of no force and effect if the Company effects a Sale or files any registration statement for the benefit of any other party during such 120-day period.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

     SECTION 4.1. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Stockholders as follows:

          (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (b) The execution, delivery and performance of this Agreement by the Company does not and will not contravene or conflict with or constitute a default under the Company's Certificate of Incorporation or By-laws or any of its material Contracts.

          (c) Immediately after giving effect to both the Restructuring and the Distribution (including, without limitation, after giving effect to the distribution of shares of Spinco Common Stock to the holders of common stock of Loral and the holders of options with respect to common stock of Loral, who or which may be entitled to receive shares of Spinco Common Stock pursuant to or in connection with the Distribution Agreement, the Merger Agreement or otherwise), (i) the Company's authorized capital stock shall consist of ________ shares of Spinco Common Stock and ________ shares of Preferred Stock, of which ________ shares of Spinco Common Stock and ________ shares of Preferred Stock shall be issued and outstanding, (ii) Loral will be the record and beneficial owner of _______ shares of Preferred Stock, all of which will be validly issued and fully paid and nonassessable and all of which will be free of all Liens, (iii) except for the shares of Spinco Common Stock and the shares of Preferred Stock specified in clause (i) above, there will be no other Equity Securities, and (iv) the Wing Stockholders will hold, in the aggregate, at least twenty percent (20%) of the Total Voting Power.


                                   ARTICLE V

                                     TERM

          Section 5.1. Term. The term (the "Term") of this Agreement shall commence on the date hereof and shall continue until the earlier of (x) the date on which the Voting Power of the Equity Securities, on a fully diluted basis, beneficially owned by Loral and its Affiliates shall represent less than five percent (5%) of the Total Voting Power, (y) the seventh anniversary of the date hereof, or (z) a Change of Control (as defined in Section 1.1(c) above). Upon expiration of the Term, the provisions of this Agreement shall terminate, and be of no further force or effect, automatically without any further action on the part of any parties hereto; provided that the provisions of Articles III and VI shall continue without regard to the term limitation set forth in this sentence; provided further that no such termination shall relieve any party of any liability to the other parties hereto, to the extent such liability is incurred prior to the expiration of the Term.

                                  ARTICLE VI

                                 MISCELLANEOUS

          Section 6.1. Certain Restrictions. The Company shall not take or recommend to its stockholders any action, including any amendment of its Certificate of Incorporation, By-laws or stockholder rights plan, if any, which would impose restrictions applicable to Loral and not to other securityholders generally based upon the size of Loral' security holdings, the business in which it is engaged or other considerations applicable to it and not to securityholders generally. In addition, the Company shall not take or recommend to its stockholders any action, including any amendment of its Certificate of Incorporation, By-laws or stockholder rights plan, if any, which would likely adversely affect in any material respect, either directly or indirectly, any of the rights or obligations of the Stockholders under the provisions of this Agreement.

          The Stockholders agree that the Company may adopt a stockholders rights plan similar to the stockholders rights plan adopted by Loral except that Loral (and its Affiliates and associates) shall not be deemed to be an "Acquiring Person" unless Loral and its Affiliates become the beneficial owner of 25% or more of the outstanding shares of common stock of the Company.

          Section 6.2. Entire Agreement. This Agreement and the Restructuring Agreement (including the schedules and exhibits and the agreements and other documents referred to therein, including, without limitation, the Tax Sharing Agreement and the Transition Services Agreements) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

          Section 6.3. Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by the Stockholders and the Company in connection with consummating such party's obligations hereunder or otherwise shall be paid by the party incurring such cost or expense.

          Section 6.4. Access to Information. During the Term, the Company shall provide to each Stockholder reasonable access to the books and records of the Company and its subsidiaries during the regular business hours of the Company and such subsidiaries, following the Company's receipt of a written notice from such Stockholder requesting such access; provided that the Company shall not be required to provide any confidential information if the Company reasonably determines that the providing of such information would result in (x) a violation of applicable antitrust laws or (y) create a substantial likelihood of a significant adverse effect on the Company; provided, further, that the Stockholder shall keep confidential any confidential information disclosed to it except as required by law, service of process, interrogatories, or similar legal process, and except for any such information which becomes publicly available through no fault of the Stockholder.

          Section 6.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (EXCEPT IN THOSE CIRCUMSTANCES WHERE THE CORPORATE LAW OF THE COMPANY'S JURISDICTION OF ORGANIZATION REQUIRES THE APPLICATION OF THE LAW OF THE COMPANY'S JURISDICTION OF ORGANIZATION WITH RESPECT TO A PARTICULAR MATTER).

          Section 6.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  If to any of the Stockholders, to:

                    Loral Corporation
                    c/o Lockheed Martin Corporation
                    6801 Rockledge Drive
                    Bethesda, MD  20817
                    Telephone:  (301) 897-6125
                    Telecopy No.:  (301) 897-6333
                    Attention:  General Counsel

               and to:

                    Skadden, Arps, Slate, Meagher
                      & Flom
                    919 Third Avenue
                    New York, New York  10022
                    Telephone:  (212) 735-3000
                    Telecopy No.:  (212) 735-2000
                    Attention:  Peter Allan Atkins, Esq.
                                Lou R. Kling, Esq.

               and to:

                    O'Melveny & Myers
                    153 E. 53rd Street
                    New York, New York  10022
                    Telephone:  (212) 326-2000
                    Telecopy No.:  (212) 326-2160
                    Attention:  C. Douglas Kranwinkle, Esq.
                                Jeffrey J. Rosen, Esq.

          (b)  If to the Company, to:

                    Loral Space & Communications Corporation
                    600 Third Avenue
                    New York, New York
                    Telephone:  (212) 697-1105
                    Telecopy No.:  (212) 602-9805
                    Attention:  General Counsel
               with a copy to:

                    Willkie Farr & Gallagher
                    153 E. 53rd Street
                    New York, New York  10022
                    Telephone:  (212) 821-8000
                    Telecopy No.:  (212) 821-8111
                    Attention:  Robert B. Hodes, Esq.
                                Bruce R. Kraus, Esq.

          In addition to providing any notice required to be given by the Company pursuant to its Certificate of Incorporation in the manner specified therein, the Company shall send to each Stockholder by telecopy in accordance with this Section 6.6 a copy of each such notice.

          Section 6.7. Successors and Assigns; Reclassifications; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto (which consent may not be unreasonably withheld), except that any party shall have the right, without the consent of any other party hereto, to assign all or a portion of its rights, interests and obligations hereunder to one or more direct or indirect subsidiaries, but no such assignment of obligation shall relieve the assigning party from its responsibility therefor. In the event of any recapitalization or reclassification of any Equity Securities, or any merger, consolidation or other transaction with like effect, the securities issued in replacement or exchange for such Equity Securities shall be deemed Equity Securities hereunder. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that the indemnified parties referred to in Section 3.5 hereof are intended to be third party beneficiaries of the provisions of Section 3.5 hereof, and shall have the right to enforce such provisions as if they were parties hereto.

          Section 6.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 6.9. Further Assurances. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          Section 6.10. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless otherwise specified in this Agreement, all references in this Agreement to "days" shall be deemed to be references to calendar days.

          Section 6.11. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          Section 6.12. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that all suits, actions or other legal proceedings arising out of this Agreement or any of the transactions contemplated hereby (a "Suit") shall be brought and adjudicated solely in the United States District Court for the District of Delaware, or, if such court will not accept jurisdiction, in the Delaware Chancery Court or any court of competent civil jurisdiction sitting in New Castle County, Delaware, (b) submits to the non-exclusive jurisdiction of any such court for the purpose of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claims that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, summons, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6.6 hereof and agrees that any such form of service shall be effective in connection with any such Suit; provided that nothing contained in this Section 6.12 shall affect the right of any party to serve process, pleadings, notices or other papers in any other manner permitted by applicable Law.

          Section 6.13. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any court referred to in Section 6.12 hereof.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.


                                         LORAL CORPORATION


                                         By:______________________________
                                            Name:
                                            Title:


                                         LORAL SPACE & COMMUNICATIONS
                                           CORPORATION


                                         By:______________________________
                                            Name:
                                            Title:

                                                                     EXHIBIT A-1
                                                                     -----------

           GLOBALSTAR WARRANT - SUMMARY TERM SHEET - PRINCIPAL TERMS
           ---------------------------------------------------------

          Reference is hereby made to (x) the Restructuring, Financing and Distribution Agreement dated as of January 8, 1996 (the "Restructuring Agreement") among Lockheed Martin Corporation, Loral Corporation, Spinco and the other parties thereto, and (y) the Globalstar Warrant Memorandum (as defined in the Restructuring Agreement). All capitalized terms which are not otherwise defined herein shall have the meanings ascribed to such terms in the Restructuring Agreement.

Issuer: Globalstar Telecommunications Limited or, if not available, Globalstar L.P. (the "Company").

Issued To:  Guarantors

No. of Shares: As set forth in the Globalstar Warrant Memorandum, subject to adjustment based on the antidilution provisions described below. (If issuer is Globalstar L.P., the term "shares" will refer to L.P. interests.)

Warrant Exercise Price: As set forth in the Globalstar Warrant Memorandum, subject to adjustment based on the antidilution provisions described below.

Acceleration of Vesting: In the event the Company merges with or into another company (unless the warrants continue to represent the rights to purchase equity in the surviving company on the same terms, except for equitable adjustment of price and number of shares purchasable), sells all or substantially all of its assets, liquidates, etc., the Company must give notice to the holder prior to the consummation of the transaction and must give the holder the option of exercising the warrant prior to consummation of such transaction.

Antidilution Events:

          . Stock Splits, Recaps, etc. - will result in increased number of Warrant Shares (unless reverse split, etc.)

          . Rights, Options, Warrants, Convertible Securities - will result in increased number of Warrant Shares pursuant to a prescribed formula, but only to the extent that such shares, rights, options, warrants or convertible securities are issued or distributed generally to all holders of the Common Stock.

          . Issuance of Common Stock at Lower Values - if shares are issued below the then current fair market value of such shares, adjustment will be made on a proportionate basis pursuant to a prescribed formula, but only to the extent that such shares, rights, options, warrants or convertible securities are issued or distributed generally to all holders of the Common Stock.

          . Extraordinary Distributions/Stock Dividends -extraordinary cash dividends (over 10% of current market value on record date), distributions of properties, assets, etc. in partial liquidation and stock dividends will result in adjustment.

          . Distributions of Debt - Warrant Shares subject to adjustment in accordance with a prescribed formula.

          .  Distributions includes repurchases and redemptions.

Registration Rights on Warrant Shares:  Customary

                                                                       EXHIBIT B
                                                                       ---------

                                                                      WF&G Draft
                                                                          1/8/96

                           CERTIFICATE OF DESIGNATION

                                       OF

                SERIES A NON-VOTING CONVERTIBLE PREFERRED STOCK

                                       OF

                   LORAL TELECOMMUNICATIONS ACQUISITION, INC.

                       Pursuant to Section 151(g) of the
                General Corporation Law of the State of Delaware


     The undersigned, Senior Vice President of Loral Telecommunications Acquisition, Inc., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, hereby certifies that pursuant to authority vested in the Board of Directors of the Corporation by the provisions of its Certificate of Incorporation, the Board of Directors has duly adopted the following resolution creating a series of Preferred Stock of the Corporation designated as the Series A Non-Voting Convertible Preferred Stock:

     WHEREAS, the Certificate of Incorporation of the Corporation authorizes __________ shares of capital stock, of which 1,000 shares are authorized as Common Stock, $.01 par value per share ("Common Stock"), and __________ shares are authorized as Preferred Stock, $.01 par value per share ("Preferred Stock"); and

     WHEREAS, the Certificate of Incorporation of the Corporation authorizes the Board of Directors to provide for the issuance of shares of Preferred Stock in series and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof;

     NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the Certificate of Incorporation, the Board of Directors hereby fixes the designation and preferences and relative rights, qualifications, limitations and restrictions of a series of Preferred Stock.

     RESOLVED, that each share of Preferred Stock described herein shall rank equally in all respects and shall be subject to the following provisions:

     (1) Number and Designation. ______ shares of Preferred Stock of the Corporation shall be designated as Series

A Non-Voting Convertible Preferred Stock (the "Series A Preferred Stock").

          (2) Dividends and Distributions. (a) Subject to paragraphs (2)(b) and (4) below, the Corporation shall pay, and the holders of shares of Series A Preferred Stock shall be entitled to receive, and to share equally and ratably, share for share with the Common Stock, in such dividends and distributions on the Common Stock or the Series A Preferred Stock as may be declared from time to time by the Board of Directors, whether payable in cash, property or securities of the Corporation. The record date for determining the holders of Series A Preferred Stock entitled to receive dividends and distributions shall be the same as the record date for determining the holders of Common Stock entitled to receive dividends and distributions. Dividends and distributions shall be paid to the holders of Series A Preferred Stock entitled to receive such dividends and distributions at the close of business on the date on which such dividends and distributions are paid or made by the Corporation in respect of the Common Stock.

          (b) In the event that the Corporation declares and pays a dividend or makes any distribution on its Common Stock in the form of (x) shares of additional Common Stock, (y) options, warrants or rights to acquire Common Stock or (z) other securities of the Corporation convertible into or exchangeable for Common Stock, the holders of the Series A Preferred Stock shall receive in lieu of such securities: (1) an equal number of shares of additional Series A Preferred Stock, in the case of clause (x) above; (2) options, warrants or rights to acquire an equal number of additional shares of Series A Preferred Stock on terms otherwise identical to such options, warrants or rights distributed to the holders of Common Stock, in the case of clause (y) above; and
(3) securities convertible into or exchangeable for an equal number of shares of Series A Preferred Stock on terms otherwise identical to the convertible or exchangeable securities distributed to the holders of Common Stock, in the case of clause (z) above.

          (c) All dividends or distributions paid with respect to shares of the Series A Preferred Stock shall be paid pro rata to the holders entitled thereto.

          (d) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratable proportionate amount of all dividends and other distributions accruing, paid or made with respect to each outstanding share of Series A Preferred Stock and all such dividends and other distributions with respect to such outstanding fractional shares shall be payable in the same manner and at such times as provided for in paragraphs (2)(a), (2)(b) and (4) hereof with respect to dividends and other distributions on each outstanding share of Series A Preferred Stock.

          (3) Voting Rights. (a) Except as otherwise set forth herein and as otherwise provided by law, the holders of the Series A Preferred Stock shall not be entitled to vote on any matter relating to the business or affairs of the Corporation and shall not be included in determining the number of Shares voting or entitled to vote on any such matters.

          (b) Notwithstanding the foregoing, each issued and outstanding share of Series A Preferred Stock shall be entitled to one vote for each share of Common Stock into which such share of Series A Preferred Stock is convertible, and shall be included as aforesaid in the number of shares voting and entitled to vote with respect to the following matters presented to the stockholders of the Corporation for their action or consideration:

          i) any amendment to or modification or repeal of any provision of the Corporation's Certificate of Incorporation or By-laws (or similar organizational documents);

          ii) any merger, consolidation, corporate reorganization or similar transaction involving the Corporation;

          iii) any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all of the assets of the Corporation or any of its Affiliates;

          iv) any plan or proposal for the liquidation or dissolution of the Corporation or any assignment by the Corporation for the benefit of creditors, or any filing by the Corporation of a petition in bankruptcy; or

          v) any restructuring, extension, modification, substitution, refinancing or amendment of any indebtedness of the Corporation.

Except as otherwise provided herein or by law, the holders of the Series A Preferred Stock shall vote together with the holders of the Common Stock as a single class.

          (c) In addition to the voting rights set forth above, the consent of the holders of at least a majority of the shares of the Series A Preferred Stock at the time outstanding, voting together as a single class, shall be necessary for any amendment to the Certificate of Incorporation or By-laws of the Corporation, if such amendment would adversely affect the rights, powers, privileges or preferences of the Series A Preferred Stock.

          (4) Rights on Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Series A Preferred Stock then outstanding shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock by reason of their ownership thereof, an amount equal to $.01 per share for each outstanding share of Series A Preferred Stock. If upon the occurrence of such event the assets thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock. After the payment or distribution to the holders of the Series A Preferred Stock of such preferential amount, the holders of the Series A Preferred Stock and the Common Stock then outstanding shall be entitled to receive ratably (based, in the case of the Series A Preferred Stock, on the number of shares of Common Stock into which such Series A Preferred Stock was last convertible) all remaining assets of the Corporation to be distributed.

     (5) Conversion. (a) Each share of Series A Preferred Stock may be converted, at the option of the holder thereof, at any time (i) after the HSR Clearance Date or (ii) upon the transfer (in accordance with the provisions of the Stockholders Agreement) of such share of Series A Preferred Stock to a Person other than a Stockholder or any Affiliate thereof, in the manner hereinafter provided, into one (subject to any adjustment required below) fully paid and nonassessable share of Common Stock; provided, however, that on any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the business day immediately preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of the Series A Preferred Stock.

     (b) Each conversion of shares of Series A Preferred Stock into shares of Common Stock shall be effected by the prior written notice thereof by the holder of the Series A Preferred Stock and the surrender of the certificates representing the shares to be converted at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Preferred Stock as shown on the books of the Corporation) at any time during normal business hours. Such notice shall state the name or names (with addresses) and denominations in which the certificate or certificates for such shares of Common Stock are to be issued and shall include instructions for reasonable delivery thereof. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificates have been surrendered and such notice has been received. At such time, the rights of the holder of the surrendered Series A Preferred Stock as such holder shall cease, and the Person in whose name the certificates for shares of Common Stock will be issued upon such conversion shall be deemed to have become the holder of record of the Common Stock represented thereby.

     (c) Promptly after the surrender of the certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (i) the certificates for the shares of Common Stock issuable upon such conversion and (ii) certificates representing any surrendered shares of Series A Preferred Stock which were delivered to the Corporation in connection with such conversion but which were not requested to be converted and, therefore, were not converted.

     (d) The issuance of certificates for Common Stock upon conversion of Series A Preferred Stock shall be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Common Stock; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock being converted.

     (e) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series A Preferred Stock, such number of shares of Common Stock issuable upon conversion of all outstanding Series A Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirement of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

     (f) The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series A Preferred Stock. The Corporation shall assist and cooperate with any holder of Series A Preferred Stock required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Series A Preferred Stock hereunder (including, without limitation, making any filings required to be made by the Corporation).

     (6) Stock Splits; Adjustments. (a) If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, the outstanding shares of the Series A Preferred Stock shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all conversion and voting rights of the Series A Preferred Stock hereunder.

          (b) If the Corporation shall issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination involving the Corporation), or in any other similar transaction affecting the Corporation or the number or value of Common Stock outstanding, effective provision shall be made for the protection of all conversion and voting rights of the Series A Preferred Stock hereunder.

          (7) General Provisions. (a) The term "Affiliate" as used herein shall have the meaning set forth in the Stockholders Agreement.

          (b) The term "Antitrust Authority" as used herein shall have the meaning set forth in the Stockholders Agreement.

          (c) The terms "HSR Clearance Date" and "HSR Act" as used herein shall have the meanings set forth in the Stockholders Agreement.

          (d) The term "Person" as used herein means an individual or a corporation, partnership, association, trust or any other entity or organization.

          (e) The term "outstanding," when used herein with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation.

          (f) The term "Stockholders Agreement" as used herein means that certain Stockholders Agreement, dated as of _________, 1996, by and among Loral Corporation, Loral Aerospace Holdings, Inc., Loral Aerospace Corp. and Loral Telecommunications Acquisition, Inc.

          (g) The term "Stockholders" as used herein shall have the meaning set forth in the Stockholders Agreement.

          (h) The headings of the paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

          (i) Subject to Section 3 hereof, any right, preference, privilege or power of, or restriction provided for the benefit of, the Series A Preferred Stock set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Corporation and the consent of the holders of not less than a majority of the shares of Series A Preferred Stock then outstanding, and any amendment or waiver so effected shall be binding upon the Corporation and all holders of Series A Preferred Stock.

          IN WITNESS WHEREOF, the undersigned, Senior Vice President of Loral Telecommunications Acquisition, Inc., has signed this Certificate of Designation this ___ day of ____________, 1996 and affirms under penalties of perjury that it is the act and deed of the Corporation and that the facts stated herein are true.

                             LORAL TELECOMMUNICATIONS
                               ACQUISITION, INC.


                              By:____________________________
                                    Michael B. Targoff
                                    Senior Vice President

                                                                  EXHIBITS B & C
                                                                  --------------

          1.   Broad indemnification provisions

          2.   Limitations on and methods for changing size of the board

          3.   Limitations on shareholder rights to:

                    A. act by written consent

                    B. call special meetings

                    C. fill board vacancies

                    D. nominate directors

                    E. propose actions that would facilitate change of
                       control

                    F. remove directors

          4. Lock-ins (supermajority provisions for amending charter and by-laws)

          5.   Shareholder rights plan (Poison pill)

          6.   Staggered board

                                                                       EXHIBIT D
                                                                       ---------

     A shareholder rights plan substantially identical to that of the shareholder rights plan adopted by Loral (as submitted to and approval by the Board of Directors of Loral prior to the date hereof) except that Loral and its affiliates and its associates shall not be deemed to be an "Acquiring Person" unless Loral and its affiliates become the beneficial owner of 25% or more of the outstanding shares of common stock (including securities convertible or exercisable into common stock) of the Company, together with such other changes to the shareholder rights plan as the parties may reasonably agree.

                     EXHIBIT E TO DISTRIBUTION AGREEMENT
                     -----------------------------------


1. The Company Pension Plans

2. The Company Savings Plans

3. The Prior Welfare Plans

4. The SERP